As filed with the Securities and Exchange Commission on November 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NANOFLEX POWER CORPORATION

(Exact name of registrant as specified in its charter)

Florida	4955	46-1904002
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(480) 585-4200

(Address and telephone number of principal executive offices)

Dean L. Ledger

Chief Executive Officer

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(480) 585-4200

(Name, address and telephone number of agent for service)

Copies to:

M. Ali Panjwani, Esq.	Mitchell S. Nussbaum, Esq.
Pryor Cashman LLP	Loeb & Loeb LLP
7 Times Square	345 Park Avenue
New York, NY 10036	New York, NY 10154
Tel: (212) 326-0820	Tel: (212) 407-4159
Fax: (212) 798-6319	Fax: (212) 504-3013

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Shares of common stock, par value $0.0001 per share (2)(3)	$17,250,000.00	$1,999.28
Warrants to purchase shares of common stock (4)	—	—
Shares of common stock issuable upon exercise of the warrants (2)(3)(5)	$21,562,500.00	$2,499.09
Representative’s Warrants to purchase common stock (4)	—	—
Shares of common stock issuable upon exercise of the Representative’s Warrants (2)(6)(7)	$660,000.00	$76.49
Total	$39,472,500.00	$4,574.86	(8)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act. Includes shares that the underwriters have the option to purchase from the registrant to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(3)	Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	No registration fee required pursuant to Rule 457(g) of the Securities Act
(5)	We have calculated the proposed maximum aggregate offering price of the shares of common stock underlying the warrants by assuming that such warrants are exercisable to purchase common stock at a price per share equal to 125% of the expected offering price of our common stock.
(6)	We have agreed to issue warrants exercisable within five years after the effective date of this registration statement representing 4% of the securities issued in the offering, excluding any over-allotment securities (the “Representative’s Warrants”) to Aegis Capital Corp. The Representative’s Warrants are exercisable at a per share price equal to 110% of the common stock public offering price. Resales of the Representative’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Representative’s Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.”
(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act. We have calculated the proposed maximum aggregate offering price of the shares of common stock underlying the Representative’s Warrants by assuming that such warrants are exercisable to purchase shares of common stock at a per share price of 110% of the expected offering price of our common stock, excluding any over-allotment securities.
(8)	Paid herewith.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 30, 2016

            Shares

Common Stock and Warrants

This is a firm commitment public offering of          shares of common stock and warrants of NanoFlex Power Corporation consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of 125% of the public offering price of a share of common stock in this offering. The common stock and warrants are immediately separable and will be issued separately. The warrants are exercisable immediately and will expire five years from the date of issuance.

Our common stock is currently traded on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or OTCQB, under the symbol “OPVS.” Prior to the effectiveness of the registration statement of which this prospectus is a part, we will effect a reverse stock split in a range of between one-for-          and one-for-          , such exact amount to be determined by the Company’s Board of Directors. On November 25, 2016, the last reported sale price for our common stock was $0.75 per share.

We intend to apply to list our common stock and warrants on the NYSE MKT under the symbols “NFP” and “NFPW”, respectively. No assurance can be given that our application will be approved.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 5 to read about the risks you should consider before buying our securities. An investment in our securities is not suitable for all investors. We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution. See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 59 of this prospectus for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to additional shares of common stock and/or additional warrants to purchase up to        shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about         , 2017.

Aegis Capital Corp

NANOFLEX POWER CORPORATION

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation. See the “Underwriting” section of this prospectus. In this prospectus, unless specifically set forth to the contrary, the terms “Company,” “we,” “us,” or “our,” are references to the combined business of (i) NanoFlex Power Corporation, a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”).

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our financial statements and notes thereto that appear elsewhere in this prospectus, before making an investment decision.

Overview

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”) pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). GPEC was founded and incorporated on February 7, 1994 and is engaged in the research, development, and commercialization of advanced configuration solar technologies. Immediately following the closing of the Share Exchange Transaction and as a result, the Company owned 100% of the equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

Our Business

The Company is engaged in the research, development, and commercialization of advanced configuration solar technologies which enable unique thin-film solar cell implementations with what we believe will be industry-leading efficiencies, light weight, flexibility, and low total system cost. Our sponsored research programs at the University of Southern California, the University of Michigan, and Princeton University have resulted in an extensive portfolio of issued and pending patents worldwide covering flexible, thin-film photovoltaic technologies. Pursuant to our license agreement with our university research partners, we have obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from our sponsored research programs. While each patent is issued in the name of the respective university that developed the subject technology, the Company has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being the Company’s patents.

As of November 29, 2016, there were 81 issued patents, 54 pending non-provisional applications and 3 pending provisional applications in the U.S. and 7 pending Patent Cooperation Treaty applications. In addition, in countries and regions outside the U.S., including, but not limited to, China, European Patent Convention, India, Japan, Korea and Taiwan, there were a total of 74 issued patents and 153 pending patent applications. The patent numbers presented exclude issued and pending patents that the Company has identified for abandonment in order to optimize its patent portfolio and reduce unnecessary or redundant costs while still protecting critical technologies. The duration of the issued U.S. and foreign patents is typically 20 years from their respective first effective filing dates.

These patented and patent-pending technologies fall into two general categories – (1) cost reducing and performance-enhancing fabrication processes and device architectures for ultra-high efficiency Gallium Arsenide solar thin films and (2) organic photovoltaic (“OPV”) materials, architectures, and fabrication processes for low cost, ultra-thin solar films offering high quality aesthetics, such as semi-transparency and tinting, and highly flexible form factors. The technologies are targeted at certain broad applications that require high power conversion efficiency, flexibility, and light weight. These applications include: (a) mobile and off-grid solar power generation, (b) building applied photovoltaics (“BAPV”), (c) building integrated photovoltaics (“BIPV”), (d) space vehicles and unmanned aerial vehicles (“UAVs”), (e) semi-transparent solar power generating glazing or windows, and (f) ultra-thin solar films for automobiles or other consumer applications. The Company believes these technologies have been demonstrated in a laboratory environment with our research partners. The Company is currently engaged in product development and commercialization on some of these technologies in collaboration with industry partners and potential customers.

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Our Growth Strategy

The Company’s business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. The Company plans to license or sublicense its intellectual property to industry partners and customers, rather than being a direct manufacturer of its technologies. These manufacturing partners can supply customers directly, from which the Company expects to receive license royalties. Additionally, these manufacturing partners can also serve as a source of solar cell supply for the Company to provide products to customers on its own through a “fab-less” manufacturing model, particularly in the early stages of market development.

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our high efficiency and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

The Company has identified its high efficiency solar technologies as its nearest term market opportunity. A key to reducing the risk to market entry of the Company’s high efficiency technologies by our partners is for us to demonstrate our technologies on their product designs and fabrication processes. To support this joint development, the Company has established its own engineering team and plans to expand this team contingent on its ability to secure sponsored development funding and/or raise the necessary capital. This team is to be tasked with serving several key functions, including working closely with the Company’s sponsored research organizations and its industry partners to integrate and customize our proprietary processes and technologies into the partner’s existing product designs and fabrication processes. In conjunction with facilitating technology transfer, our engineering team will also work closely with downstream partners and customers such as military users for mobile field applications, system integrators, installers, and architects for BAPV and BIPV applications, and engineering, procurement, and construction (“EPC”) companies and project developers for solar farm applications. This customer interaction allows the Company to better understand application specific requirements and incorporate these requirements into its product development cycle.

To support this work, the Company’s engineering team leverages the facilities and equipment at the University of Michigan on a recharge basis, which we believe is a cost effective approach to move the technologies toward commercialization. We believe that this allows our engineering team to work directly with industry partners to acquire early licenses to use our intellectual property without the need for large-scale capital investment in clean room facilities and solar cell fabrication equipment.

The Company is pursuing sponsored development funding to generate revenue in the near-term. Having an established technical team enables us to more effectively pursue and execute sponsored research projects from the Department of Defense (“DoD”), the Department of Energy (“DOE”), and the National Aeronautics and Space Administration (“NASA”), each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency solar technologies for demanding applications.

Another potential revenue source is from joint development agreements (“JDAs”) with existing solar cell manufacturers. Once we are able to initially demonstrate the efficacy of our processes and technologies on partner’s products and fabrication processes, we expect to be in a position where we can sign licenses covering further joint development, IP licensing, solar cell supply, and joint marketing, as applicable. We anticipate that partnerships with one or more of the existing high efficiency solar cell manufacturers can be supported by the Company’s engineering team, and result in near-term revenue opportunities, as we have demonstrated with our current joint development partner.

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Market Opportunity

There are several key trends that we believe are reshaping the future of the global energy mix, including continued rapid growth in the use of solar technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production. These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas. Expectations are building for a concerted global effort to tackle climate change, according to the International Energy Agency’s World Energy Outlook 2016.

Expansion of solar generation worldwide is a necessary component of any serious strategy to mitigate climate change, according to the Massachusetts Institute of Technology Energy Initiative. In recent years, solar costs have fallen substantially and installed capacity has grown very rapidly. Nonetheless, solar energy currently accounts for only about 1% of global electricity generation.

Solar photovoltaics (“PV”) installations have experienced rapid growth over the past several years. According to IHS Technology, global solar installations reached 59 GW in 2015, a 35% increase over 2014, while growth in 2016 is expected to increase a further 17% to 69 GW.

The dominant PV technology, used in approximately 90% of installations, is wafer-based crystalline silicon (“c-Si”), with thin-film technologies, such as cadmium telluride (“CdTe”), copper indium gallium selenide (“CIGS”), and amorphous silicon (“a-Si”), accounting for approximately 10% of the PV market, according to the MIT Energy Initiative. However, current c-Si technologies have inherent technical limitations, including high processing complexity and low intrinsic light absorption, which requires a thick silicon wafer, resulting in rigidity and heavy weight, according to the MIT Energy Initiative. We believe these form factor constraints largely limit the addressable market for crystalline silicon-based solar to rooftop and utility-scale installations, which dominate the current solar power installed base. We plan to initially focus our high efficiency technologies and products on applications that are not well-served by crystalline silicon-based solar panels and rather demand solar solutions with some combination of high power, light weight, and flexibility.

Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480) 585-4200. We maintain our web site at www.nanoflexpower.com. The information on our website or that can be accessed through our website is not a part of, or incorporated in, this prospectus.

Recent Developments

Between November 18, 2016 and November 28, 2016, the Company entered into amendments with certain holders of the Company’s issued and outstanding warrants and convertible promissory notes, pursuant to which such holders have agreed to remove price-based anti-dilution provisions contained in the original securities effective immediately following the execution of the underwriting agreement relating to this offering (the “Anti-Dilution Amendments”). The amendments have resulted in the reduction of the Company’s warrant derivative liabilities and conversion option derivative liabilities from $12,581,604 as of September 30, 2016 to $5,648,773 as of November 28, 2016. The Company expects to further reduce its warrant derivative liabilities and conversion option derivative liabilities by entering into similar amendments with holders of the Company’s issued and outstanding warrants and convertible promissory notes.

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THE OFFERING

Securities offered	Up to shares of common stock and warrants to purchase up to shares of common stock. The warrants are issued separately from the shares of common stock.

Offering price	$ per share of common stock and warrant.

Common stock outstanding before the offering	59,265,087 shares

Common stock to be outstanding after the offering	shares ( shares if the warrants are exercised in full)(1)

Description of the warrants	The warrants will have a per share exercise price equal to 125% of the closing bid price of our common stock on the date of this prospectus. The warrants are exercisable immediately and expire five years from the date of issuance. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Common stock issuable upon exercise of warrants outstanding before the offering	58,957,805 shares

Common stock issuable upon exercise of warrants to be outstanding after the offering	shares

Underwriter’s option to purchase additional shares of common stock and/or warrants in this offer	We have granted the underwriters a 45-day option to purchase, on the same terms and conditions set forth above, up to additional shares of common stock and/or additional warrants to purchase up to shares of common stock.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ (approximately $ if the underwriters exercise their option to purchase additional shares of common stock and warrants in full) based upon an assumed offering price of $ per share, after deducting the underwriting discounts and commissions. We intend to use the net proceeds from this offering to fund development and commercialization of the Company’s high efficiency thin film solar technology; to fund OPV research and development to support future joint development; to maintain and enhance the Company’s IP portfolio; to pay the Company’s accounts payable and accrued liabilities; and for working capital and general corporate purposes. See “Use of Proceeds.”

Market symbol and listing	Our common stock is listed on the OTCQB Marketplace operated by the OTC Markets Group, Inc. under the symbol “OPVS.” We intend to apply to list our common stock and warrants on the NYSE MKT under the symbols “NFP” and “NFPW”, respectively.

Risk Factors

Investing in our securities involves substantial risks. You should carefully review “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in shares of our securities.

(1)	The number of shares of common stock outstanding is based on 59,265,087 shares outstanding as of November 29, 2016 and excludes, as of that date:

●	shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $ per share;
●	13,000 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.54 per share;
●	58,957,805 shares of common stock issuable upon exercise of warrants outstanding prior to this offering, with a weighted average exercise price of $0.71 per share;
●	11,823,589 shares of common stock reserved for future issuance under our 2013 stock option plan;
●	shares of common stock issuable upon the exercise of the underwriters’ over-allotment option to purchase additional shares of common stock and shares of common stock issuable upon the exercise of additional warrants that are issuable upon the exercise of the underwriters’ over-allotment option to purchase additional warrants; and
●	shares of common stock issuable upon exercise of the warrant to be issued to Aegis Capital Corp. (representing 4% of the shares of common stock and warrants sold by us in this offering).

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of common stock.

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RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Cautionary Note Regarding Forward-Looking Statements”. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

There is doubt about our ability to continue as a going concern, which may hinder our ability to obtain financing and force us to cease operations.

The Company has only generated limited revenues to date. In their audit reports for the fiscal years 2015 and 2014, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern. The Company had current liabilities of $25,506,910 and current assets of $116,467 as of December 31, 2015. As of September 30, 2016, the Company had a working capital deficit of $18,983,497 and an accumulated deficit of $207,732,287. We generated revenues of $115,400 for the nine months ended September 30, 2016, and we lack sufficient capital to fund ongoing operations, including our research and development activities and for maintenance of our patent portfolio. The Company has funded its initial operations primarily by way of sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties. We anticipate that we will continue to experience net operating losses as we seek to commercialize our technologies and that the continuation of our business and our ability to service existing liabilities will continue to be dependent primarily on raising capital.

Our net operating losses require that we finance our operations from outside sources through funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. Investors should consider this when determining if an investment in our company is suitable.

Even if we do raise sufficient capital and generate sufficient revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate sufficient profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, our shareholders may lose their entire investment.

We are presently solely dependent on raising capital to maintain the Company, our patent portfolio, research and development activities and efforts to commercialize our technologies.

We are currently in the development stage and have not yet commercialized any of our technologies nor have we licensed any of our technologies or sold any products, and have only generated limited revenues and are solely dependent on raising capital to fund our operations. We currently need to raise capital in order to maintain the Company’s operations, our patent portfolio, research and development activities and efforts to commercialize our technologies, as well as to pay our approximately $4.4 million in outstanding accounts payable and accrued liabilities as of September 30, 2016, excluding derivative liabilities.

There can be no assurance that we will be able to raise the capital that we need or that if we can, that it will be available on terms that are acceptable to the Company and its shareholders or which would not substantially dilute existing shareholders’ interests. If we fail to raise sufficient capital, we will be unable to maintain the Company, or our patents or commercialize our technologies which may result in a total loss of shareholders’ investments.

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We will need additional capital to fund our growth and we may not be able to obtain sufficient capital on reasonable terms and may be forced to limit the scope of our operations.

If adequate additional financing is not available to us, or if available, it is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limit the recruitment and retention of additional key personnel, and (iii) limited acquisitions of businesses and technology. Such limitations could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

The Company has incurred, and expects to continue to incur, significant losses as we seek to commercialize our technologies.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994. We have been a development-stage company since that time, and have only generated limited revenues to date. Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we seek to continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our high efficiency and organic photovoltaics (“OPV”) technologies to support our operations. Our high efficiency and OPV technologies may never be incorporated in any commercial applications. We have encountered and will continue to encounter risks and difficulties frequently experienced by early, commercial-stage companies in rapidly evolving industries. If we do not address these risks successfully, our business will suffer. The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

Our inability to achieve and sustain profitability could cause us to go out of business and for our shareholders to lose their entire investment.

We are a development-stage company, and have only generated limited revenues to date. We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis. If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and our investors’ entire investment may be lost.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of September 30, 2016, we had total indebtedness of approximately $1.7 million. Our substantial indebtedness could have important consequences to our stockholders. For example, it could require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes; increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business; place us at a competitive disadvantage compared to our competitors that have less debt; limit our ability to borrow additional funds, dispose of assets, and make certain investments; and make us more vulnerable to a general economic downturn than a company that is less leveraged.

A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

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Our business could be adversely affected by general economic conditions which may negatively affect our ability to be profitable.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors. Changes in interest rates may increase our costs of capital and negatively affect our ability to secure financing on favorable terms. During economic downturns, we may have greater difficulty in gaining new customers for our products and services. Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

The Company’s access to research facilities, engineers, resources, and equipment depends upon the continued effectiveness of the Company’s sponsored research partnerships, the termination of which could materially impair the Company’s ability to continue its business.

The Company conducts research and development pursuant to sponsored research agreements with the University of Southern California (“USC”) and the University of Michigan (“Michigan”).

The Company’s sponsored research agreement with USC covers basic research related to high efficiency thin film solar technologies and OPV technologies. Michigan is a subcontractor to USC on this research agreement. The agreement extends until January 31, 2021, but is terminable upon 60 days’ prior written notice in the event that, for reasons outside of the terminating party’s control, it becomes infeasible to continue the partnership. Pursuant to this agreement, all intellectual property made jointly by USC, Michigan and Company personnel, or solely by the Company’s personnel using USC or Michigan facilities, resources, equipment, or funds, will be jointly owned by USC, Michigan and the Company.

On August 8, 2016, the Company amended this research agreement with USC, suspending the agreement effective as of August 15, 2016. The amendment was requested by the Company for the purpose of temporarily suspending our OPV-related sponsored research activities to reduce near-term expenditures while it seeks a development partner for OPV commercialization and allow the Company to bring its account with USC current through a payment plan. The suspension is to continue until the date that is 30 days after expenses incurred by USC have been reimbursed by the Company, which expenses will be repaid by the Company to USC in quarterly installments through February 2018, unless earlier repaid by the Company at its option. The amended agreement provides USC with the option to terminate the agreement upon any late installment payments.

The Company’s failure to timely pay any of its installments to USC may result in the termination of its sponsored research agreement with USC. If the agreement is terminated, the Company will no longer have use of USC’s facilities, equipment and resources to research and develop its OPV technologies and our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

The Company established direct agreements with Michigan on June 16, 2016, which were amended on July 21, 2016, to provide engineering support and facility access associated with technology transfer and commercialization of its high efficiency thin film solar technologies. The Company’s failure to timely pay any of its installments to Michigan may result in the termination of its sponsored research agreement with Michigan. If the agreement is terminated, the Company will no longer have use of Michigan’s facilities, equipment and resources to research and develop its high efficiency technologies and our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

The Company’s patents depend upon the continued effectiveness of the Company’s license agreement, the termination of which could materially impair the Company’s ability to continue its business.

Pursuant to that certain License Agreement, as amended, with USC, Michigan and Princeton University, we have obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from our sponsored research programs. If the License Agreement expires or is terminated for any reason, including by the Company’s default or breach thereof, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

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The Company is in arrears on payments to certain critical vendors and may not have sufficient capital to pay such vendors in the future which could negatively impact the Company’s business.

The Company is currently in arrears with regard to payments to certain of its vendors and may not have sufficient capital to pay such vendors in the short term or long term future. If the Company continues to fall behind on these payments and if the Company is unable to ultimately pay its vendors, the vendors may stop providing critical services to the Company. Additionally, if the Company’s vendors remain unpaid they may seek to recover payments owed to them by bringing legal claims for such payments against the Company. The Company may not be able to successfully defend these claims which may lead to the Company being ordered to pay such amounts by a court of lawful jurisdiction which could have a negative effect on the Company’s business operations.

The success of the Company is dependent in part on market acceptance of thin-film solar technology.

The success of the Company’s business is dependent in part on market acceptance of thin-film solar technology. Thin-film technology has a limited operating history making it difficult to predict a level at which the technology is competitive with other energy sources without government subsidies. If thin-film technology performs below expectations or if it does not achieve cost competitiveness with conventional or other solar or non-solar renewable energy sources without government subsidies, it could result in the failure of the technology to be widely adopted in the market. This could significantly affect demand for thin-film solar technologies and negatively impact our business.

The Company may never develop or license a product that uses its high efficiency or OPV technologies.

We have devoted substantially all of our financial resources and efforts to developing our OPV technologies and identifying potential users of our technologies. Development and commercialization of the photovoltaic (“PV”) technologies is a highly speculative undertaking and involves a substantial degree of uncertainty. Neither the Company nor anyone else has developed any product that uses our OPV technologies, nor has the Company licensed its high efficiency or OPV technologies to anyone else who has developed such a product. The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV technologies and may never license our high efficiency or OPV technologies to anyone. Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, it is not developed to meet industry standards, or because no market for the product is identified, or otherwise.

Our business is based on new and unproven technologies, and if our high efficiency or OPV technologies fail to achieve the performance and cost metrics that we anticipate, then we may be unable to develop demand for our products and generate sufficient revenue to support our operations.

Our high efficiency and OPV technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our high efficiency and OPV technologies, and our business, results of operations and financial condition could be materially and adversely affected.

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We may not reach profitability if our high efficiency and OPV technologies are not suitable for widespread adoption or sufficient demand for our technologies does not develop or develops slower than we anticipate.

The extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our high efficiency and OPV technologies prove unsuitable for widespread adoption or demand for our high efficiency and OPV technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability or maintain our business. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar PV technology and demand for our high efficiency and OPV products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;
●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;
●	availability of government subsidies and incentives to support the development of the solar PV industry;
●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated PV and biomass;
●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;
●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels; and
●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our PV technology is not suitable for widespread adoption or due to insufficient demand for solar PV modules, our financial condition and business could be materially and adversely affected.

The Company’s intellectual property rights with regard to its high efficiency and OPV technologies may be challenged.

Pursuant to the license agreement, the Company has obtained exclusive rights to an extensive portfolio of issued and pending U.S. patents, plus their foreign counterparts relating to advanced thin-film PV technologies. The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreements. However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued. Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable. The Company’s rights to these patents may be challenged by third parties. The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means. Furthermore, others may independently develop similar technologies or duplicate our high efficiency and OPV technologies licensed to the Company or design around the patented aspects of such technology. In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

Our success is dependent on key personnel of the company, whom we may not be able to retain or hire.

Our business relies heavily on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the PV sector is intense, the pool of qualified candidates is very limited, and we may not be able to attract qualified candidates or retain the services of those already engaged, which could significantly negatively impact our business.

We may be unable to protect our intellectual property rights or keep up with that of our competitors.

We regard our intellectual property rights as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights. We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information. We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies. Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future. Any such failure could have a materially adverse effect on our future business, results of operations and financial condition. We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved in our favor. We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

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We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms. We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

We may not have sufficient funds and may need additional capital to protect and maintain our intellectual property rights.

The Company’s sponsored research has resulted in an extensive portfolio of issued and pending U.S. patents, plus their foreign counterparts, which are in the names of our sponsored research partners, USC, Michigan, and Princeton. The Company has the exclusive commercial rights to these intellectual property rights and the obligation to maintain, defend and fund the defense of these patents. The Company has only generated limited revenues from its operating business and it expects to have limited cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially and could harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

If we are unable to successfully maintain or license existing patents, our ability to generate revenues could be substantially impaired.

Our business model is to license or sublicense our proprietary high efficiency and OPV technologies to industry partners and customers, and the Company is currently entitled to the exclusive right to sub-license an extensive portfolio of issued and pending U.S. patents, plus their foreign counterparts. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

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Risks Relating to Our Industry

Our industry has historically been cyclical and experienced periodic downturns.

Our future success partly depends on continued demand for solar PV systems in the solar energy markets, including in the United States and internationally. The solar equipment industry has historically been cyclical and has experienced periodic downturns which may affect the demand for our solar technologies. The solar industry has undergone challenging business conditions, including downward pricing pressure for PV modules, mainly as a result of overproduction, and reductions in applicable governmental subsidies, contributing to demand decreases. There is no assurance that the solar industry will not suffer significant downturns in the future, which may adversely affect demand for our solar technologies and our operations.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar PV products, which may significantly reduce demand for our technologies.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, utility rates, and internal policies of electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been, and continue to be, continuously modified. The market for electric generation equipment is also influenced by trade and local content laws, regulations and policies. These regulations and policies could deter end-user purchases of PV products and investment in the research and development of PV technology. For example, without a mandated regulatory exception for PV systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to PV systems, it is likely that they would increase the cost to our end-users of using PV systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by PV systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require PV systems to achieve lower prices in order to compete with the price of electricity from other sources.

The Company has not yet introduced commercial products and, as such, has not commenced any governmental approval process. The applicability and extent of government approval requirements will depend on the particular end-market. Successful introduction of our products into certain markets may require significant government testing and evaluation prior to high volume procurement. We anticipate that the installation of products based on our high efficiency and OPV technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. In addition, the U.S., European Union and Chinese governments, among others, have imposed tariffs or are in the process of evaluating the imposition of tariffs on solar panels, solar cells, polysilicon, and potentially other components. These tariffs may increase the price of our solar products, which could harm our results of operations and financial condition. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

The solar energy industry depends, in part, on continued support in the form of rebates, tax credits and other incentives from federal, state and local governments. An elimination or reduction of these rebates, tax credits and other incentives could negatively impact the Company’s ability to successfully introduce products and secure capital.

Federal, state and local governments currently provide tax credits, rebates, and other incentives to owners, users, and manufacturers of solar energy. Any elimination or reduction of such incentives would increase the cost of solar energy, which would negatively impact the Company’s ability to introduce products and secure necessary capital. The federal government currently provides a 30% federal tax credit (the “ITC”) for solar systems installed on residential and commercial properties under Sections 25(d) and 48(a) of the Internal Revenue Code, respectively. In December 2015, legislation was signed into law extending the 30% ITC for both residential and commercial projects through the end of 2019; after which the ITC drops to 26% in 2020 and 22% in 2021 before dropping permanently to 10% for commercial projects and 0% for residential projects. Unless modified by a further change in law, the reduction of the ITC may negatively impact the demand for our solar products and our ability to obtain financing support.

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Environmental obligations and liabilities could have a substantial negative impact on our business and financial condition.

The solar energy industry is subject to heavy laws, rules and regulations, some of which pertain to environmental concerns. The solar energy industry can involve the use handling, generation, processing, storage, transportation, and disposal of hazardous materials which are subject to extensive environmental laws and regulations at the national, state, local, and international levels. These environmental laws and regulations include those governing the discharge of pollutants into the air and water, the use, management, and disposal of hazardous materials and wastes, the cleanup of contaminated sites, and occupational health and safety. As the Company proceeds to seek to develop and commercialize its solar technologies, we and our potential license partners will have to comply with applicable environmental requirements, future developments such as more aggressive enforcement policies, the implementation of new, more stringent laws and regulations, or the discovery of presently unknown environmental conditions may require expenditures that could have a material adverse effect on our business, results of operations, and financial condition.

Competition is intense in the energy industry.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources. However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to our high efficiency and OPV technologies. Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to our high efficiency and OPV technologies. These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company. Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its development and commercialization efforts or whether such efforts, even if successful, will be commercially viable and profitable.

There is competition between manufacturers of crystalline silicon solar modules, as well as thin-film solar modules and solar thermal and concentrated PV systems. If global supply exceeds global demand, it could lead to a reduction in the demand and price for PV modules, which could adversely affect our business.

The solar energy and renewable energy industries are highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with the larger electric power industry. Within the global PV industry, there is competition from crystalline silicon solar module manufacturers, other thin-film solar module manufacturers and companies developing solar thermal and concentrated PV technologies. Existing or future solar manufacturers might be acquired by larger companies with significant capital resources, thereby intensifying competition. This intensified competition can lead to a large amount of supply which can exceed the demand. Even if demand for solar modules continues to grow, the rapid manufacturing capacity expansion undertaken by many solar module manufacturers, particularly manufacturers of crystalline silicon solar modules, has created and may continue to cause periods of structural imbalance during which supply exceeds demand. We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies. If these competing technologies present a compelling value proposition or are available to market sooner than our technologies, then our market opportunity could diminish.

Our business and financial results may be harmed as a result of increases in materials and component costs.

The cost of raw materials and key components associated with our technologies could increase in the future due to a variety of factors, including trade barriers, export regulations, regulatory or contractual limitations, industry market requirements and changes in technology and industry standards. If we are unable to adjust our cost structure in the future to deal with potential increases in costs, we may not be able to achieve profitability, which could have a material adverse effect on our business and prospects.

Developments in alternative technologies or improvements in distributed solar energy generation may have a material adverse effect on our business.

Significant developments in alternative technologies, such as advances in other forms of distributed solar PV power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may have a material adverse effect on our business and prospects. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence, the loss of competitiveness of our products and lack of revenues.

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A drop in the retail price of conventional energy or non-solar alternative energy sources may negatively impact our profitability.

We believe that an end customer’s decision to purchase or install solar energy is primarily driven by the cost and return on investment resulting from solar energy. Fluctuations in economic and market conditions that affect the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil, natural gas, and other fossil fuels, could cause the demand for solar power systems to decline, which would have a negative impact on our business.

Risks Relating to Our Securities

An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Our shares are subject to the Securities and Exchange Commission’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for our shareholders to sell their common stock.

Penny stocks generally are equity securities with a price of less than $5.00. Since our common stock is trading at less than $5.00 per share, we are subject to the penny stock rules adopted by the Securities and Exchange Commission that require broker-dealers to deliver extensive disclosure to its customers prior to executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of our securities. These disclosure requirements may cause a reduction in the trading activity of our common stock, which likely would make it difficult for our stockholders to resell their securities.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our shareholders’ percentage of ownership may become diluted upon conversion of our convertible promissory notes, upon the exercise of currently outstanding warrants, or upon the issuance of new shares of stock or other securities, including issuances to consultants as compensation.

As of November 29, 2016, there are outstanding warrants to purchase 58,957,805 shares of our common stock. Furthermore, as of November 29, 2016, outstanding warrants to purchase a total of 16,539,500 shares of our common stock have anti-dilution provisions and the exercise price of such warrants will be automatically reduced to a lower price if the Company issues securities in a subsequent offering at a price which is less than each such warrant’s then-effective exercise price. Of the Company’s warrants with anti-dilution provisions, outstanding warrants to purchase 7,489,500 shares of our common stock, as of November 29, 2016, also provide that the number of shares of common stock that can be issued under such warrants will be adjusted in the event of a subsequent lower price issuance such that the aggregate exercise price of such warrants remain the same.

In addition, as of November 29, 2016, the Company has outstanding options to purchase 13,000 shares of our common stock, with a weighted average exercise price of $0.54 per share, and convertible notes outstanding in the aggregate amount of $1,830,000, with a conversion price of $0.50 per share.

We may enter into additional agreements with independent contractors, consultants, and other unaffiliated third parties for services and compensation under such agreements may be payable in equity. The conversion of outstanding debt, the exercise of outstanding warrants, and the issuance of new securities could result in significant dilution to existing stockholders. Additionally, securities issued in connection with future financing activities or any potential acquisitions could have preferences and rights senior to the rights of common stock.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

An active trading market for our common stock or warrants may not develop and the market price for our common stock or warrants may decline below the offering price of our common stock or warrants in this offering.

Our common stock is quoted on the OTCQB Marketplace (“OTCQB”), under the symbol “OPVS”. The OTCQB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many over the counter securities that are not listed on a national securities exchange. Trading volume for our common stock has been limited and OTCQB quotations for our common stock price may not represent the true market value of our common stock. In addition, there is no established trading market for the warrants being offered in this offering. We intend to apply to list our common stock and warrants on the NYSE MKT under the symbols “NFP” and “NFPW”, respectively. The historical trading prices of our common stock on the OTCQB may not be indicative of the price levels at which our common stock will trade following this offering or upon listing of our common stock and warrants on the NYSE MKT, and we cannot predict the extent to which the consummation of this offering, the commencement of the trading of our common stock and warrants on the NYSE MKT or investor interest in us generally will lead to the development of an active public trading market for our common stock and our warrants or how liquid that public market may become. The offering price for our common stock and warrants in this offering will be determined by negotiation between the representative of the underwriters and us based upon several factors, and may not be indicative of prices that will prevail in the open market after this offering. Consequently, you may be unable to sell your shares of our common stock or warrants at prices equal to or greater than the prices you paid for them, if at all.

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For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act (the “JOBS Act”). The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the Securities and Exchange Commission determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock and warrants will likely decline.

The trading market for our common stock and warrants will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our common stock and warrants could decline. In the event we obtain securities or industry analyst coverage, the market price of our common stock and warrants could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

Risks Relating to this Offering

We may require additional financing after completion of this offering.

At September 30, 2016, we had an accumulated deficit since inception of $207,732,287 and had a negative working capital of $18,983,497. As of September 30, 2016, we had remaining cash of approximately $41,725. Even if this offering is fully subscribed, we may need additional debt or equity financing in the future to execute our business plan and to continue as a going concern. Accordingly, market conditions may limit our ability to raise capital on favorable terms, or at all, and the terms of any public or private offerings of securities likely would dilute existing shareholders.

There are no guarantees that we would be able to obtain additional debt or equity financing that would be needed after completion of this financing on commercially reasonable terms or at all, and we may continue to evaluate a full range of potential strategic alternatives. Additional equity funding could dilute existing shareholders. If we fail to obtain sufficient financing when needed, we may be unable to execute our growth strategy, which would have a material adverse effect on our operations and financial condition. This could cause us to be unable to take advantage of future opportunities or respond to competitive pressures. This may also force us to delay, reduce or eliminate some or all of our research and development programs or force us to reduce operations.

15

If we successfully complete a reverse stock split, the liquidity of our common stock and market capitalization could be adversely affected.

The Board of Directors intends to effect a reverse stock split in order to increase the stock price to a level that will enable it to apply for listing on the NYSE MKT. A reverse stock split may be viewed negatively by the market and could lead to a decrease in our overall market capitalization. If the per share market price does not increase proportionately as a result of the reverse stock split, then the value of our company as measured by our market capitalization could be reduced significantly. If we successfully complete a reverse stock split, it would significantly reduce the number of shares of our common stock that are outstanding, and the liquidity of our common stock could be adversely affected and you may find it more difficult to purchase or sell shares of our common stock.

There is no guarantee that our shares of common stock or warrants will be listed on the NYSE MKT.

In connection with the filing of the registration statement of which this prospectus forms a part, we intend to apply for listing of our common stock and warrants on the NYSE MKT. After the consummation of this offering, we believe that we will satisfy the listing requirements and expect that our common stock and warrants will be listed on the NYSE MKT. Such listing, however, is not guaranteed. If such listing is approved, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our lead underwriter, Aegis Capital Corp., is not obligated to make a market in our securities, and even if they make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock and warrants are approved for listing on the NYSE MKT, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NYSE MKT’s continued listing requirements.

Due to the speculative nature of warrants, there is no guarantee that it will ever be profitable for holders of the warrants to exercise the warrants.

The warrants being offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of per share equal to 125% of the common stock public offering price, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and, consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

16

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. These risks and uncertainties include the following:

●	The availability and adequacy of our capital to meet our requirements including, but not limited to, maintaining our patent portfolio and continuing research and development and commercialization activities;
●	Changes or developments in laws, regulations or taxes in our industry;
●	Competitors developing better or more commercially acceptable or marketable technologies; and
●	Other risks identified under “Risk Factors” beginning on page 5 of this prospectus and in our other filings with the Securities and Exchange Commission.

This prospectus should be read completely and with the understanding that actual future results may be materially different from what we expect. The forward looking statements included in this prospectus are made as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of               shares of common stock and warrants to purchase shares of common stock we are offering will be approximately $           , based upon an assumed public offering price of $          per share of common stock and warrant to purchase one share of common stock, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay.

The shares of common stock and warrants offered hereby are being sold by us primarily to enable us to meet the initial requirements for the listing of our common stock and warrants on the NYSE MKT.

The Company intends to use the net proceeds from this offering: to fund development and commercialization of the Company’s high efficiency thin film solar technology; to fund OPV research and development to support future joint development; to maintain and enhance the Company’s IP portfolio; to pay the Company’s accounts payable and accrued liabilities; and for working capital and general corporate purposes.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

18

DIVIDEND POLICY

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose. We are not under any contractual obligations or restrictions to declare or pay dividends on our shares of common stock. In addition, we currently have no plans to pay such dividends. Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.

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DETERMINATION OF OFFERING PRICE

The public offering prices of the shares of common stock and warrants offered by this prospectus have been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering prices of the shares and warrants were:

●	The price and trading history of our common stock on the OTCQB Marketplace;
●	Our history and our prospects;
●	The industry in which we operate;
●	The status and development prospects of our business;
●	The previous experience of our executive officers; and
●	The general condition of the securities markets at the time of this offering.

The offering prices stated on the cover page of this prospectus should not be considered as indication of the actual value of the shares or warrants. Those prices are subject to change as a result of the market conditions and other factors, and we cannot assure you that the shares or warrants can be resold at or above their public offering prices.

20

MARKET PRICE OF OUR COMMON STOCK AND RELATED MATTERS

Market Information

Our common stock commenced trading on the OTCQB Marketplace (the “OTCQB”) operated by OTC Market Group, Inc. on July 14, 2015 under the symbol “OPVS”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stock.

The following table sets forth, for the fiscal quarters indicated, the high and low sales prices of our common stock as reported by the OTCQB:

QUARTER ENDED	HIGH	LOW
December 31, 2016 (through November 25, 2016)	$1.19	$0.75
September 30, 2016	$2.10	$0.54
June 30, 2016	$1.00	$0.60
March 31, 2016	$1.60	$0.80

December 31, 2015	$3.00	$0.78
September 30, 2015	$10.00	$1.35
June 30, 2015	$-	$-
March 31, 2015	$-	$-

On November 25, 2016, our common stock closed at $0.75.

Holders of Common Stock

We have 756 record holders of our common stock, par value $.0001, issued and outstanding as of November 29, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

On September 24, 2013, the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its common stock equal to 10% of the Company’s fully diluted common stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

The following table provides information as of November 29, 2016 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by the directors – 2013 Equity Incentive Plan	13,000	$0.54	11,823,589

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, derivative liabilities and capitalization as of September 30, 2016, on:

●	an actual basis; and
●	a pro forma basis to reflect the Anti-Dilution Amendments; and
●	a pro forma, as adjusted basis, to give further effect to the sale of shares of common stock and warrants in this offering at an assumed initial public offering price of $ per share of common stock and $ per warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock” and our condensed combined financial statements and related notes included elsewhere in this prospectus.

	September 30, 2016
	Actual	Pro Forma(1)	Pro Forma, As Adjusted
Cash and cash equivalents and short-term investments	$41,725	$41,725
Warrant derivative liability	$(8,990,943)	-
Conversion option derivative liability	$(3,590,660)	-
Stockholders’ equity:
Common Stock, 500,000,000 authorized, $0.0001 par value, 59,196,687 issued and outstanding, actual; issued and outstanding, pro forma	$5,919	$5,919
Additional paid-in capital	$188,751,460	$201,333,063
Total debt	$2,089,144	$2,089,144
Accumulated deficit	$(207,732,287)	$(207,732,287)
Total stockholders’ equity	$(18,974,908)	$(6,393,305)
Total capitalization	$(16,885,764)	$(4,304,161)

(1)	Reflects the re-classification of the warrant derivative and conversion option derivative liabilities as components of additional paid-in capital in the Company’s balance sheet as a result of the Anti-Dilution Amendments.

The number of shares of common stock outstanding set forth in the table above excludes:

●	shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $ per share;
●	10,000 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.50 per share;
●	57,220,405 shares of common stock issuable upon exercise of warrants outstanding prior to this offering, with a weighted average exercise price of $0.83 per share;
●	11,632,709 shares of common stock reserved for future issuance under our 2013 stock option plan;
●	shares of common stock issuable upon exercise of the underwriters’ over-allotment option to purchase additional shares of common stock and shares of common stock issuable upon the exercise of additional warrants that are issuable upon exercise of the underwriters’ over-allotment option to purchase additional warrants; and
●	shares of common stock issuable upon exercise of the warrant to be issued to Aegis Capital Corp. (representing 4% of the shares of common stock and warrants sold by us in this offering).

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DILUTION

Dilution represents the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

Our net tangible book value as of September 30, 2016 was approximately $(18,974,908), or $(0.32) per share of common stock. If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our as adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of outstanding shares of our common stock as of September 30, 2016. The pro forma net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of outstanding shares of our common stock on such date, in each case after giving effect to the Anti-Dilution Amendments, as if they had occurred on September 30, 2016.

Upon completion of this offering at an assumed public offering price of $       per share and $        per warrant, our pro forma as adjusted net tangible book value at September 30, 2016 would have been approximately $       , or approximately $ per share of our common stock. Accordingly, the as adjusted net tangible book value of our common stock held by our existing stockholders would have been increased by $       per share without any additional investment on their part. The purchasers of our common stock in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the assumed offering price of $       per share) of $       per share.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share			$
Net tangible book value per share as of September 30, 2016		$(0.32)
Pro forma net tangible book value per share at September 30, 2016 after giving effect to the Anti-Dilution Amendments	$
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of September 30, 2016, after this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the representative of the underwriters exercises its option to purchase additional shares of common stock and warrants in full, the increase in net tangible book value per share attributable to new investors will increase to $       and our pro forma adjusted net tangible book value will increase to $       per share, representing an increase in our adjusted net tangible book value of $       per share to existing holders, and there will be an immediate dilution of $       per share to new investors.

Each $1.00 increase in the assumed public offering price of $       per share would increase our as adjusted net tangible book value per share after this offering by $       , and the dilution to new investors by $       per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

Each $1.00 decrease in the assumed public offering price of $       per share would decrease our as adjusted net tangible book value per share after this offering by $       , and the dilution to new investors by $       per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

The discussion and the table above are based on 59,196,687 shares outstanding as of September 30, 2016 and excludes, as of that date:

●	shares of common stock issuable upon exercise of warrants to be issued to investors in this offering at an exercise price of $ per share;
●	10,000 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.50 per share;
●	57,220,405 shares of common stock issuable upon exercise of warrants outstanding prior to this offering, with a weighted average exercise price of $0.83 per share;
●	11,632,709 shares of common stock reserved for future issuance under our 2013 stock option plan;
●	shares of common stock issuable upon the exercise of the underwriters’ over-allotment option to purchase additional shares of common stock and shares of common stock issuable upon the exercise of additional warrants that are issuable upon the exercise of the underwriters’ over-allotment option to purchase additional warrants; and
●	shares of common stock issuable upon exercise of the warrant to be issued to Aegis Capital Corp. (representing 4% of the shares of common stock and warrants sold by us in this offering).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

This discussion and analysis contains forward-looking statements relating to future events, our future financial performance and financial condition. Such statements are only predictions and the actual events or results may differ materially from the results discussed in or implied by the forward-looking statements. The historical results set forth in this discussion and analysis are not necessarily indicative of trends with respect to any actual or projected future financial performance. This discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus.

Overview

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which we believe enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. The Company has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in an extensive portfolio of issued and pending U.S. patents, plus foreign counterparts. The patents are referred to herein as being the Company’s patents or as the Company’s “IP.” Building upon the sponsored research, the Company plans to work with industry partners and customers to commercialize its technologies to target key applications where it believes products incorporating its technologies present compelling competitive advantages.

The Company’s research programs have yielded two distinct thin film solar technology platforms – (1) cost reducing and performance-enhancing fabrication processes and device architectures for ultra-high efficiency Gallium Arsenide solar thin films and (2) organic photovoltaic (“OPV”) materials, architectures, and fabrication processes for low cost, ultra-thin solar films offering high quality aesthetics, such as semi-transparency and tinting, and highly flexible form factors. The technologies are targeted at certain broad applications that require high power conversion efficiency, flexibility, and light weight. These applications include: (a) mobile and off-grid solar power generation, (b) building applied photovoltaics (“BAPV”), (c) building integrated photovoltaics (“BIPV”), (d) space vehicles and unmanned aerial vehicles (“UAVs”), (e) semi-transparent solar power generating glazing or windows, and (f) ultra-thin solar films for automobiles or other consumer applications. The Company believes these technologies have been demonstrated in a laboratory environment with our research partners. The Company is currently engaged in product development and commercialization on some of these technologies in collaboration with industry partners and potential customers.

The Company currently holds exclusive rights to an extensive portfolio of issued and pending U.S. patents, plus foreign counterparts, which cover architecture, processes and materials for high efficiency thin film solar technologies and flexible, thin-film OPVs. In addition, the Company has an extensive collection of patents in process. Some of our technology holdings include foundational concepts in the following areas:

●	Ultra-low cost, ultra-high efficiency, flexible thin film III-V cells
●	Accelerated and recyclable liftoff process
●	Cold-weld bonding of high efficiency solar cells to plastic substrates and metal foils
●	Micro-inverters monolithically integrated into III-V solar cells
●	Low cost, thermo-formed plastic mini-compound parabolic concentrator arrays
●	Protective and sacrificial layering of III-V solar cell growth
●	Integrated low-cost solar tracking with Kirigami structures
●	Scalable growth technologies
●	Tandem organic solar cell
●	Fullerene acceptors
●	Blocking layers
●	New materials for visible and infrared sensitivity
●	Inverted solar cells
●	Materials for enhanced light collection via multi-exciton generation
●	Mixed layer and nanocrystalline cells
●	Solar films, coatings, or paints
●	Semi-transparent cells

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Plan of Operation and Liquidity and Capital Resources

Overall Operating Plan

The Company’s business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. The Company plans to license or sublicense its intellectual property to industry partners and customers, rather than being a direct manufacturer of its technologies. These manufacturing partners can supply customers directly, from which the Company expects to receive license royalties. Additionally, these manufacturing partners can also serve as a source of solar cell supply for the Company to provide products to customers on its own through a “fab-less” manufacturing model, particularly in the early stages of market development.

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our high efficiency and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

The Company has identified its high efficiency thin film solar technologies as its nearest term market opportunity. A key to reducing the risk to market entry of the Company’s high efficiency technologies by our partners is for us to demonstrate our technologies on their product designs and fabrication processes. To support this joint development, the Company has established its own engineering team and plans to expand this team contingent on its ability to secure sponsored development funding and/or raise the necessary capital. This team is to be tasked with serving several key functions, including working closely with the Company’s sponsored research organizations and its industry partners to integrate and customize our proprietary processes and technologies into the partner’s existing product designs and fabrication processes. In conjunction with facilitating technology transfer, our engineering team will also work closely with downstream partners and customers such as military users for mobile field applications, system integrators, installers, and architects for BAPV and BIPV applications, and engineering, procurement, and construction (“EPC”) companies and project developers for solar farm applications. This customer interaction allows the Company to better understand application specific requirements and incorporate these requirements into its product development cycle.

To support this work, the Company’s engineering team leverages the facilities and equipment at the University of Michigan on a recharge basis, which we believe is a cost effective approach to move the technologies toward commercialization. We believe that this allows our engineering team to work directly with industry partners to acquire early licenses to use our intellectual property without the need for large-scale capital investment in clean room facilities and solar cell fabrication equipment.

The Company is pursuing sponsored development funding to generate revenue in the near-term. Having an established technical team enables us to more effectively pursue and execute sponsored research projects from the Department of Defense (“DoD”), the Department of Energy (“DOE”), and the National Aeronautics and Space Administration (“NASA”), each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency solar technologies for demanding applications.

Another potential revenue source is from joint development agreements (“JDAs”) with existing solar cell manufacturers. Once we are able to initially demonstrate the efficacy of our processes and technologies on partner’s products and fabrication processes, we expect to be in a position where we can sign licenses covering further joint development, IP licensing, solar cell supply, and joint marketing, as applicable. We anticipate that partnerships with one or more of the existing high efficiency solar cell manufacturers can be supported by the Company’s engineering team, and result in near-term revenue opportunities, as we have demonstrated with our current joint development partner.

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Near Term Operating Plan

Our near-term focus is on advancing our product development efforts while containing costs. The Company requires approximately $6 million to $8 million to continue its operations over the next twelve months to support its development and commercialization activities, fund patent application and prosecution, service outstanding liabilities, and support its corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our cash operating expenses;

2.	Prioritizing and optimizing our existing IP portfolio to align it with the commercialization strategy and reduce costs;

3.	Focusing research and development investments on near-term commercialization opportunities;

4.	Collaborating with strategic partners to accelerate joint development and licensing of our technologies;

5.	Selectively pursuing government-sponsored projects to fund product development and commercialization; and

6.	Raising adequate capital (approximately $6 million to $8 million) to support our activities for at least 12 months.

We believe that we have made progress with each of the components of this operating plan and have aligned our operations and cost structure with expediting the development and commercialization of our high efficiency solar technologies. We have taken steps to reduce patent expenses, particularly related to optimizing our OPV patent portfolio. We have realigned our research and development operations with several strategic actions, including hiring Company engineers to focus on high efficiency product development and technology transfer from the University of Michigan to a commercial environment with our industry partner, establishing a new sponsored research agreement with the University of Michigan focused on research and development of high efficiency technology in support of our commercialization efforts, and temporarily suspending our OPV-related sponsored research activities to reduce near-term expenditures while we seek a development partner for OPV commercialization. We remain focused on increasing our revenue through JDAs with industry partners and through government-sponsored research projects and we believe that we are making positive progress with these efforts.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised nor that we will be awarded the government contracts that we are currently pursuing.

In the event that we raise less than the required amount of capital, our focus is planned to be on prioritizing our commercialization effort to capture near-term revenue opportunities and limiting spending on general and administrative expenses and patent costs.

Basis of Presentation

During the three months ended June 30, 2016, the Company identified errors in its financial statements for the third and fourth quarters of the fiscal year ended December 31, 2015, and first quarter of the fiscal year ended March 31, 2016, as included in the Company’s 10-Q for the periods ended September 30, 2015 and March 31, 2016, and its 2015 annual report on Form 10-K, related to the accounting for conversion option derivative liabilities. Specifically, the Company accounted for all of its convertible debt instruments assuming that each contained an embedded conversion feature that met the criteria for bifurcation when, in fact, several of the outstanding notes contained embedded conversion features that did not require bifurcation. The Company has made adjustments in each period related to this.

The Company determined that the correction of the cumulative amounts of the errors would be material to its consolidated financial statements for the three and six months ended June 30, 2016. Therefore, the Company revised its previously-issued financial statements as of December 31, 2015 and for the third and fourth quarters of fiscal 2015 and first quarter of fiscal 2016. The balance sheet as of December 31, 2015 and the statement of operations for the three and nine months ended September 30, 2015 included in this prospectus are revised as described below for those adjustments.

For additional information and a detailed discussion of the adjustments, see Note 1, “Background, Basis of Presentation, and Going Concern – Basis of Presentation – Revision of Previously-Issued Financial Statements” to the Notes to our unaudited Condensed Consolidated Financial Statements included in this prospectus.

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Results of Operations

For the three and nine months ended September 30, 2016 compared to the three and nine months ended September 30, 2015

Revenue

Revenue was $85,000 and $115,400 for the three and nine months ended September 20, 2016, respectively. This relates to revenue earned for engineering services provided under our JDA. There was no revenue for the three and nine months ended September 30, 2015.

Cost of Services

Cost of services was $97,829 and $331,710 for the three and nine months ended September 30, 2016. This increase was due to expenses incurred as part of our engineering services provided under our JDA. There was no cost of services for the three and nine months ended September 30, 2015.

Research and Development Expenses

Research and development expenses were $299,500 for the three months ended September 30, 2016, an 8% decrease from $327,253 for the three months ended September 30, 2015. The decrease is attributable to decreased amounts of expense related to the Company’s research agreement with USC. Research and development expenses were $1,475,847 for the nine months ended September 30, 2016, a 78% increase from $828,002 for the nine months ended September 30, 2015. The increase is attributable to non-cash expenses of $1,277,701 associated with warrants issued to consultants and executives during the nine months ended September 30, 2016. There were no non-cash expenses during the nine months ended September 30, 2015. These increases were partially offset by lower expense associated with the Company’s sponsored research activity.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of expenses associated with prosecuting and maintaining the patents resulting from the research program sponsored by NanoFlex and were $649,378 for the three months ended September 30, 2016, a 102% increase from $321,643 for the three months ended September 30, 2015. Patent application and prosecution fees were $1,187,145 for the nine months ended September 30, 2016, a 20% decrease from $1,490,657 for the nine months ended September 30, 2015. These fluctuations are attributable to the timing and volume of the submittal and prosecution of patent applications.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $772,508 for the three months ended September 30, 2016, a 40% decrease from $1,281,736 for the three months ended September 30, 2015. The decrease is primarily due to decreased non-cash expenses associated with warrants issued to executives, which equaled $265,787 for the three months ended September 30, 2016, compared to $817,049 for the three months ended September 30, 2015. Selling, general and administrative expenses were $2,122,330 for the nine months ended September 30, 2016, a 19% decrease from $2,629,669 for the nine months ended September 30, 2015. The decrease is primarily due to a reduction in salaries and professional fees partially offset by an increase in non-cash expenses of $98,440 associated with warrants issued to executives.

Other Expense

Other expense for the three months ended September 30, 2016 was $4,034,438 as compared to $9,724,978 for the three months ended September 30, 2015. Other income (expense) for the nine months ended September 30, 2016 was $1,226,177 as compared to $12,853,899 for the nine months ended September 30, 2015. These changes are primarily due to the gain (loss) on change in fair value of derivative liabilities, the timing of entering into interest bearing debt agreements and the timing of the conversion of existing debt and extinguishment of old debt.

Net Loss

Net loss for the three months ended September 30, 2016 was $5,768,653, as compared to $11,655,610 for the three months ended September 30, 2015. The net loss for the nine months ended September 30, 2016 was $6,227,809, as compared to $17,802,227 for the nine months ended September 30, 2015. These changes are impacted by non-cash income and expenses, including the gain (loss) on change in fair value of the derivative liability offset by an increase in interest expense, changes in research and development, patent application and prosecution fees, and selling, and general and administrative expenses, each of which is described above.

27

For the year ended December 31, 2015 compared to the year ended December 31, 2014

Revenue

Revenue was $119,998 for the year ended December 31, 2015. This relates to engineering services provided under our JDA. There was no revenue for the year ended December 31, 2014.

We do not believe that inflation or changing prices have had a material effect on our business, financial condition, or results of operations.

Cost of Services

Cost of services was $114,947 for the year ended December 31, 2015. This increase was due to expenses incurred as part of our services provided under our JDA. There was no cost of services for the year ended December 31, 2014.

Research and Development Expenses

Research and development expenses were $2,325,539 for the year ended December 31, 2015, a 98% increase from $1,174,473 for the year ended December 31, 2014. The increase is attributable to non-cash expenses of $1,334,017 associated with warrants issued to a consultant during the year. This was partially offset by lower expense associated with our sponsored research activity.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining the patents resulted from the research program sponsored by the Company and were $1,724,988 for the year ended December 31, 2015, a 28% decrease from $2,394,118 for the year ended December 31, 2014. The year-over-year decrease is attributable to reduced submittal and processing of patent applications resulting from efforts to optimize the patent portfolio to align it with the Company’s development and commercialization strategy.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $7,018,803 for the year ended December 31, 2015, a 203% increase from $2,314,315 for the year ended December 31, 2014. The increase is primarily attributable to non-cash expenses of $4,747,101 associated with warrants issued to employees during the year, partially offset by a reduction in base salaries that was negotiated with the Company’s employees in an effort to conserve capital resources.

Interest Expense

Interest expense for the year ended December 31, 2015 was $1,909,022 as compared to $80,522 for year ended December 31, 2014 due to new a large amount of interest-bearing debt agreements entered into during 2015, the conversion of existing debt and the extinguishment of old debt.

Net Loss

The net loss for the year ended December 31, 2015 was $23,316,519, a 294% increase from $5,924,931 for the year ended December 31, 2014. The change in net loss is impacted by non-cash expenses, including the loss on change in fair value of the derivative liability and an increase in interest expense offset by changes in research and development, patent application and prosecution fees, and selling, general and administrative expenses, each of which is described above.

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Liquidity and Capital Resources

Sources of Liquidity

As of September 30, 2016, the Company had cash and cash equivalents of $41,725 and a working capital deficit of $18,893,497, as compared to cash and cash equivalents of $6,255 and a working capital deficit of $25,404,178 as of December 31, 2015. The increase in cash is due to the increase in related party advances compared to December 31, 2015. The decrease in working capital is attributable to the gain on change in fair value of derivative liabilities.

The Company needs to raise additional capital and is in the process of raising additional funds in order to continue to finance our research and development, service existing liabilities and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. The Company needs to raise approximately $6 million to $8 million in additional capital in order to continue our operations as described above and support our corporate functions. We anticipate that the additional funding can result from private sales of our equity securities. However, there can be no assurance that the additional funds will be available to us when needed, or if available, on terms that will be acceptable to us or our shareholders. If it is unable to raise sufficient funds the Company may have to cease its operations.

Cash Flows – Operating Activities

Net cash used in operating activities increased by $1,002,518 to $3,599,240 for the nine months ended September 30, 2016, compared to $2,596,722 for the nine months ended September 30, 2015. The increase in cash used in operating activities was attributable primarily to decreased net loss partially offset by a net gain on change in fair value of derivative liabilities and debt extinguishment and an increase in working capital.

Net cash used in operating activities increased by $52,874 to $3,501,546 for the year ended December 31, 2015, compared to $3,448,672 for the year ended December 31, 2014. The cash used in operating activities was attributable primarily to increased net loss partially offset by loss on change in fair value of derivative liabilities and warrants issued for services.

Cash Flows – Investing Activities

There were no investing activities during the nine months ended September 30, 2016 and 2015.

Net cash used in investing activities was $5,842 and $10,064 during the years ended December 31, 2015, and 2014, respectively. These amounts represent purchases of property and equipment.

Cash Flows – Financing Activities

Net cash provided by financing activities was $3,634,710 and $2,749,568 during the nine months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016, net cash included proceeds for sale of common shares and warrants of $663,922, proceeds from the exercise of warrants of $6,288, borrowings from short-term debt of $300,000, borrowings on related party debt of $1,375,000, borrowings on convertible debt of $1,199,500, advances received from related party of $510,000, partially offset by advances repaid to related party of $270,000 and payments on related party debt of $150,000. For the nine months ended September 30, 2015 this includes proceeds from sale of common shares and warrants of $86,000, proceeds from exercise of warrants of $914,218, borrowings from short –term debt of $50,000, borrowings on related party debt of $300,000, borrowings on convertible debt of $1,657,500, advances received from related party of $193,350, offset by advances repaid to related party of $451,500.

Net cash provided by financing activities was $3,513,475 and $3,261,900 during the years ended December 31, 2015 and 2014, respectively. For the year ended December 31, 2015, net cash included proceeds from the exercise of warrants of $914,220, borrowings on debt of $2,781,405, advances received from related party of $212,350, proceeds from the sale of common shares and warrants of $136,000, partially offset by advances repaid to related party of $530,500. For the year ended December 31, 2014, this includes proceeds from sale of common shares and warrants of $1,883,750, borrowings on debt of $950,000, advances received from related party of $721,150, partially offset by advances repaid to related party of $293,000.

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Going Concern

The Company has generated limited revenues to date. As of December 31, 2015, the Company had cash and cash equivalents of $6,255 and a working capital deficit of $25,404,178, as compared to cash and cash equivalents of $168 and a working capital deficit of $6,058,021 as of December 31, 2014. The increase in cash was due to the increase in short term debt compared to December 31, 2014. The decrease in working capital is attributable to the loss on change in fair value of derivative liabilities. The Company had a working capital deficit of $18,983,497 and an accumulated deficit of $207,732,287 as of September 30, 2016. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets and liabilities, expenses, and other financial information. Actual results may differ significantly from our estimates under other assumptions and conditions. We believe that our accounting policies related to stock-based compensation, research and development, impairment of long-lived assets, development stage and property plant and equipment as described below, are our “critical accounting policies” as contemplated by the Securities and Exchange Commission.

Basis of Accounting

The Company’s policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from its services when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when: (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured. Revenue from our JDAs are recognized as services are provided and are limited to the total dollar amount specified in the agreement. R&D engineering services, through JDAs are a core component of the Company’s operations and business model, since they are a necessary prerequisite to obtaining intellectual property licensing agreements with customers. As such, R&D engineering services are expected to be a sustained revenue stream for the Company as it works with additional customers and the services constitute a portion of the Company’s ongoing central operations.

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period. We account for non-employee share-based awards in accordance with FASB ASC 505-50.

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Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development, unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to eight years.

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BUSINESS

Introduction

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”) pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction and as a result, the Company owned 100% of the equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was incorporated in Pennsylvania on February 7, 1994. The Company is organized to fund, develop, commercialize and license advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost.

These technologies are targeted at certain broad applications, including: (a) mobile and off-grid solar power generation, (b) building applied photovoltaics (“BAPV”), (c) building integrated photovoltaics (“BIPV”), (d) space vehicles and unmanned aerial vehicles (“UAVs”), (e) semi-transparent solar power generating glazing or windows, and (f) ultra-thin solar films for automobiles or other consumer applications.

We believe these technologies have been demonstrated in a laboratory environment with our research partners. The Company is currently engaged in product development and commercialization on some of these technologies in collaboration with industry partners and potential customers.

Our Business

The Company is engaged in the research, development, and commercialization of advanced configuration solar technologies which enable unique thin-film solar cell implementations with what we believe will be industry-leading efficiencies, light weight, flexibility, and low total system cost. Our sponsored research programs at the University of Southern California (“USC”), the University of Michigan (“Michigan”), and Princeton University (“Princeton”) have resulted in an extensive portfolio of issued and pending patents worldwide covering flexible, thin-film photovoltaic technologies. Pursuant to our license agreement with our university research partners, we have obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from our sponsored research programs. While each patent is issued in the name of the respective university that developed the subject technology, the Company has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being the Company’s patents.

As of November 29, 2016, there were 81 issued patents, 54 pending non-provisional applications and 3 pending provisional applications in the U.S. and 7 pending Patent Cooperation Treaty applications. In addition, in countries and regions outside the U.S., including, but not limited to, China, European Patent Convention, India, Japan, Korea and Taiwan, there were a total of 74 issued patents and 153 pending patent applications. The patent numbers presented exclude issued and pending patents that the Company has identified for abandonment in order to optimize its patent portfolio and reduce unnecessary or redundant costs while still protecting critical technologies. The duration of the issued U.S. and foreign patents is typically 20 years from their respective first effective filing dates.

These patented and patent-pending technologies fall into two general categories – (1) cost reducing and performance-enhancing fabrication processes and device architectures for ultra-high efficiency Gallium Arsenide solar thin films and (2) organic photovoltaic (“OPV”) materials, architectures, and fabrication processes for low cost, ultra-thin solar films offering high quality aesthetics, such as semi-transparency and tinting, and highly flexible form factors. The technologies are targeted at certain broad applications that require high power conversion efficiency, flexibility, and light weight. These applications include: (a) mobile and off-grid solar power generation, (b) BAPV, (c) BIPV, (d) space vehicles and UAVs, (e) semi-transparent solar power generating glazing or windows, and (f) ultra-thin solar films for automobiles or other consumer applications. The Company believes these technologies have been demonstrated in a laboratory environment with our research partners.

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The Company is working with industry partners to commercialize its technologies for key applications where it believes they present compelling competitive advantages. For example, the Company has begun staffing our engineering team to support the transfer of technologies from university laboratories to implementation in industry partners’ commercial product designs and fabrication processes. To this end, on August 26, 2015, the Company signed a Joint Development Agreement with SolAero Technologies Corp. (“SolAero”). The Company’s Joint Development Agreement with SolAero provides for the joint development of high efficiency solar cells utilizing our proprietary manufacturing processes in conjunction with SolAero’s advanced high efficiency solar cell technologies.

The Company’s business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. Further, the Company plans to license or sublicense its intellectual property to industry partners and customers, rather than being a direct manufacturer of its technologies. These manufacturing partners can supply customers directly, from which the Company expects to receive license royalties. Additionally, these manufacturing partners can also serve as a source of solar cell supply for the Company to provide products to customers on its own through a “fab-less” manufacturing model, particularly in the early stages of market development.

The Company has identified high efficiency solar technologies as its nearest term market opportunity. We are executing a plan to commercialize the patented GaAs-based processes and technologies on an accelerated program. We have begun staffing our engineering team to support the transfer of technologies from university laboratories to implementation in industry partners’ commercial products through joint development agreements (“JDAs”). Upon successful completion of joint development, our intention is to enter into licensing and supply agreements with industry partners. We are also in discussions with system integrators, installers, and architects to assist with requirements, definition and technology development for several targeted applications. Additionally, we are working with our university researchers as well as industry partners to submit proposals for government programs to advance our technology development for both high efficiency and OPV technologies.

The Company is currently in the development stage and has not sold any products nor licensed any of its technologies. The Company’s auditors’ opinion states that there is substantial doubt about the Company’s ability to continue as a going concern.

Sponsored Research and License Agreements

Research and development of the Company’s high efficiency solar thin films and OPV technologies are conducted in collaboration with University partners through sponsored research agreements.

The Company established direct research and development agreements with Michigan on June 16, 2016, which were amended on July 21, 2016, to provide engineering support and facility access associated with technology transfer and commercialization of its high efficiency thin film solar technologies.

A separate Research Agreement, dated December 20, 2013, among the Company and USC (the “2013 Research Agreement”), governs research conducted by USC and Michigan on high efficiency thin film and OPV technologies. Michigan is a subcontractor to USC on this research agreement. Under the 2013 Research Agreement, the Company made a deposit of $550,000 (the “Deposit”) in early 2014. This Deposit was used by USC to pay for research costs and expenses as it incurred them, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement. The 2013 Research Agreement expires on January 31, 2021.

On August 8, 2016, the Company amended the 2013 Research Agreement with USC, suspending the agreement effective as of August 15, 2016. The Company requested this amendment to temporarily suspend its OPV-related sponsored research activities to reduce near-term expenditures while it seeks a development partner for OPV commercialization and to allow the Company to bring its account with USC current through a payment plan. The suspension is to continue until the date that is 30 days after expenses incurred by USC have been reimbursed by the Company. Under this amendment, the Company will repay expenses to USC in quarterly installments through February 2018, unless earlier repaid at the Company’s option. The amended agreement provides USC with the option to terminate the agreement upon any late installment payments.

The Company established direct agreements with Michigan on June 16, 2016, which were amended on July 21, 2016, to provide engineering support and facility access associated with technology transfer and commercialization of its high efficiency thin film solar technologies.

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Under the Company’s currently effective License Agreement, as amended on August 22, 2016, among the Company and USC, Michigan, and Princeton (the “Fourth Amendment to License Agreement”), wherein the Company has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by the Company. In addition, the Company is required to pay to USC 3% of net sales of licensed products or licensed processes used, leased or sold by the Company, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. A previous amendment to the License Agreement (the Third Amendment to License Agreement dated December 20, 2013) amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement. The Fourth Amendment to the License Agreement sets out a payment schedule for the minimum royalties due in 2014 and 2015 to be paid in 2016 and 2017.

There is currently no ongoing research activity at Princeton related to the Company, although the Company maintains licensing rights to technology previously developed there.

During the years ended December 31, 2015 and 2014, we incurred research and development costs pertaining to our sponsored research efforts and our establishment of our internal engineering team of $2,325,539 and $1,174,473, respectively.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with the Company since 1998 under the Company’s Sponsored Research Program with Princeton, USC, and Michigan. Professor Forrest is one of the Company’s Founding Research Scientists; his focus is on organic and GaAs photovoltaics. In 2006, he rejoined Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics. A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems. In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs. Professor Forrest has been honored by Princeton establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012. Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc. He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications. In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton. He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton’s Center for Photonics and Optoelectronic Materials. From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department. He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009. In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with the Company since 1994 under the Company’s Sponsored Research Program with Princeton, USC and Michigan. Professor Thompson is one of the Company’s Founding Research Scientists and is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation. In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science. In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award. In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics. In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display. Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined USC in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

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Philosophy and Approach

The Company is focusing on two parallel technology development efforts: (a) its architectures, manufacturing processes, and technologies aim to provide GaAs solar cell manufacturers with the capability of producing ultra-high efficiency GaAs solar cells in thin-film form factors at a substantially reduced cost that is competitive with existing thin-film solar technologies. We believe this has the potential to open new market segments such as portable field generation, mobile power, BAPV, BIPV and aerospace which are not well-served by crystalline silicon solar technologies; and (b) its portfolio of OPV thin film solar technologies aim to provide highly flexible solar energy solutions for new applications such as BIPV (semi-transparent solar films for glass) and ultra-thin films for coatings on automobiles and other applications that demand design flexibility and light weight. Additionally, we believe OPV technologies have the potential to achieve a very low cost structure relative to other solar technologies due to minimal material usage and compatibility with roll-to-roll processing.

The Company is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. These manufacturing partners can supply customers directly, but also serve as a source of solar cell supply for the Company to provide products to customers on its own, particularly in the early stages of market development. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish the Company as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners for our high efficiency technologies include current manufacturers of GaAs solar technology, who recognize the potential for our technology to dramatically reduce production costs, improve their margins, and open new market opportunities. Potential partners for our OPV technologies include manufacturers of electronics, including organic electronics, existing developers of OPV solar technologies, producers of advanced materials and films, manufacturers of building materials, and glass manufacturers.

In addition, the Company believes that there are several avenues for early revenue generation that become possible with the establishment of its developmental engineering team. First among these avenues is government funding. The Department of Energy (“DOE”), Department of Defense (“DoD”), and National Aeronautics and Space Administration (“NASA”) all have interests in technologies that can deliver lightweight, high-efficiency solar power that contribute toward ubiquitous solar.

The Company also anticipates that advancements achieved by its engineering team can attract other industry partners to acquire early licenses to use its intellectual property. Finally, new licenses and agreements can be made possible by ongoing technology development, especially that related to perfecting and broadening of the Company’s intellectual property in ultra-thin-film semi-transparent organic solar cells.

High Efficiency Thin Film Solar Technologies

The Company’s first technology platform is focused on improving the manufacturing process and device architecture of solar cells based on III-V compound semiconductors, including GaAs, and is currently advancing toward commercialization. GaAs is a key component of many ultra-high performance electronic technologies used in cellular telephones and military applications. While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory (“NREL”)) are based on GaAs, they are prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications. Broader market acceptance of ultra-high efficiency III-V-based solar technologies requires substantial cost reductions.

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The Company’s patented technology has the potential to enable these cost reductions in two ways: (a) reducing the cost of the solar cell by re-using expensive GaAs source material and (b) using mini-concentrators to decrease the size of the active solar cell used within a solar module. Furthermore, the Company’s technology combines the high power conversion efficiency of III-V solar cells with an extremely light weight and flexible form factor that meets requirements for applications that are not well-served by crystalline silicon technologies, due to heavy weight and rigidity, or by other thin films due to low power conversion efficiency.

The primary cost in fabricating GaAs-based solar cells is the very high cost of the GaAs substrates on which the thin active region (called the epitaxial layers) is grown. These substrates, or “parent wafers,” constitute the largest portion of the total cost of a GaAs-based solar cell. During the fabrication process that is currently in use in industry, these expensive parent wafers are destroyed when the solar cell layer is removed, yielding only a single solar thin film for each parent wafer. Existing GaAs solar cell fabricators continue to seek methods to prevent damage to the parent wafer to enable multiple re-growths thereby fabricating multiple solar thin films from a single wafer. The Company, through its researchers, has developed an architecture and process enabling the active solar cell layer (approximately 1/1,000th of the thickness of a human hair) to be removed from the parent wafer on which it is grown in a non-destructive manner without degradation in surface area, thereby allowing for the re-use of the wafer multiple times. Furthermore, lab tests also reflect no degradation in solar cell performance from each growth and removal cycle.

We believe this process, called non-destructive epitaxial lift-off (“ND-ELO”), revolutionizes the cost structure of GaAs solar cell technology, allocating the high cost of the parent wafer to multiple solar thin films, substantially reducing the total cost per watt for each GaAs solar cell. Further, as part of the ND-ELO process, the ultra-thin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexible process called cold-weld bonding. The cold-weld bonding process enables highly flexible and lightweight thin film GaAs solar cells.

A second aspect of the Company’s high efficiency thin film solar technology centers on minimizing the required size of the GaAs solar cell through the use of mini-concentrators, thereby further reducing cost. In this design, narrow strips of high efficiency thin-film cells are placed at the trough of low-profile plastic parabolic concentrators. The concentrators harvest solar energy using a wide acceptance angle and focus it into the small solar cell. This enables solar energy harvesting throughout the day and the integrated device is able to capture approximately the equivalent energy production density (measured in kW-hrs/m2) as a full-sized solar cell at a substantially reduced cost.

With the combination of GaAs’s high conversion efficiencies and the cost reductions associated with implementing our proprietary ND-ELO processes and mini-concentration technologies, we believe the costs of ultra-high efficiency GaAs-based solar cells can approach cost-per-Watt metrics associated with competing solar technologies, particularly thin films, such as CIGS, while providing substantial performance advantages associated with power per surface area and power per weight.

Organic Photovoltaic Technologies

The Company’s second technology platform is based on flexible, thin-film OPV technologies that have been researched and developed over the last two decades by our sponsored research partners. Relative to other solar technologies, we believe OPV present compelling advantages relating to form factor flexibility and aesthetics and has the potential to realize extremely low production costs.

Because the organic films are lightweight and extremely thin (in this case the entire structure is approximately 1/10,000th of the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color. As a result, we believe there are significant opportunities to achieve heretofore unrealizable applications such as window glazing and ultra-thin films or coatings to be incorporated into non-conformal surfaces.

OPV technologies have potential to achieve a very low cost structure, derived from low materials cost and highly efficient roll-to-roll processing. The ultra-thin layer of OPV requires small quantities of materials. Furthermore, layers of OPV material can be deposited directly onto plastic or metal foils and therefore is no need for energy-intensive fabrication processes required by other solar technologies, such as silicon. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed and low energy intensity manufacturing process. We believe the potential for printed electronics - making solar films roll-to-roll rather than by batch processing - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy.

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The Company’s approach has been to advance all dimensions of OPV technology, including the invention and development of new materials, new high efficiency device architectures, and ultra-high-speed, low-energy-intensity production processes such as organic vapor phase deposition developed in the Company’s researcher’s laboratories, and solar cell modulization.

Our sponsored research efforts aim to advance the practical viability of OPV by demonstrating reliable, large area and high-efficiency organic multi-junction cells based on small molecule materials systems. The Company’s development targets aim to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates.

OPV’s form factor flexibility offers the potential for solutions in various tints and transparencies, offering unique solutions well-suited for BIPV applications, including facades, curtain walls, skylights, and windows. Our discussions with architects emphasize a need for BIPV solutions offering design flexibility and high quality aesthetics. Furthermore, OPV also offers the potential for very low costs due to its low material usage and suitability for roll-to-roll processing.

Intellectual Property

As a result of its sponsored research programs, the Company currently holds the exclusive commercialization rights to more than 350 issued patents and pending patent applications worldwide which cover architecture, processes and materials for high efficiency and OPV technologies. As of November 29, 2016, U.S. issuances and applications were as follows: 81 issued patents, 54 pending non-provisional applications, 3 pending provisional applications, and 7 Patent Cooperation Treaty (“PCT”) applications. For regions outside of the U.S.: 74 issued patents, and 153 pending patent applications. The patent numbers presented exclude issued and pending patents that the Company has identified for abandonment in order to optimize its patent portfolio and reduce unnecessary or redundant costs while still protecting critical technologies. While each patent is issued in the name of the respective university that developed the subject technology, the Company has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being the Company’s patents.

The patent applications being filed as a result of the Company’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect the Company’s commercialization rights. Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected. Additionally, as we progress with product development and commercialization, we also have focused on optimizing the patent portfolio, reducing unnecessary or redundant costs while still protecting critical technologies.

Patent lifetimes typically run twenty years from a patent application’s effective filing date, not from when the patent was granted. Processing time from application filing to the grant of the patent may take 3-5 years, and sometimes longer.

The Company’s three U.S. patents related to its high efficiency thin film solar technologies, U.S. Patent Nos. 8,378,385, 8,927,319 and 9,118,026, will expire on September 9, 2030, October 23, 2030 and September 14, 2031, respectively. In addition to these three issued patents, the Company is pursuing additional protection for its high efficiency thin film portfolio in 8 pending U.S. patent applications, 7 pending PCT applications, which will be filed in the U.S. before their respective due dates, and 5 U.S. provisional applications, for which non-provisional patent applications will be filed before their respective due dates. If U.S. patents are successfully issued with respect to these pending applications, the Company expects that the earliest expiration date for the patents will be no earlier than June 2032.

In addition to the Company’s issued patents set forth above, the Company has numerous patent applications in process. Some of the Company’s technology holdings include foundational concepts in the following areas.

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High Efficiency Thin Film Solar Technologies:

●	Accelerated and recyclable liftoff process. Our research partners have invented and patented manufacturing processes and materials that allow current manufacturers of high efficiency solar cells to reduce their existing fabrication costs, because the process preserves the integrity of the parent substrate which can be re-used without chemo-mechanical polishing.
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils. This cold-weld bonding process enables the direct bonding of active solar material to a thin plastic or metal substrate without using adhesive. This creates thin-film cells that are lighter weight and highly flexible.
●	Low cost thermos-formed plastic mini-compound parabolic concentrator arrays. This allows a fraction of the GaAs solar cell material while collecting an equivalent amount of energy over the course of a sun arc.
●	Integrated tracking technology. Lattice-like solar cells, with a design inspired by Kirigami, that can stretch like an accordion, allowing them to tilt along the sun’s trajectory and capture up to an estimated 36% more energy than flat cells.
●	Micro-inverters monolithically integrated into high efficiency solar cells during production. Integrating micro-inverters into the solar cell has the potential to greatly reduce the total cost of a photovoltaic system.

Organic Photovoltaics:

●	Multi-junction organic solar cell. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell. The researchers at Michigan have achieved 12.6% power conversion efficiency in the lab.
●	Fullerene acceptors. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents and are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule implemented to date.
●	Blocking layers. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.
●	New materials for visible and infrared sensitivity. Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (“NIR”). Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.
●	Scalable growth technologies. A number of growth technologies have been developed for organic materials. These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials. All of these processes are compatible with rigid planar substrates, but more importantly can also be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.
●	Inverted solar cells. One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor. This region is degraded by oxygen and water in the dark and even more so under illumination. This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package. If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode. Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.
●	Materials for enhanced light collection via multi-exciton generation. An approach for improving the power conversion efficiency by collecting the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”). SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency. The SF approach has the potential to give a single solar cell efficiency well over the theoretical Shockley-Queisser limit, without increasing the cost to produce the cell.
●	Mixed layer and nanocrystalline cells. In planar (e.g., bilayer) cells, the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nanocrystalline cells have a higher degree of phase separation between the donor and acceptor with nanocrystalline domains, with high purity and domain sizes in the nanometer scale.
●	Solar films and coatings. OPV technology enables materials to be deposited onto virtually any smooth substrate (can be curved or non-planar). The idea is to create solar coatings or films that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass.
●	Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows the Company to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

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Development Goals

If necessary capital is available to it, of which there can be no assurance, the Company plans to accelerate the commercialization of its high efficiency technology as set forth below. Our research and development efforts are projected to consist of a continuation of work by our university researchers along with collaborative research and development with industry partners, including existing III-V solar cell manufacturers. We have begun staffing our engineering team to support the transfer of technologies from university laboratories to implementation in industry partners’ commercial product designs and fabrication processes. To this end, on August 26, 2015, the Company signed a Joint Development Agreement with SolAero. The Company’s Joint Development Agreement with SolAero provides for the joint development of high efficiency solar cells utilizing our proprietary manufacturing processes in conjunction with SolAero’s advanced high efficiency solar cell technologies.

To support this joint development, the Company has established its own engineering team and plans to expand this team contingent on its ability to secure government research projects or raise the necessary capital. This team is to be tasked with serving several key functions, including working closely with the Company’s sponsored research organizations and its industry partners to integrate and customize our proprietary processes and technologies into the partner’s existing product designs and fabrication processes. Our engineering team would also work closely with downstream partners and customers such as military users for mobile field applications, and system integrators, installers, and architects for BAPV and BIPV applications, and EPC companies and project developers for solar farm applications. This customer interaction allows the Company to better understand application specific requirements and incorporate these requirements into our product development cycle. Our primary technical objective for GaAs is to demonstrate the efficacy of our technologies. We plan to demonstrate ND-ELO technology on GaAs wafers of increasing diameter and on GaAs solar cells of increasing complexity. The Company plans to integrate mini-concentrators within the ND-ELO and cold-weld-bonded cells to effect further cost reductions. The Company plans to produce prototypes for demonstrations, test, and evaluation.

With respect to its OPV technology, the Company plans to continue its sponsored research activities at the universities, when its account is made current and funding is available. We also plan to work with system integrators, installers, and architects to assist with requirements definition and technology development for targeted applications. Additionally, we are working with our university researchers as well as industry partners to submit proposals for government programs to advance our technology development.

The Company plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates.

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Overall Operating Plan

The Company’s business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. The Company plans to license or sublicense its intellectual property to industry partners and customers, rather than being a direct manufacturer of its technologies. These manufacturing partners can supply customers directly, but also serve as a source of solar cell supply for the Company to provide products to customers on its own through a “fab-less” manufacturing model, particularly in the early stages of market development.

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our high efficiency and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

The Company has identified its high efficiency solar technologies as its nearest term market opportunity. A key to reducing the risk to market entry of the Company’s high efficiency technologies by our partners is for us to demonstrate our technologies on their product designs and fabrication processes. To support this joint development, the Company has established its own engineering team and plans to expand this team contingent on its ability to secure sponsored development funding and/or raise the necessary capital. This team is to be tasked with serving several key functions, including working closely with the Company’s sponsored research organizations and its industry partners to integrate and customize our proprietary processes and technologies into the partner’s existing product designs and fabrication processes. In conjunction with facilitating technology transfer, our engineering team will also work closely with downstream partners and customers such as military users for mobile field applications and system integrators, installers, and architects for BAPV and BIPV applications, and engineering, procurement, and construction (“EPC”) companies and project developers for solar farm applications. This customer interaction allows the Company to better understand application specific requirements and incorporate these requirements into our product development cycle.

To support this work, the Company’s engineering team leverages the facilities and equipment at the University of Michigan on a recharge basis, which we believe is a cost effective approach to move the technologies toward commercialization. We believe that this allows our engineering team to work directly with industry partners to acquire early licenses to use our intellectual property without the need for large-scale capital investment in clean room facilities and solar cell fabrication equipment.

The Company is pursuing sponsored development funding to generate revenue in the near-term. Having an established technical team enables us to more effectively pursue and execute sponsored research projects from the DoD, DOE, and NASA, each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency solar technologies for demanding applications.

Another potential revenue source is from JDAs with existing solar cell manufacturers. Once we are able to initially demonstrate the efficacy of our processes and technologies on partner’s products and fabrication processes, we expect to be in a position where we can sign licenses covering further joint development, IP licensing, solar cell supply and joint marketing, as applicable. We anticipate that partnerships with one or more of the existing high efficiency solar cell manufacturers can be supported by the Company’s engineering team, and result in near-term revenue opportunities, as we have demonstrated with our current joint development partner.

Near Term Operating Plan

Our near-term focus is on advancing our product development efforts while containing costs. The Company requires approximately $6 million to $8 million to continue its operations over the next twelve months to support its development and commercialization activities, fund patent application and prosecution, service outstanding liabilities, and support its corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our cash operating expenses;

2.	Prioritizing and optimizing our existing IP portfolio to align it with the commercialization strategy and reduce costs;

3.	Focusing research and development investments on near-term commercialization opportunities;

4.	Collaborating with strategic partners to accelerate joint development and licensing of our technologies;

5.	Selectively pursuing government-sponsored projects to fund product development and commercialization; and

6.	Raising adequate capital (approximately $6 million to $8 million) to support our activities for at least 12 months.

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We believe that we have made progress with each of the components of this operating plan and have aligned our operations and cost structure with expediting the development and commercialization of our high efficiency solar technologies. We have taken steps to reduce patent expenses, particularly related to optimizing our OPV patent portfolio. We have realigned our research and development operations with several strategic actions, including hiring Company engineers to focus on high efficiency product development and technology transfer from Michigan to a commercial environment with our industry partner, establishing a new sponsored research agreement with Michigan focused on research and development of high efficiency technology in support of our commercialization efforts, and temporarily suspending our OPV-related sponsored research activities to reduce near-term expenditures while we seek a development partner for OPV commercialization. We remain focused on increasing our revenue through joint development agreements with industry partners and through government-sponsored research projects and we believe that we are making positive progress with these efforts.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised nor that we will be awarded the government contracts that we are currently pursuing.

In the event that we raise less than the required amount of capital, our focus is planned to be on prioritizing our commercialization effort to capture near-term revenue opportunities and limiting spending on general and administrative expenses and patent costs.

Market Opportunity

There are several key trends that we believe are reshaping the future of the global energy mix, including continued rapid growth in the use of solar technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production. These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas. Expectations are building for a concerted global effort to tackle climate change, according to the International Energy Agency’s World Energy Outlook 2016.

Expansion of solar generation worldwide is a necessary component of any serious strategy to mitigate climate change, according to the Massachusetts Institute of Technology (“MIT”) Energy Initiative. In recent years, solar costs have fallen substantially and installed capacity has grown very rapidly. Nonetheless, solar energy currently accounts for only about 1% of global electricity generation.

Solar PV installations have experienced rapid growth over the past several years. According to IHS Technology, global solar installations reached 59 GW in 2015, a 35% increase over 2014, while growth in 2016 is expected to increase a further 17% to 69 GW.

The dominant solar photovoltaics (“PV”) technology, used in approximately 90% of installations, is wafer-based crystalline silicon (“c-Si”), with thin-film technologies, such as cadmium telluride (“CdTe”), copper indium gallium selenide (“CIGS”), and amorphous silicon (“a-Si”), accounting for approximately 10% of the PV market, according to the MIT Energy Initiative. However, current c-Si technologies have inherent technical limitations, including high processing complexity and low intrinsic light absorption, which requires a thick silicon wafer, resulting in rigidity and heavy weight, according to the MIT Energy Initiative. We believe these form factor constraints largely limit the addressable market for crystalline silicon-based solar to rooftop and utility-scale installations, which dominate the current solar power installed base.

The Company plans to initially focus its high efficiency technologies and products on applications that are not well-served by c-Si-based solar panels and rather demand solar solutions with some combination of high power, light weight, and flexibility. These markets include aerospace (space vehicles and UAVs), mobile and field generation, and BIPV and BAPV, where high efficiency GaAs thin films can be applied to multi-story rooftops as well as building facades. Likewise, the Company will focus its OPV technologies on BIPV solutions where its highly flexible form factor and semi-transparency add value, such as glazing applications, including skylights, curtain walls, facades, and windows.

Global BIPV installations were 1.6 GW in 2014 and are projected to increase to 2.6 GW in 2019, according to BCC Research. We expect adoption of BIPV solutions will be driven in part by Net Zero Energy Building (“NZEB”) regulations, which require buildings to produce as much energy as it uses over the course of a year. NZEB goals are achieved through a combination of energy efficiency measures and onsite renewable energy generation. The California Public Utilities Commission (“CPUC”) has set several NZEB goals, including targeting all new residential construction and all new commercial construction within the State to be net zero energy by 2020 and 2030, respectively, and 50% of existing buildings will be required to retrofit to meet NZEB goals by 2030.

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Competition

The Company is focused on developing commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also eventually compete with established solar technologies in traditional solar markets. As a technology licensor, we believe our competitive exposure is somewhat insulated from industry dynamics, because we aim to partner with key industry participants and license our technology. Additionally, our licensing business model does not require us to directly establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar PV sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry. The current solar market is dominated by c-Si technology, with some penetration by CdTe and CIGS thin film technologies, according to SolarBuzz. C-Si solar cells are produced at massive scale and have established a low-cost position within the rooftop and utility-scale PV markets. Advanced solar technology development efforts encompass various multiple technology platforms at various stages of development.

We believe our technologies will compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and power conversion efficiency. Within emerging applications, we anticipate our technologies will compete primarily with advanced technologies on a basis of cost and performance, and also functionality and aesthetics as we attempt to open new markets to solar power. Additionally, we believe that we will compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities. Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

High efficiency III-V solar technologies have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs. Within the high efficiency solar sector, there are a small number of manufacturers, including Spectrolab, a subsidiary of The Boeing Company; SolAero, Azur Space (Germany); MicroLink Devices; Sharp Corporation (Japan); Alta Devices, a subsidiary of China’s Hanergy Thin Film; Spectrolab, SolAero, and Azur Space produce commercial GaAs solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial terrestrial markets. We believe the Company’s patented GaAs ND-ELO and mini-concentration technologies present the opportunity to significantly reduce the cost for high efficiency solutions and believe that we could potentially license our technology to these companies.

OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises. Currently, we are not aware of any commercialized OPV technologies, but we believe there are a limited number of developers planning introduction within the next several years.

Ongoing research and development on OPV materials and devices are currently being performed by Heliatek (Dresden, Germany); Mitsubishi Chemical Holdings Corporation; LG Chemical; BELECTRIC OPV (Kolitzheim, Germany); Solvay (Brussels, Belgium; acquired Plextronics); Polyera (Skokie, Illinois); and Solarmer Energy (El Monte, California); among others. Research institutions may also become our competitors, such as University of California, Los Angeles, University of California, Berkley, Fraunhofer-Institut fur Solare Energiesysteme (ISE), Empa, a Swiss federal laboratory for materials science and technology. We believe the Company’s exclusive intellectual property rights surrounding technologies for small molecule OPVs present a formidable obstacle for those wishing to compete with us and present opportunities for potential partnerships.

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Regulation

The Company has not yet introduced commercial products and, as such, has not commenced any governmental approval process. The Company anticipates that the applicability and extent of government approval requirements will depend on the particular end-market. Successful introduction of our products into certain markets may require significant government testing and evaluation prior to high volume procurement. We anticipate that the installation of products based on our high efficiency and OPV technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters.

Governments implement various policies to facilitate the adoption of solar power, including customer-focused financial incentives such as capital cost rebates, performance-based incentives, feed-in tariffs, tax credits, and net metering. Capital cost rebates provide funds to customers based on the cost and size of a customer’s solar power system. Performance-based incentives provide funding to a customer based on the energy produced by their solar power system. Feed-in tariffs pay customers for solar power system generation based on energy produced, at a rate generally guaranteed for a period of time. Tax credits reduce a customer’s taxes at the time the taxes are due. Net metering allows customers to deliver to the electric grid any excess electricity produced by their on-site solar power systems, and to be credited for that excess electricity at or near the full retail price of electricity.

In addition to the mechanisms described above, new market development mechanisms to encourage the use of renewable energy sources continue to emerge. For example, many states in the United States have adopted renewable portfolio standards which mandate that a certain portion of electricity delivered to customers come from eligible renewable energy resources. In certain developing countries, governments are establishing initiatives to expand access to electricity, including initiatives to support off-grid rural electrification using solar power.

Employees

Currently, the Company employees consist of five full-time personnel – our Chief Executive Officer; Executive Vice President and Chief Financial Officer; two engineers; and an office manager. The Company’s Chief Technology Officer provides support on a consulting basis. Depending on the availability of capital, the Company plans to expand its engineering team, hiring process and product engineers to facilitate technology transfer and commercialization. The Company’s engineering team is augmented by numerous post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and Michigan.

Properties

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $7,518, and subject to 3% annual increases.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On March 18, 2015, the Company received correspondence from the counsel of Mr. John Kuhns, the Company’s former Co-CEO and Executive Chairman alleging that Mr. Kuhns has “Good Reason” to terminate his Employment Agreement, as amended and dated as of October 1, 2013 (the “Employment Agreement”), for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement were not cured there was a possibility that he would pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of the Company that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement. The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders. On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

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On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D. Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our former Executive Vice President and former member of our Board of Directors, and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortiously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors.

On September 3, 2015 the Company filed a Motion to Dismiss portions of the Complaint in the United States District Court Southern District of New York. The United States District Court Southern District of New York heard oral argument on the Motion to Dismiss on June 23, 2016, and at the conclusion took the Motion to Dismiss under advisement. The Court ruled on August 24, 2016, regarding the Motion to Dismiss, and granted the motion in part and denied the motion in part.

The Court granted a dismissal of all claims against Mr. Foster and dismissal of the Plaintiff’s declaratory judgment claim. All other claims by the Plaintiff continue to be outstanding. The Company filed an answer to the Complaint on September 14, 2016, and the Plaintiff responded to the Company’s counter claims contained in the Company’s answer on November 7, 2016.

Other than the foregoing, there have been no developments in the case since Plaintiff’s response. The Company believes that the Plaintiff’s allegations and claims are without any merit and plans to continue to vigorously defend against the claims.

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MANAGEMENT

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal.

Name	Age	Position
Dean L. Ledger	68	Chief Executive Officer and Director
Mark R. Tobin	42	Executive Vice President and Chief Financial Officer
J. Norman Allen	65	Chief Technology Officer

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Dean L. Ledger, age 68, has served as a Director and senior executive of GPEC since its inception and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. On February 6, 2015, Mr. Ledger replaced Ms. Amy B. Kornafel as our Chief Financial Officer and remained as our Chief Executive Officer. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation and InterDigital Corporation from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972). The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Mark R. Tobin, age 42, has served as the Company’s Chief Financial Officer and Director of Business Development since June 2015. Additionally, he was named Executive Vice President in October 2016. He also is a managing partner at Capital Gate Research (formerly known as Tobin Tao & Company, Inc.), a capital markets consulting firm. Additionally, Mr. Tobin serves as a Director and Audit Committee Chairman for Cellceutix Corporation, a publicly-listed clinical stage biopharmaceutical company. From 2013 to 2016, Mr. Tobin served as a Managing Director at Digital Offering, a merchant bank. From 2005 to 2013, Mr. Tobin served as Director of Research and as a Senior Research Analyst at Roth Capital Partners, where he oversaw equity research on hundreds of small-cap public companies across a variety of sectors during his tenure. He helped establish Roth’s Energy, Industrials, and Cleantech practice and has published research as a lead analyst on numerous small-cap companies within the sector. From 2002 to 2005, Mr. Tobin was a Program Manager and Senior Systems Engineer at Science Applications International Corporation, a Fortune 500 scientific, engineering, and technology applications company. Mr. Tobin began his career as an officer in the United States Air Force, overseeing advanced technology development programs and representing the U.S. as a NATO delegate. Mr. Tobin graduated with honors from the U.S. Air Force Academy with a Bachelor’s of Science in Management in 1996 and received an MBA from the University of Pittsburgh in 1997.

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J. Norman Allen, age 65, has served as the Company’s Chief Technology Officer since June 2015. He is also currently an Operating Partner of Potomac Energy Fund where he advises investors on screening startup investment opportunities and start-up companies on how to bring new energy generating and energy storage products to market. From 2007 to 2010, Mr. Allen was the Founder and Chief Executive Officer of Solidia Technologies. Mr. Allen co-founded Solidia with Dr. Richard Riman of Rutgers University. Solidia was funded by Kleiner Perkins Caufield & Byers and is developing revolutionary ceramics materials that can replace concrete and other ceramics while consuming carbon dioxide as a feedstock. From 2006 to 2007, Mr. Allen was the President of Power Strategies, LLC where he consulted for Kleiner Perkins Caufield & Byers on alternative energy investments with a specific focus on advanced batteries, fuel cells, solar cells and supercapacitors. From 2003 to 2006, Mr. Allen was the founder and Chief Operating Officer of UltraCell Inc. There, Mr. Allen created the business plan, invested, and completed Series A and B financing rounds for the reformed methanol micro fuel cell company. From 1998 to 2000, Mr. Allen was the Founder, President, and Chief Operating Officer of PowerSmart Inc., where Mr. Allen led the effort to acquire Duracell Inc.’s smart battery technology and developed industry leading integrated circuits for smart batteries and patented sensors for large battery arrays. From 1995 to 1997, Mr. Allen was the President of the New Products and Technology Division of Duracell Inc. Mr. Allen was on Duracell Inc.’s Operating Committee and headed up all research and development, Rechargeable and Global OEM Sales. There, Mr. Allen oversaw 400 people as well as $108,000,000 in sales, and additionally oversaw the research center and two manufacturing plants. From 1984 to 1995, Mr. Allen was the Vice President of New Products and Technology at Duracell Inc., where he had responsibility for sales and marketing to all original equipment manufacturers in the U.S. and Japan inclusive of all battery and flashlight product lines. From 1977 to 1984, Mr. Allen worked in the GM Activair Division of Gould Inc., and from 1972 to 1975, Mr. Allen was a Product Design Engineer in the Product Development Group at Ford Motor Co. Mr. Allen received his BSE in Science Engineering from the University of Michigan in 1972 and an MBA in Finance and Marketing, with Distinction Beta Gamma Sigma Honorary from the University of Michigan in 1976.

Board of Directors Qualifications

The Company uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board of Directors. In addition to the individual attributes of our current director described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Board of Directors Committees

In connection with this offering, our Board of Directors will establish an Audit Committee, a Compensation Committee and a Nomination and Governance Committee.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board will formally establish an Audit Committee and will adopt an Audit Committee charter. The Audit Committee’s charter will be available on the Company’s website at www.nanoflexpower.com under the tab “Corporate Governance” which is found under the heading “About Us.” Information on the website does not constitute a part of this prospectus.

The Company’s Audit Committee will consist of (i) one director who qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission (the “SEC”) rules and is “independent” within the meaning of Section 803A of the NYSE MKT Company Guide and the related rules of the SEC, and (ii) one director who meets NASDAQ’s financial literacy and financial sophistication requirements and is “independent” within the meaning of Section 803A of the NYSE MKT Company Guide and the related rules of the SEC.

Compensation Committee

The purpose of the Compensation Committee is to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, (ii) produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The Company’s Board will formally establish a Compensation Committee and will adopt a Compensation Committee charter. The Compensation Committee’s charter will be available on the Company’s website at www.nanoflexpower.com under the tab “Corporate Governance” which is found under the heading “About Us.” Information on the website does not constitute a part of this prospectus.

Each member of the Compensation Committee will be independent under applicable independence requirements. Each member of the Compensation Committee will be a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

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Nomination and Governance Committee

The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The Company’s Board will formally establish a Nomination and Governance Committee and will adopt a Nomination and Governance Committee charter. The Nomination and Governance Committee’s charter will be available on the Company’s website at www.nanoflexpower.com under the tab “Corporate Governance” which is found under the heading “About Us.” Information on the website does not constitute a part of this prospectus.

Director Independence

The Company is quoted on the OTCQB, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in Section 803A of the NYSE MKT Company Guide, which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. We intend to maintain at least two independent directors on the Board. All directors will hold office until their successors have been elected. Officers are appointed and serve at the discretion of our Board of Directors. There are no family relationships among any of our directors or executive officers.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time. Currently, Mr. Dean L. Ledger serves as the Chief Executive Officer and the sole Director of the Board of Directors of the Company, and Mr. Mark R. Tobin serves as the Executive Vice President and Chief Financial Officer of the Company. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board of Directors the flexibility to establish the most appropriate structure for our Company at any given time.

Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our Chief Executive Officer and our Chief Financial Officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1, filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct;
●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;
●	compliance with applicable laws, rules and regulations;
●	the prompt reporting violation of the code; and
●	accountability for adherence to the code.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information concerning compensation earned for services rendered to the Company during each of the last two years by our named executive officers who were serving as executive officers at the end of 2015 and 2014. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1) Co-Chief Executive Officer,	2015	$210,000	$2,790,017	$-	$3,000,017
Chief Financial Officer, and Director	2014	$300,000	$-	$-	$300,000

John D. Kuhns (2) Co-Chief Executive Officer,	2015	$60,000	$-	$-	$60,000
Executive Chairman and Director	2014	$240,000	$-	$-	$240,000

Robert J. Fasnacht (3)	2015	$190,000	$465,184	$-	$655,184
Executive Vice President and Director	2014	$240,000	$-	$-	$240,000

Mark R. Tobin (4)	2015	$63,333	$1,141,900	$84,873	$1,290,106
Chief Financial Officer and Director of Business Development	2014	$-	$-	$80,300	$80,300

Joey Stone (5)	2015	$100,000	$-	$-	$100,000
Senior Vice President of Corporate Development	2014	$180,000	$-	$-	$180,000

Amy B. Kornafel (6)	2015	$-	$-	$-	$-
Former Chief Financial Officer and Secretary	2014	$156,000	$-	$-	$156,000

J. Norman Allen (7)	2015	$-	$1,334,017	$148,698	$1,482,715
Chief Technology Officer	2014	$-	$-	$18,983	$18,983

(1)	Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. On February 6, 2015, Mr. Ledger was appointed as our Chief Financial Officer. Mark R. Tobin replaced him as Chief Financial Officer on June 1, 2015. In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014, Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. On February 5, 2015, Mr. Ledger agreed to defer a portion of his annual salary in excess of $210,000 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Ledger executed an amendment to his employment agreement in which he agreed to permanently reduce his salary to $210,000 which reduction was effective retroactively to January 1, 2015. Further, on November 5, 2015, the Company agreed to issue warrants to Mr. Ledger to purchase 3,000,000 shares of the Company’s common stock in exchange for Mr. Ledger previously agreeing to forego a portion of his salary.
(2)	Mr. John D. Kuhns served as our Executive Chairman between September 24, 2013 and March 30, 2015 and as our co-Chief Executive Officer between February 6, 2015 and March 31, 2015. In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333 of his annual salary and deferred the balance of $106,667 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation.

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(3)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. On February 6, 2015, Mr. Fasnacht’s position was changed to our Executive Vice President. In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014 Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. On February 5, 2015, Mr. Fasnacht agreed to defer a portion of his annual salary in excess of $190,000 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Fasnacht executed an amendment to his employment agreement in which he agreed to permanently reduce his salary to $190,000 which reduction was effective retroactively to January 1, 2015. Further, on November 9, 2015, the Company agreed to issue warrants to Mr. Fasnacht to purchase 500,000 shares of the Company’s Common Stock in exchange for Mr. Fasnacht previously agreeing to forego a portion of his salary.
(4)	In June 2015, Mr. Mark R. Tobin was appointed as our Chief Financial Officer. Prior to June 2015, Mr. Tobin provided consulting services to the Company.
(5)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013. Mr. Joey Stone resigned on October 31, 2015.
(6)	Ms. Amy B. Kornafel was formerly our Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014.
(7)	Mr. J. Norman Allen was appointed as our Chief Technology Officer on June 19, 2015. Prior to June 2015, Mr. Allen provided consulting services to the Company.

Employment Agreements

Employment Agreements with Current Executives

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014, Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On February 5, 2015, Mr. Ledger agreed to defer a portion of his annual salary in excess of $210,000 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Ledger executed an amendment to his employment agreement in which he agreed to permanently reduce his salary to $210,000 which reduction was effective retroactively to January 1, 2015. Further, on November 5, 2015, the Company agreed to issue warrants to Mr. Ledger to purchase 3,000,000 shares of the Company’s common stock in exchange for Mr. Ledger previously agreeing to forego a portion of his salary. On October 21, 2016, Mr. Ledger executed a second amendment to his employment agreement pursuant to which a clause was added thereto stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the amendment, then Mr. Ledger’s base salary would increase from $210,000 to $240,000, and Mr. Ledger’s severance upon the termination of Mr. Ledger in connection with a change of control transaction was reduced to six (6) months.

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On June 19, 2015, the Company appointed Mark Tobin as Chief Financial Officer as part of a consulting agreement. On September 1, 2015, the Company and Mark Tobin entered into an Employment Agreement, pursuant to which commencing September 1, 2015, Mr. Tobin is being employed as Chief Financial Officer of the Company for a term of four years. The Company shall have the option to renew the agreement on the anniversary of the effective date or terminate this agreement and the executive’s employment by giving the executive 90 days’ written notice. Under the agreement, Mr. Tobin is entitled to the compensation consisting of $190,000 per year for base salary and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In addition, Mr. Tobin received warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share. 375,000 of the warrant shares vested on September 1, 2015, an additional 375,000 warrant shares vested on the first anniversary date of the Employment Agreement, an additional 375,000 warrant shares will vest on the second anniversary date of the Employment Agreement, and an additional 375,000 warrant shares will vest on the third anniversary date of the Employment Agreement. On October 21, 2016, Mr. Tobin executed an amendment to his employment agreement pursuant to which a clause was added thereto stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the amendment, then Mr. Tobin’s base salary would increase from $190,000 to $225,000, the responsibilities of an executive vice president were added to Mr. Tobin’s duties and responsibilities thereunder, a clause permitting Mr. Tobin’s termination for “Good Reason” was added, and Mr. Tobin’s severance upon the termination was increased to six (6) months.

On June 19, 2015, the Company appointed Norman Allen of Power Strategies, LLC, as its Chief Technology Officer. It was agreed that Norman Allen will serve in his capacity as Chief Technology Officer as an independent contractor and that no employment relationship is formed between him and the Company. On November 4, 2015, the Company entered into an amendment to the Independent Contractor Agreement with Mr. Allen pursuant to which he is to be issued warrants to purchase 2,400,00 shares of the Company’s common stock at $1.00 per share. 1,200,00 of the warrants vested on November 4, 2015, an additional 600,000 warrants vested on the first anniversary date of the amendment, and an additional 600,000 warrants will vest on the second anniversary date of the amendment. On October 21, 2016, the Company entered into a second amendment to the Independent Contractor Agreement with Mr. Allen. The second amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the amendment, then the cash compensation under the Independent Contractor Agreement would be amended from a $1,500 daily fee to a $15,000 monthly fee.

Employment Agreements with Former Executives

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht was employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment was automatically extended for additional one-year periods unless within 60 days prior to the end of the term a party gave written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht was entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On February 5, 2015, Mr. Fasnacht agreed to defer a portion of his annual salary in excess of $190,000 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Fasnacht executed an amendment to his employment agreement in which he agreed to permanently reduce his salary to $190,000 which reduction was effective retroactively to January 1, 2015. Further, on November 9, 2015, the Company agreed to issue warrants to Mr. Fasnacht to purchase 500,000 shares of the Company’s common stock in exchange for Mr. Fasnacht previously agreeing to forego a portion of his salary. Mr. Fasnacht resigned from his positions as the Company’s Executive Vice President and as a member of its Board of Directors on April 15, 2016.

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns was employed as Executive Chairman of the Board of the Company. Under the agreement, Mr. Kuhns was entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333.32 of his annual salary and deferred the balance of $106,666.68 until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation. In February 2015, the Company and Mr. Kuhns made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Kuhns was to receive $210,000 annually with an additional amount of $190,000 annually being deferred until such time as the Board of Directors of the Company determined that the Company had sufficient funds to pay such deferred compensation.

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On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate the Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement are not cured there is a possibility that he will pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total outstanding shares of common stock of the Company that are entitled to vote on all Company matters approved by written consent the removal of Mr. Kuhns from his position as a member of the Company’s Board of Directors.

Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement. The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debt holders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as co-Chief Executive Officer, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

Outstanding Equity Awards

The following table reflects the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2015:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Dean L. Ledger	-	-	-	-	-	-

Robert J. Fasnacht	-	-	-	-	-	-

Mark Tobin	-	-	-	-	-	-

Norman Allen	-	-	-	-	-	-

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Securities Authorized for Issuance Under Equity Compensation Plan

There were no unexercised options, stock that has not vested or equity incentive plan awards under the Company’s 2013 Equity Incentive Plan for any named executive officer outstanding as of December 31, 2015.

Equity Compensation Plan Information

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted common stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan. The exercise price per share may not be less than the fair market value of a share on the date the option is granted. The maximum term of the options may not exceed ten years.

Director Compensation

The following table sets forth the compensation paid to our directors (other than those to the executive officers which have been disclosed in earlier this Section) during the years ended December 31, 2015 and 2014.

Name and Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

John D. Kuhns (1)	2015	$-	$-	$-	$-
Executive Chairman	2014	$-	$-	$-	$-

Dean L. Ledger (2)	2015	$-	$-	$-	$-
Director	2014	$-	$-	$-	$-

Robert J. Fasnacht (3)	2015	$-	$-	$-	$-
Director	2014	$-	$-	$-	$-

(1)	Mr. Kuhns was the Company’s Executive Chairman between September 24, 2013 and March 30, 2015.
(2)	Mr. Ledger is serving as the Company’s director since September 24, 2013.
(3)	Mr. Fasnacht served as the Company’s director between September 24, 2013 and April 15, 2016.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board of Directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company. The Board of Directors believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board of Directors.

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party, the Chief Executive Officer’s son. Under the terms of this agreement, the note was to be repaid within six months of funding. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, and in April of 2015, the note agreement was amended to extend the maturity date to February 26, 2016 and set a 4% simple interest rate on the note. This note was paid in full in January of 2016 along with $509 of accrued interest.

On April 9, 2014, the Company sold and issued to Nina Ledger, the daughter of Dean L. Ledger, CEO of the Company and GPEC, 80,000 shares of common stock and warrants to purchase 80,000 shares of common stock at $2.50 per share for investment of a total of $100,000.

During the year ended December 31, 2015, the Company received advances from its Chief Executive Officer totaling $212,350 and repaid advances totaling $530,500. During the nine months ended September 30, 2016, the Company received advances from its Chief Executive Officer totaling $510,000. Advances payable had a balance of $110,000 and $350,000 at December 31, 2015 and September 30, 2016, respectively. Such advances do not accrue interest and are payable upon demand.

On June 19, 2015, the Company appointed J. Norman Allen as its Chief Technology Officer. It was agreed that J. Norman Allen would serve in his capacity as Chief Technology Officer as an independent contractor and that no employment relationship was to be formed between him and the Company. On November 4, 2015, the Company entered into an amendment to the Independent Contractor Agreement with Mr. Allen pursuant to which he was issued warrants to purchase 2,400,00 shares of the Company’s common stock at $1.00 per share. 1,200,00 of the warrants vested on November 4, 2015, an additional 600,000 warrants vested on the first anniversary date of the amendment, and an additional 600,000 warrants will vest on the second anniversary date of the amendment.

On September 1, 2015, the Company and Mark Tobin entered into an Employment Agreement, pursuant to which commencing September 1, 2015, Mr. Tobin is being employed as Chief Financial Officer of the Company. Under the agreement, Mr. Tobin received warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share. 375,000 of the warrant shares vested on September 1, 2015, an additional 375,000 warrant shares vested on the first anniversary date of the Employment Agreement, an additional 375,000 warrant shares will vest on the second anniversary date of the Employment Agreement, and an additional 375,000 warrant shares will vest on the third anniversary date of the Employment Agreement.

On November 5, 2015, the Company issued a warrant to purchase 3,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer, Dean Ledger, in exchange for services already performed. The warrants are immediately vested, have an exercise price of $1.00 and have a 10 year term. On July 31, 2016, the Company issued an unsecured promissory note in the aggregate principal amount of $400,000 to Dean Ledger, for advances made to the Company. Under the terms of this agreement, the note is to be repaid within six months of the issuance of the note or upon demand. Interest on the note accrues at 6% per annum. As of September 30, 2016, a balance of $350,000 remained outstanding.

On November 9, 2015, the Company issued a warrant to purchase 500,000 shares of the Company’s common stock to Robert J. Fasnacht, our former Executive Vice President and former member of our Board of Directors, in exchange for services already performed. The warrants vested immediately, have an exercise price of $1.00 and have a 10 year term.

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During the year ended December 31, 2015, the Company issued promissory notes to Ronald Foster, a majority shareholder, in an aggregate amount of $625,000 (“Notes #1 to #4”). The notes have a term ranging from 120 – 150 days from the effective date. 1,250,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50 per share in lieu of cash interest. On January 6, 2016, the Company issued an additional promissory note to Foster in the amount of $1,375,000 in exchange for a loan in that amount (“Note #5). The Company issued 2,750,000 warrants in connection with this Note #5, for the Company’s common stock at an exercise price of $0.50 per share. The total relative fair value of the warrants of $996,178 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the notes. Notes #1 to #4 and Note #5 shall be collectively referred to herein as the “$2M Notes.”

On January 22, 2016, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with Ronald Foster. Pursuant to the Conversion Agreement, Foster converted the $2M Notes, which totaled $2,000,000, into an investment of $2,000,000 into the Company’s private placement of convertible notes and warrants. This extinguishment of the $2M Notes resulted in a loss on extinguishment of debt of $3,163,303 which included an unamortized discount of $926,382 and $2,236,921 representing the fair value of 2,000,000 warrants issued in connection with the Note Conversion Agreement. Additionally, the Company recognized a beneficial conversion feature of $1,100,735 in accordance with the provisions of ASC 470-20 “Debt – Debt with Conversion and Other Options” which is reflected as an increase in additional paid-in-capital and a corresponding debt discount which was amortized on a straight line basis over the life of the note. On January 25, 2016, Foster converted the convertible note and accrued interest into 4,320,000 shares of the Company’s common stock and a warrant to purchase 4,320,000 shares of the Company’s common stock with a ten year term and an exercise price of $0.50. Of the 4,320,000 shares of common stock, 320,000 shares represent interest paid on the convertible note pursuant to the terms of the conversion agreement in the amount of $160,000. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized an additional interest expense of $899,265 associated with the warrants that were issued upon conversion. This contingent beneficial conversion feature was immediately recognized as interest expense with an offset to additional paid-in-capital.

As of December 31, 2015 and September 30, 2016, there was $62,469 and $0, respectively, due to Tobin, Tao & Company, of which Mark Tobin serves as Managing Partner, as compensation for consulting services previously rendered to the Company. On April 17, 2015, the Company issued to Tobin, Tao & Company warrants to purchase 200,000 shares of common stock at an exercise price of $0.50 per share as compensation for consulting services.

During the nine months ended September 30, 2016, the Company received advances from its Chief Executive Officer totaling $510,000 and repaid advances totaling $270,000. As of September 30, 2016, the aggregate outstanding balance of advances to related parties was $350,000.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or one percent of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

Audit Committee Review

The Company currently does not have an audit committee, see “Risk Factors—Risks Related to the Business— If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.” The Company’s Board will formally establish an Audit Committee and will adopt an Audit Committee charter.

Director Independence

The Company is quoted on the OTCQB, which does not require director independence requirements. We intend to maintain at least two independent directors on the Board. There are no family relationships among any of our directors or executive officers.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the total number of shares of the Company’s common stock beneficially owned, as of November 29, 2016, by:

●	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our common stock based solely on such person’s filings with the Securities and Exchange Commission;
●	each of our officers and directors as of such date; and
●	each of our officers and directors as of such date, as a group.

Name and Address* of Officers and Directors	Office	Shares Beneficially Owned (1)		Percent of Class (2)
Dean L. Ledger	Chief Executive Officer, Director	5,061,667	(3)	8.13%

Mark Tobin	Executive Vice President and Chief Financial Officer	950,000	(4)	1.58%

J. Norman Allen	Chief Technology Officer	1,800,000	(5)	2.95%

All officers and directors as a group (3 persons)		7,811,667		13.18%

5% Securities Holders
Ronald B. Foster		35,934,960	(6)	47.11%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	Based on 59,265,087 shares of the Company’s common stock outstanding as of the date of this prospectus.
(3)	Includes 3,000,000 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants. This also includes: (i) 2,061,667 shares issued to Dean Ledger Revocable Living Trust dated 12/13/2006 Dean Ledger, Trustee.
(4)	Includes 950,000 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.
(5)	Includes 1,800,000 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.
(6)	Includes 17,019,370 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.

*	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255.

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DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Florida law and our Certificate of Incorporation and our Bylaws, each as amended.

Our authorized capital stock consists of: (i) 500,000,000 shares of common stock, par value $0.0001 per share, of which there were 59,265,087 shares issued and outstanding as of the date of this prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no share is issued and outstanding.

Common Stock

As of November 29, 2016, the Company had 59,265,087 shares of common stock issued and outstanding. The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders. The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by the Company’s Board of Directors, the holders of shares of the Company’s common stock will be entitled to such cash dividends as may be declared from time to time by the Company’s Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created by the Company’s Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Holders of the Company’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

The Company’s common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc. under the symbol “OPVS.” The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

As of November 29, 2016, the Company currently does not have any preferred stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue preferred stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the preferred stock.

Warrants

As of November 29, 2016, there were outstanding warrants to purchase a total of 60,295,305 shares of our Common Stock, of which 58,957,805 are exercisable. Each warrant shall be exercisable at any time and from time to time as provided in the warrant. The exercise prices of the outstanding warrants range from $0.50 to $17.50 per share. Furthermore, as of November 29, 2016, outstanding warrants to purchase a total of 16,539,500 shares of our common stock have anti-dilution provisions and the exercise price of such warrants will be automatically reduced to a lower price if the Company issues securities in a subsequent offering at a price which is less than each such warrant’s then-effective exercise price. Of the Company’s warrants with anti-dilution provisions, outstanding warrants to purchase 7,489,500 shares of our Common Stock, as of November 29, 2016, also provide that the number of shares of our Common Stock that can be issued under such warrants will be adjusted in the event of a subsequent lower price issuance such that the aggregate exercise price of such warrants remain the same. The warrants are not listed on any national securities exchange. We intend to apply to list our warrants on the NYSE MKT under the symbol “NFPW”.

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Options

As of November 29, 2016, there were outstanding options to purchase a total of 13,000 shares of our Common Stock. The weighted average exercise price of the outstanding options are $0.54 per share.

Provisions of our Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect

Certain provisions set forth in our Certificate of Incorporation and Bylaws, each as amended, could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.

In particular, our Certificate of Incorporation and Bylaws, each as amended, among other things:

●	authorize our Board of Directors to issue, without further action by the stockholders, up to 100,000,000 shares of undesignated preferred stock;
●	provide that stockholders must provide advance notice to nominate persons for election to our Board of Directors;
●	specify that special meetings of our stockholders, unless otherwise prescribed by statute, can be called only by the Board of Directors, the Chairperson or the President; and
●	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum, or by the sole remaining director.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us, we understand that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering. Future sales of substantial numbers of shares of our common stock in the public market after this offering, or the anticipation of those sales, could adversely affect market prices of our common stock prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The material terms and provisions of the securities being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

We are offering         units. Each unit consists of one share of our common stock and one warrant exercisable for one share of our common stock. The units will not be certificated. The warrants part of the units are immediately separable and will be issued separately in this offering.

Common Stock

The material terms of our common stock and our other capital stock are described in the section of this prospectus entitled “Description of Capital Stock” beginning on page 56 of this prospectus.

Warrants to Purchase Common Stock

The warrants offered in this offering will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the form of warrant.

Each warrant represents the right to purchase one share of common stock at an exercise price per share equal to 125% of the common stock public offering price, subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on the fifth anniversary of the date of issuance. Each warrant will have a cashless exercise right in the event that the shares of common stock underlying such warrants are not covered by an effective registration statement at the time of such exercise.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, in each case within two years of the date of issuance, and the exercise price of the warrants exceeds the consideration paid in respect of our common stock in connection with such transaction, then in connection with following such event, the holders of the warrants will be entitled to receive an amount equal to the Black-Scholes value of the warrants as of the date of such transaction.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us.

There is no established public trading market for the warrants issued in this offering. We intend to apply to list our warrants on the NYSE MKT under the symbol “NFPW” concurrently with the closing of this offering.

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UNDERWRITING

Aegis Capital Corp. is acting as the sole book-running manager of the offering and as representative of the underwriters, or the “Representative.” We have entered into an underwriting agreement, dated         , 2017, with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter has severally and not jointly agreed to purchase from us, at the public offering price per share less underwriting discounts set forth on the cover page of this prospectus, the numbers of shares of common stock and warrants listed next to its name in the following table:

Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.

Total

The underwriters are committed to purchase all of the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and/or warrants described below, if they purchase any shares of common stock and warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option. We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the effective date of the registration statement of which this prospectus is a part, permits the underwriters to purchase a maximum of         additional shares and/or         additional warrants (15% of the shares and warrants sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and/or warrants covered by the option at the public offering price per share or per warrant that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $         and the total net proceeds, before expenses, to us will be $         .

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Per Warrant	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Non-accountable expense allowance (1%) (1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)	The non-accountable expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

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We have paid an expense deposit of $25,000 to the representative, which will be applied against actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110(f)(2)(C) in the event of the termination of this offering.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering, which amount will not exceed $135,000 in the aggregate for fees and expenses reimbursable to the underwriters upon closing of this offering: (a) all filing fees and communication expenses relating to the registration of the securities being sold in this offering (including the over-allotment securities) with the Securities and Exchange Commission (the “SEC”); (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual and $10,000 in the aggregate; (c) all filing fees associated with the review of this offering by FINRA and all fees and expenses relating to the listing of the securities being sold in this offering on the NYSE MKT; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities being sold in this offering under the securities laws of any state or other jurisdiction designated by the underwriters, including the reasonable fees and expenses of the underwriter’s “blue sky” counsel up to $20,000; (e) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (f) the underwriters’ legal fees incurred in connection with this offering in an amount not to exceed $75,000; (g) $10,000 of the representative’s actual accountable road show expenses for the offering; and (h) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $2,500.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $ .

Representative Warrants. Upon the closing of this offering, we have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase a number of shares of our common stock equal to 4% of the total shares of our common stock and warrants sold in this offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 110% of the initial public offering price. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four year period commencing one year from the effective date of the registration statement related to this offering. The Representative’s Warrants also provides for one demand registration of the shares of common stock underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares of common stock for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal. For a period of twelve (12) months from the date of closing of this offering, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the representative; provided, however, that such right shall not apply to direct offerings by us, mergers and acquisitions and strategic transactions. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

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Lock-Up Agreements. Each of our directors, officers and any other 5% or greater holder of our outstanding shares of common stock as of the effective date of this registration statement have agreed to enter into customary “lock-up” agreements in favor of the representative pursuant to which such persons and entities will agree, for a period of three (3) months from the effective date of the registration statement, that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the representative’s prior written consent and (ii) we and any of our successors have agreed, for a period of three (3) months from the effective date of the registration statement, that each will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
●

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our common stock and warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our securities in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (1) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (2) this prospectus is made available in Australia only to those persons as set forth in clause (1) above, and (3) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of the shares of common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

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An offer to the public of the shares of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (1) an average of at least 250 employees during its last fiscal year; (2) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (3) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the shares of common stock and warrants shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the shares of common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (1) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (2) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the shares of common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The shares of common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (1) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (2) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The shares of common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such shares of common stock and warrants been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares of common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the shares of common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The offering of the shares of common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the shares of common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the shares of common stock and warrants or distribution of any offer document relating to the shares of common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the shares of common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such shares of common stock and warrants being declared null and void and in the liability of the entity transferring the shares of common stock and warrants for any damages suffered by the investors.

Japan

The shares of common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the shares of common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires the shares of common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of the shares of common stock and warrants is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The shares of common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the shares of common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of the shares of common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the shares of common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of the shares of common stock and warrants in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The shares of common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the shares of common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the shares of common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the shares of common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the shares of common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the shares of common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares of common stock and warrants, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for the shares of common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the shares of common stock and warrants. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the shares of common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the shares of common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (1) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (2) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (3) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

65

LEGAL MATTERS

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York. Loeb & Loeb LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The consolidated balance sheets of NanoFlex Power Corporation and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended have been incorporated herein and in the registration statement in reliance upon the report of Malone Bailey LLP, independent registered public accounting firm, and given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can read our reports, proxy statements and other information, including the registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. In addition, we make available on or through our website at www.nanoflexpower.com copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents we are incorporating by reference as of the date hereof are as follows:

●	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 18, 2016;
●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the Securities and Exchange Commission on May 11, 2016, August 15, 2016 and November 10, 2016, respectively; and
●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 27, 2016, April 4, 2016, April 11, 2016 and October 26, 2016.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may obtain a copy of these filings, without charge, by writing us at NanoFlex Power Corporation, 17207 North Perimeter Drive, Suite 210, Scottsdale, AZ 85255, Attention: Investor Relations, or by calling us at (480) 585-4200.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

66

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements

NanoFlex Power Corporation and Subsidiaries

F-1

NANOFLEX POWER CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash	$41,725	$6,255
Accounts receivable	85,000	95,623
Prepaid expenses and other current assets	11,079	854
Total current assets	137,804	102,732

Property and equipment, net	8,589	13,735

Total assets	$146,393	$116,467

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$3,011,769	$3,341,905
Accounts payable- related party	1,420	62,469
Accrued expenses	1,437,365	1,840,537
Warrant derivative liability	8,990,943	12,796,146
Conversion option derivative liability	3,590,660	5,411,187
Short-term debt, net of unamortized discounts	184,411	150,000
Short-term debt- related party, net of unamortized discounts	-	670,848
Convertible debt, net of unamortized discounts	1,554,733	1,123,818
Advances - related party	350,000	110,000
Total current liabilities	19,121,301	25,506,910
Total liabilities	19,121,301	25,506,910

Stockholders' deficit:
Common stock, 500,000,000 authorized, $0.0001 par value, 59,196,687 and 51,473,157 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	5,919	5,148
Additional paid-in capital	188,751,460	176,108,887
Accumulated deficit	(207,732,287)	(201,504,478)
Total stockholders' deficit	(18,974,908)	(25,390,443)

Total liabilities and stockholders' deficit	$146,393	$116,467

See accompanying notes to unaudited consolidated financial statements.

NANOFLEX POWER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$85,000	$-	$115,400	$-
Cost of services	(97,829)	-	(331,710)	-
Gross loss	(12,829)	-	(216,310)	-
Operating expenses:
Research and development	$299,500	$327,253	$1,475,847	$828,002
Patent application and prosecution fees	649,378	321,643	1,187,145	1,490,657
Selling, general and administrative expenses	772,508	1,281,736	2,122,330	2,629,669
Total operating expenses	1,721,386	1,930,632	4,785,322	4,948,328

Loss from operations	(1,734,215)	(1,930,632)	(5,001,632)	(4,948,328)

Other income (expenses):
Gain (loss) on change in fair value of derivative	(3,274,387)	(8,977,501)	6,170,172	(11,418,423)
Loss on extinguishment of debt	-	-	(3,756,985)	(150,000)
Interest expense	(760,050)	(747,477)	(3,639,364)	(1,285,476)
Total other income (expense)	(4,034,437)	(9,724,978)	(1,226,177)	(12,853,899)

Net loss	$(5,768,652)	$(11,655,610)	$(6,227,809)	$(17,802,227)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.24)	$(0.11)	$(0.38)

Weighted average common shares outstanding:
Basic and diluted	58,973,457	49,488,166	57,103,514	46,759,780

See accompanying notes to unaudited consolidated financial statements.

NANOFLEX POWER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,227,809)	$(17,802,227)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,146	3,745
Warrants issued as compensation	1,662,364	817,049
Options issued as compensation	12,489	-
Interest expense of warrants related to conversion of debt	1,090,759	458,743
Amortization of debt discounts	2,225,077	765,006
Loss on extinguishment of debt	3,756,985	150,000
Warrants issued for interest expense	6,023	-
Derivative warrant issued for services	544,442	230,971
(Gain) loss on change in fair value of derivative liabilities	(6,170,172)	11,418,423
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(10,225)	3,836
Accounts receivable	10,623	-
Accounts payable	(330,136)	1,624,216
Accounts payable - related party	(61,049)	19,999
Accrued expenses	(113,757)	(286,483)
Net cash used in operating activities	(3,599,240)	(2,596,722)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares and warrants	663,922	86,000
Proceeds from exercise of warrants	6,288	914,218
Borrowings from short-term debt	300,000	-
Proceeds from short-term debt	-	50,000
Borrowings on related party debt	1,375,000	300,000
Payments on related party debt	(150,000)	-
Borrowings on convertible debt	1,199,500	1,657,500
Advances received from related party	510,000	193,350
Advances repaid to related party	(270,000)	(451,500)
Net cash provided by financing activities	3,634,710	2,749,568

NET INCREASE IN CASH	35,470	152,846
Cash, beginning of the period	6,255	168
Cash, end of the period	$41,725	$153,014

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$11,435	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Principal and interest converted into common stock	3,015,500	1,457,595
Debt discount on beneficial conversion feature and warrants issued with convertible debt	2,056,493	1,079,117
Debt discount due to warrants issued with promissory notes	1,231,366
Accrued liabilities settled with common shares and warrants	67,536
Reclassification of conversion option as derivative liabilities		5,743,021
Reclassification of warrants as derivative liabilities	-	76,368
Note modified to be convertible note and then converted	2,050,000	-
Accrued interest converted to debt	-	50,000
Issuance of common stock related to PIPE II anti-dilution provision	-	155

See accompanying notes to unaudited consolidated financial statements.

NANOFLEX POWER CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND, BASIS OF PRESENTATION, AND GOING CONCERN:

Background

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company owned 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was incorporated in Pennsylvania on February 7, 1994. The Company is organized to fund, develop, commercialize and license advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost.

These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications.

We believe these technologies have been demonstrated in a laboratory environment with our research partners. The Company is currently taking steps to pursue product development and commercialization on some of these technologies in collaboration with industry partners and potential customers.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures have been or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying consolidated financial statements include normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. These consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of results to be expected for the full fiscal year or any other periods.

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosures. Actual results may differ from these estimates.

Revision of Previously-Issued Financial Statements

During the three months ended June 30, 2016, the Company identified errors in its financial statements for the third and fourth quarters of the fiscal year ended December 31, 2015, and first quarter of the fiscal year ended March 31, 2016, as included in the Company’s 10-Q for the periods ended September 30, 2015 and March 31, 2016, and its 2015 annual report on Form 10-K, related to the accounting for conversion option derivative liabilities. Specifically, the Company accounted for all of its convertible debt instruments assuming that each contained an embedded conversion feature that met the criteria for bifurcation when, in fact, several of the outstanding notes contained embedded conversion features that did not require bifurcation. The Company has made adjustments in each period related to this.

The Company assessed the effect of the above errors in the aggregate on prior periods’ financial statements in accordance with the SEC’s Staff Accounting Bulletins No. 99 and 108 and, based on an analysis of quantitative and qualitative factors, determined that the errors were not material to any of the Company’s prior interim and annual financial statements.

The Company determined that the correction of the cumulative amounts of the errors would be material to its consolidated financial statements for the three and six months ended June 30, 2016. Therefore, the Company revised its previously-issued financial statements as of December 31, 2015 and for the third and fourth quarters of fiscal 2015 and first quarter of fiscal 2016. The balance sheet as of December 31, 2015 and the statement of operations for the three and nine months ended September 30, 2015 included herein are revised as described below for those adjustments.

All financial information contained in the accompanying notes to these financial statements has been revised to reflect the correction of these errors.

The following tables present the effect of the aforementioned revisions on the Company’s consolidated balance sheet for the year ended December 31, 2015:

	As of December 31, 2015
	As Reported	Revision	As Revised
Conversion option derivative liability	$8,145,160	$(2,733,973)	$5,411,187
Convertible debt, net of unamortized discounts	1,051,545	72,273	1,123,818
Total current liabilities	28,168,610	(2,661,700)	25,506,910
Total liabilities	28,168,610	(2,661,700)	25,506,910
Accumulated deficit	(204,989,355)	3,484,877	(201,504,478)
Additional paid in capital	176,932,064	(823,177)	176,108,887
Total stockholders' deficit	(28,052,143)	2,661,700	(25,390,443)

The following tables present the effect of the aforementioned revisions on the Company’s consolidated statement of operations for the three and nine months ended September 30, 2015:

	Three Months Ended September 30, 2015
	As Reported	Revision	As Revised
Gain (loss) on change in fair value of derivative	$(10,461,536)	$1,484,035	$(8,977,501)
Interest expense	(526,378)	(221,099)	(747,477)
Total other expense	(10,987,914)	1,262,936	(9,724,978)
Net loss	(12,918,546)	1,262,936	(11,655,610)
Net loss per share (basic and diluted)	(0.26)	(0.02)	(0.24)

	Nine Months Ended September 30, 2015
	As Reported	Revision	As Revised
Gain (loss) on change in fair value of derivative	$(12,902,458)	$1,484,035	$(11,418,423)
Interest expense	(1,064,377)	(221,099)	(1,285,476)
Total other expense	(14,116,835)	1,262,936	(12,853,899)
Net loss	(19,065,163)	1,262,936	(17,802,227)
Net loss per share (basic and diluted)	(0.41)	(0.03)	(0.38)

These revisions to the consolidated statements of cash flows for the nine months ended September 30, 2015 did not result in any changes to the amounts previously reported for net cash from (used in) operating, investing and financing activities.

Going Concern

The Company has generated limited revenue to date.  The Company has a working capital deficit of $18,983,497 and an accumulated deficit of $207,732,287 as of September 30, 2016.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date, the Company has funded its initial operations primarily by way of the sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties.

Fair Value

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

As of September 30, 2016 the significant inputs to the Company’s derivative liability calculation were Level 3 inputs.

The following schedule summarizes the valuation of financial instruments at fair value in the balance sheets as of September 30, 2016 and December 31, 2015:

	Fair Value Measurements as of September 30, 2016
	Level 1		Level 2		Level 3
Assets
None	$		$		$
Total assets		-		-		-
Liabilities
Warrant derivative liability		-		-		8,990,943
Conversion option derivative liability		-		-		3,590,660
Total liabilities		$-		$-		$12,581,603

	Fair Value Measurements as of December 31, 2015
	Level 1		Level 2		Level 3
Assets
None	$		$		$
Total assets		-		-		-
Liabilities
Warrant derivative liability		-		-		12,796,146
Conversion option derivative liability		-		-		5,411,187
Total liabilities		$-		$-		$18,207,333

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable		Significant Unobservable
	Inputs		Inputs
	(Level 3)		(Level 3)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Beginning balance	$9,307,216	$3,596,052	$18,207,333	$847,791
Change in fair value	3,274,387	8,977,501	(6,170,172)	11,418,423
Additions reclassified from equity	-	5,743,021	-	5,819,389
Additions recognized as compensation expense	-	-	544,442	230,971
Ending balance	$12,581,603	$18,316,574	$12,581,603	$18,316,574

2. DEBT

Notes Payable

The Company has a note payable of $100,000 due to its former Chief Executive Officer and President. The note is due on demand and bears an interest rate at the minimum applicable rate for loans of similar duration, which was 0.5% as of September 30, 2016.

During the year ended December 31, 2015, the Company issued a promissory note of $50,000. The term of the note expires 120 days from the effective date. 100,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest.. The relative fair value of the warrants of $45,243 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note. The Company recognized interest expense of $45,243 associated with the amortization of debt discount for the year ended December 31, 2015. On May 12, 2016, this note was forgiven in exchange for a new convertible note that bears interest of 8% per annum, a maturity date of one year and is convertible into units at $0.50 per unit, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. This modification qualifies as an extinguishment of debt. The fair value of 50,000 warrants issued in connection with the modification which have a term of 5 years and are exercisable at $0.50 per share resulted in a loss on extinguishment of debt of $44,044. The modified note also gave rise to a beneficial conversion feature of $37,584 which is recognized as additional paid in capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $12,415 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

During the three months ended September 30, 2016, the Company issued a promissory note of $300,000. The term of the note expires one year from the effective date and has an interest rate of 10%. 600,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest. The relative fair value of the warrants of $235,188 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note. The Company recognized interest expense of $19,599 associated with the amortization of debt discount for the three and nine months ended September 30, 2016.

As of September 30, 2016 and December 31, 2015, the aggregate outstanding balance of non-convertible notes payable was $400,000 and $150,000, respectively.

Notes Payable – Related Party

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party, the Chief Executive Officer’s son. Under the terms of this agreement, the note was to be repaid within 6 months of funding. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, and in April of 2015, the note agreement was amended to extend the maturity date to February 26, 2016 and set a 4% simple interest rate on the note. This note was paid in full in January of 2016 along with $509 of accrued interest.

In 2015, the Company issued promissory notes to a majority shareholder in aggregate of $625,000 (“Notes #1 to #4”). The notes have a term ranging from 120 – 150 days from the effective date. 1,250,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest. On January 6, 2016, the Company issued an additional promissory note to the same majority shareholder in the amount of $1,375,000 in exchange for a loan in that amount (“Note #5). The Company issued 2,750,000 warrants in connection with this Note #5, for the Company’s common stock at an exercise price of $0.50 per share. The total relative fair value of the warrants of $996,178 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the notes. Notes #1 to #4 and Note #5 shall be collectively referred to herein as the “$2M Notes.”

On January 22, 2016, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with the holder of the $2 million notes. Pursuant to the Conversion Agreement, the investor converted the $2 million notes, which totaled $2,000,000, into an investment of $2,000,000 into the Company’s private placement of convertible notes and warrants. This extinguishment of the $2 million notes resulted in a loss on extinguishment of debt of $3,163,303 which included an unamortized discount of $926,382 and $2,236,921 representing the fair value of 2,000,000 warrants issued in connection with the Note Conversion Agreement. Additionally, the Company recognized a beneficial conversion feature of $1,100,735 in accordance with the provisions of ASC 470-20 “Debt – Debt with Conversion and Other Options” which is reflected as an increase in additional paid-in-capital and a corresponding debt discount which was amortized on a straight line basis over the life of the note.

On January 25, 2016, the investor converted the convertible note and accrued interest into 4,320,000 shares of the Company’s common stock and a warrant to purchase 4,320,000 shares of the Company’s common stock with a ten year term and an exercise price of $0.50 per share. Of the 4,320,000 shares of common stock, 320,000 shares represent interest paid on the convertible note pursuant to the terms of the conversion agreement in the amount of $160,000. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized an additional interest expense of $899,265 associated with the warrants that were issued upon conversion. This contingent beneficial conversion feature was immediately recognized as interest expense with an offset to additional paid-in-capital.

As of September 30, 2016 and December 31, 2015, the aggregate outstanding balance of notes payable to related parties was $0 and $670,848, respectively, net of unamortized discounts of $0 and $104,152, respectively.

Advances – Related Party

During the three and nine months ended September 30, 2016, the Company received advances from its Chief Executive Officer totaling $0 and $510,000, respectively, and repaid advances totaling $150,000 and $270,000, respectively.

As of September 30, 2016 and December 31, 2015, the aggregate outstanding balance of advances to related parties was $350,000 and $110,000, respectively.

Convertible Notes Payable

In addition to the $2,000,000 convertible note described above in the Notes Payable-Related Party section, on March 7, 2016, the Company received proceeds of $80,000 in exchange for a convertible note and the issuance of 80,000 warrants with a five year life and an exercise price of $0.50 per share. The convertible note has a principal amount of $80,000, interest of 8% per annum, a maturity date of one year and is convertible into 160,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The relative fair value of the 80,000 warrants issued with the debt was determined to be $38,205 and was recognized as a discount to the debt. This note also gave rise to a beneficial conversion feature of $22,290 which is recognized as additional-paid-in capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $19,505 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

From April 18, 2016 through June 30, 2016, the Company received additional aggregate proceeds of $375,000 in exchange for eight convertible notes and the issuance of 375,000 warrants with a five year life and exercise price of $0.50 per share. The convertible notes have an aggregate principal amount of $375,000, interest of 8% per annum, a maturity date of one year and are convertible into an aggregate of 750,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The aggregate relative fair value of the 375,000 warrants issued with the debt was determined to be $158,423 and was recognized as a discount to the debt. These notes also gave rise to a beneficial conversion feature of $116,129 which is recognized as additional paid in capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $100,449 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

On July 13, 2016, the Company entered into a note purchase agreement with an investor pursuant to which an investor purchased a promissory note from the Company and received 500,000 warrants with a seven year life and exercise price of $0.50 per share in exchange for $500,000. The promissory note had a clause that automatically modified it 30 days after issuance (on August 12, 2016) into a convertible note. The convertible note has a principal amount of $500,000, includes the issuance of 500,000 additional warrants, interest of 8% per annum, a maturity date of one year and is convertible into 1,000,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The relative fair value of the 500,000 warrants issued on July 13, 2016 was $161,010. The relative fair value of the 500,000 warrants issued on August 12, 2016 was $117,377. The total of $278,386 was recognized as a discount to the debt. This note also gave rise to a beneficial conversion feature of $123,233 which is recognized as additional paid in capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $98,381 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

From July 6, 2016 through September 30, 2016, the Company received additional aggregate proceeds of $244,500 in exchange for 12 convertible notes and the issuance of 244,500 warrants with a five year life and exercise price of $0.50 per share. The convertible notes have an aggregate principal amount of $244,500, interest of 8% per annum, a maturity date of one year and are convertible into an aggregate of 489,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The aggregate relative fair value of the 244,500 warrants issued with the debt was determined to be $102,835 and was recognized as a discount to the debt. These notes also gave rise to a beneficial conversion feature of $78,673 which is recognized as additional paid in capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $62,992 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

During the three months ended March 31, 2016, the full principal balances of certain notes of $30,000 with accrued interest of $790 were converted pursuant to the terms of the notes into 61,578 shares of the Company’s common stock and 61,578 warrants to purchase common stock. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized interest expense of $3,787 associated with the warrants that were issued upon conversion. This additional warrant expense was immediately recognized as interest expense with an offset to additional paid-in-capital.

During the three months ended June 30, 2016, the full principal balances of certain notes totaling $267,144 with accrued interest of $21,371 were converted pursuant to the terms of the notes into 577,031 shares of the Company’s common stock and 577,031 warrants to purchase common stock. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized additional interest expense of $56,197 associated with the warrants that were issued upon exercise. This additional warrant expense was immediately recognized as interest expense with an offset to additional paid-in-capital.

During the three months ended September 30, 2016, the full principal balances of certain notes totaling $496,477 with accrued interest of $39,718 were converted pursuant to the terms of the notes into 1,072,390 shares of the Company’s common stock and 1,072,390 warrants to purchase common stock. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized additional interest expense of $131,510 associated with the warrants that were issued upon conversion. This additional warrant expense was immediately recognized as interest expense with an offset to additional paid-in-capital.

Aggregate amortization of the discounts on the convertible notes for the nine months ended September 30, 2016 and 2015 was $2,030,827 and $626,187, respectively. As of September 30, 2016 and December 31, 2015, the aggregate outstanding balance of convertible notes payable was $1,339,144 and $1,123,818, respectively, net of unamortized discounts of $625,856 and $561,728, respectively.

Derivative Liabilities - Convertible Notes

As of September 30, 2016, the fair value of the outstanding convertible note derivatives was determined to be $3,590,660 and recognized a gain of $1,820,527. There were no new convertible note derivatives that arose during the three or nine months ended September 30, 2016.

Accounts Payable - Related Party

As of September 30, 2016 and December 31, 2015, there is $1,420 and $62,469, respectively, due to a related party, the Company’s Chief Financial Officer, which is non-interest bearing and due on demand.

3. EQUITY

Common Stock

During the six months ended June 30, 2016, the Company issued 245,878 common shares and warrants to purchase 426,741 common shares of the Company’s common stock in exchange for proceeds of $67,536. The Company determined a fair value for the shares and warrants to be $617,174. The cash was received prior to December 31, 2015 and was recorded as an accrued liability at December 31, 2015. This transaction resulted in a loss on extinguishment of liability of $549,638.

During the three months ended March 31, 2016, the Company issued 372,263 common shares and warrants to purchase 1,140,662 common shares of the Company’s common stock in exchange for proceeds of $172,342, $40,062 of which was received subsequent to the end of the quarter.

During the three months ended June 30, 2016, the Company issued 1,007,535 common shares and warrants to purchase 3,031,050 common shares of the Company’s common stock in exchange for proceeds of $466,451.

During the three months ended June 30, 2016, the Company issued 12,577 common shares on exercise of warrant at price of $0.50 per share for a total of $6,288.

During the three months ended September 30, 2016, the Company issued 54,278 common shares and warrants to purchase 205,050 common shares of the Company’s common stock in exchange for proceeds of $25,129 and interest expense of $6,023.

Stock Options

A summary of stock option activity during the nine months ended September 30, 2016 is as follows:

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Life (years)
Outstanding at December 31, 2015	50,000	$0.50	10.0
Granted	-
Exercised	-
Forfeited	-
Outstanding at September 30, 2016	50,000	0.50	9.2
Exercisable at September 30, 2016	10,000	$0.50	9.2

Stock option awards are expensed on a straight-line basis over the requisite service period.  During the three and nine months ended September 30, 2016 the Company recognized expense of $4,164 and $12,489, respectively, associated with stock option awards. During the three and nine months ended September 30, 2015 the Company recognized expense of $0 and $0, respectively, associated with stock option awards. At September 30, 2016, future stock compensation expense (net of estimated forfeitures) not yet recognized was $56,448 and will be recognized over a weighted average remaining vesting period of 3.4 years.

The intrinsic value of the Company’s stock options outstanding was $26,311 at September 30, 2016.

Warrants

On September 1, 2015 the Company entered into an Employment Agreement (the “Employment Agreement”) with Mark Tobin in his capacity as the Company’s Chief Financial Officer. Pursuant to the Employment Agreement, on September 1, 2015 the Company issued Mr. Tobin warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). The fair value of the warrants was determined to be $2,835,061 using the Black-Scholes option pricing model. 375,000 of the Warrant Shares vested on September 1, 2015, an additional 375,000 warrant shares vested on the first anniversary date of the Employment Agreement, an additional 375,000 warrant shares will vest on the second anniversary date of the Employment Agreement, and, an additional 375,000 warrant shares will vest on the third anniversary date of the Employment Agreement. Warrant expense of $265,787 and $915,489 was recognized during the three and nine months ended September 30, 2016, respectively. The agreement contains an anti-dilution provision and therefore the exercise price at September 30, 2016 is $0.50 per share.

On September 23, 2016, the Company issued warrants to purchase 15,000 shares of the Company’s common stock at $1.00 per share to a consultant in exchange for services already performed. The warrants have a five year term and are immediately vested. The fair value of the warrants was determined to be $13,618 using the Black-Scholes option pricing model of which $13,618 was recognized as expense during the three and nine months ended September 30, 2016.

The following summarizes the warrant activity for the nine months ended September 30, 2016:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(in years)	Value
Outstanding as of December 31, 2015	40,026,431	$1.83	4.6	$54,932,218
Granted	19,254,051	-
Expired	(110,000)	-
Exercised	(12,577)	-

Outstanding as of September 30, 2016	59,157,905	$0.83	4.9	$60,709,026

Exercisable as of September 30, 2016	57,220,405	$0.83	4.9	$60,709,026

Derivative Liabilities - Warrants

The anti-dilution features in the freestanding warrants issued in the nine months ended September 30, 2016 cause the instruments to no longer be indexed to the Company’s own stock and requires that they be accounted for as derivative liabilities based on guidance in FASB ASC 815, Derivatives and Hedging.

The valuation of the derivative liability of the warrants was determined through the use of a Black Scholes options model, which the Company believes approximates fair value. Using this model, the Company had a balance of $12,796,146 at December 31, 2015. The Company recorded the change in the fair value of the warrant liabilities recognizing a gain of $4,349,645 and warrant expense of $1,277,699 for the nine months ended September 30, 2016, to reflect the value of the warrant derivative liability of $8,990,943 as of September 30, 2016.

On November 4, 2015, the Company entered into an amendment to the Independent Contractor Agreement (the “Amendment”) with a service provider pursuant to which the service provider is to be issued warrants to purchase 2,400,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). 1,200,000 of the Warrant Shares vested on November 4, 2015, an additional 600,000 Warrant Shares vested on the first anniversary date of the Amendment, and an additional 600,000 Warrant Shares will vest on the second anniversary date of the Amendment. The fair value of the first 1,200,000 Warrants Shares was determined to be $1,115,964 using the Black-Scholes option pricing model and was recognized as expense during the year ended December 31, 2015. The fair value of the two tranches of 600,000 Warrant Shares was determined to total $1,195,985 as of September 30, 2016 using the Black-Scholes option pricing model of which $373,008 and $604,187 was recognized as expense during the three and nine months ended September 30, 2016, respectively.

On May 13, 2016, the Company entered into an agreement with a service provider pursuant to which the service provider is to be issued warrants to purchase 1,000,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). 500,000 of the Warrant Shares vested on May 13, 2016, an additional 250,000 warrant shares will vest on the first anniversary date of the agreement, an additional 250,000 Warrant Shares will vest on the second anniversary date of the agreement. The fair value of the first 500,000 Warrant Shares was determined to be $388,888 using the Black-Scholes option pricing model and was recognized as expense and as derivative liabilities during the quarter ended June 30, 2016. The fair value of the two tranches of 250,000 Warrant Shares was determined to total $500,539 as of September 30, 2016 using the Black-Scholes option pricing model of which $92,842 and 517,958 was recognized as expense during the three and nine months ended September 30, 2016, respectively.

On May 13, 2016, the Company entered into an agreement with a service provider pursuant to which the service provider is to be issued warrants to purchase 200,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). The Warrant Shares are immediately vested. The fair value of the Warrant Shares was determined to total $199,905 as of September 30, 2016 using the Black-Scholes option pricing model of which $155,554 was recognized as expense during the three and nine months ended September 30, 2016.

The warrants were valued using the Black-Scholes pricing model with the following assumptions:

Nine Months Ended September 30,
	2016	2015
Volatility	129-.70% - 183.62%	113.46% - 141.78%
Risk-free interest rate	0.44% - 1.78%	0.08% - 1.88%
Expected term	2.25 - 10 years	0.25 - 5 years

4. NET LOSS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net loss	$(5,768,652)	$(11,655,610)	$(6,227,809)	$(17,802,227)

Basic weighted average common shares outstanding	58,973,457	49,488,166	57,103,514	46,759,780
Add incremental shares for:
Stock options	-	-	-	-
Diluted weighted average common shares outstanding	58,973,457	49,488,166	57,103,514	46,759,780

Net income loss per share:
Basic and diluted	$(0.10)	$(0.24)	$(0.11)	$(0.38)

5. COMMITMENTS AND CONTINGENCIES

Lease Commitments

In November 2013, the Company entered into a 60-month lease agreement for its corporation facility in Arizona. Total rent expense for the three and nine months ended September 30, 2016 was $21,039 and $64,375, respectively. Total rent expense for the three and nine months ended September 30, 2015 was $22,807 and $70,701, respectively.

Future minimum lease payments are as follows:

2016	$20,770
2017	84,233
2018	71,797
2019	-
2020	-
Thereafter	-
Total	$176,800

Concentrations

All of the Company’s revenue and accounts receivable are currently earned from one customer.

Legal Matters

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of NanoFlex Power Corporation (the “Company,” “we,” “our” or “us”) that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement as amended and dated as of October 1, 2013 (the “Employment Agreement”). The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D, Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our former Executive Vice President and former member of our Board of Directors and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortuously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors.

On September 3, 2015 the Company filed a Motion to Dismiss portions of the Complaint in the United States District Court Southern District of New York. The United States District Court Southern District of New York heard oral argument on the Motion to Dismiss on June 23, 2016, and at the conclusion took the Motion to Dismiss under advisement. The Court ruled on August 24, 2016, regarding the Motion to Dismiss, and granted the motion in part and denied the motion in part.

The Court granted a dismissal of all claims against Mr. Foster and dismissal of the Plaintiff’s declaratory judgment claim. All other claims by the Plaintiff continue to be outstanding. The Company filed an answer to the Complaint on September 14, 2016, and the Plaintiff responded to the Company’s counter claims contained in the Company’s answer on November 7, 2016.

Other than the foregoing, there have been no new developments in the case since the filing of the answer. The Company believes that the Plaintiff’s allegations and claims are without any merit and plans to continue to vigorously defend against the claims.

6. SUBSEQUENT EVENTS

On October 7, 2016 the Company entered into a note purchase agreement with an investor pursuant to which an investor purchased a promissory note from the Company in exchange for $100,000. In connection with the note, the investor was also issued a warrant to purchase 200,000 shares of the Company’s common stock with a 5 year term and $.50 exercise price and a cashless conversion feature. The Note automatically converted by its terms on November 7, 2016, 30 days after issuance into an investment in the principal amount of the note in the Company’s convertible notes and warrants, and upon automatic conversion, the investor was issued a one year promissory note for $100,000 convertible into shares of the Company’s Common Stock at a $.50 conversion price and 5 year warrants to purchase 100,000 shares of Common Stock with an exercise price of $.50 and a cashless conversion feature.

During October, 2016, the Company issued and sold a convertible promissory note totaling $25,000 together with warrants to purchase 25,000 shares of the Company’s Common Stock for gross proceeds of $25,000 pursuant to certain note subscription agreements entered into between the Company and an investor. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. As of the date of this report, the note has been converted pursuant to their terms into warrants to purchase shares of the Company’s Common Stock and shares of Common Stock as set forth below.

During October, 2016, the Company issued 122,400 shares of the Company’s Common Stock upon conversion of certain promissory notes.

During October, 2016, the Company issued warrants to purchase 122,400 shares of its Common Stock related to the conversion of certain convertible notes. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature.

On October 3, 2016, 50,000 stock options were granted to an employee of the Company. The options vest on a monthly basis of 1,000 shares per month beginning on October 3, 2016, over a 50 month period. The options expire 5 years after vesting.

On October 21, 2016, the Company entered into an amendment to the Independent Contractor Agreement (the “Allen Amendment”) with Mr. Norman Allen; the Allen Amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the Allen Amendment then, the cash compensation under the Independent Contractor Agreement would be amended from a $1,500 daily fee to a $15,000 monthly fee. A copy of the Allen Amendment is filed herewith as Exhibit 10.1.

As reported by the Company in its current report on Form 8-K filed on October 26, 2016, on October 21, 2016, the Company entered into a second amendment to the Employment Agreement with Dean Ledger, the Company’s Chief Executive Officer (the “Ledger Amendment”). The Ledger Amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the Ledger Amendment, then Mr. Ledger’s base salary would increase from $210,000 to $240,000 and reduced Mr. Ledger’s severance upon the termination of Mr. Ledger in connection with a change of control transaction to six months. A copy of the Ledger Amendment was filed as Exhibit 10.1 to the Form 8-K. In the first amendment to the Employment Agreement dated May 8, 2015, Mr. Ledger agreed to a salary reduction of his base salary from $300,000 to $210,000. A copy of the first amendment to the Employment Agreement was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 18, 2016. A copy of the Employment agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 25, 2013.

Further, as reported by the Company in its current report on Form 8-K filed on October 26, 2016, on October 21, 2016, the Company entered into an amendment (the “Tobin Amendment”) to the Employment Agreement with Mark Tobin, the Company’s Chief Financial Officer. The Tobin Amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities subsequent to the Tobin Amendment, then Mr. Tobin’s base salary would increase from $190,000 to $225,000 and added a termination for “Good Reason” clause, as well as a six month severance upon the termination of Mr. Tobin. The Tobin Amendment also added the responsibilities of an Executive Vice President to Mr. Tobin’s duties and responsibilities under his Employment Agreement. A copy of the Tobin Amendment was filed as Exhibit 10.2 to the Form 8-K. A copy of the Employment Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2015 filed on November 13, 2015 and is also field herewith as Exhibit 10.2.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

NanoFlex Power Corporation

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheets of NanoFlex Power Corporation and its subsidiaries (collectively the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception and has a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 18, 2016, except for Note 1, 2, 4 and 6, as to which the date is November 28, 2016

NANOFLEX POWER CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$6,255	$168
Accounts receivable	95,623	-
Prepaid expenses and other current assets	854	5,519
Total current assets	102,732	5,687

Property and equipment, net	13,735	13,678

Total assets	$116,467	$19,365

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$3,341,905	$1,857,911
Accounts payable- related party	62,469	48,064
Accrued expenses	1,840,537	1,958,403
Warrant derivative liability	12,796,146	847,791
Conversion option derivative liability	5,411,187	-
Short-term debt, net of unamortized discounts	150,000	100,000
Short-term debt- related party, net of unamortized discounts	670,848	150,000
Convertible debt, net of unamortized discounts	1,123,818	673,389
Advances - related party	110,000	428,150
Total current liabilities	25,506,910	6,063,708
Total liabilities	25,506,910	6,063,708

Stockholders' deficit:
Common stock, 500,000,000 authorized, $0.0001 par value, 51,473,157 and 44,306,278 issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	5,148	4,431
Additional paid-in capital	176,108,887	172,139,185
Accumulated deficit	(201,504,478)	(178,187,959)
Total stockholders' deficit	(25,390,443)	(6,044,343)

Total liabilities and stockholders' deficit	$116,467	$19,365

See accompanying notes to consolidated financial statements.

NANOFLEX POWER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2015	2014

Revenue	$119,998	-
Cost of services	(114,947)	-
Gross profit	5,051	-
Operating expenses:
Research and development	$2,325,539	$1,174,473
Patent application and prosecution fees	1,724,988	2,394,118
Selling, general and administrative expenses	7,018,803	2,314,315
Total operating expenses	11,069,330	5,882,906

Loss from operations	(11,064,279)	(5,882,906)

Other income (expenses):
Gain (loss) on change in fair value of derivative	(10,193,218)	38,497
Loss on extinguishment of debt	(150,000)	-
Interest expense	(1,909,022)	(80,522)
Total other expense	(12,252,240)	(42,025)

Net loss	$(23,316,519)	$(5,924,931)

Net loss per share, basic and diluted	$(0.49)	$(0.14)

Weighted average common shares outstanding, basic and diluted	47,893,197	43,640,824

See accompanying notes to consolidated financial statements.

NANOFLEX POWER CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2013	42,799,278	$4,280	$170,813,285	$(172,263,028)	$(1,445,463)
Common Stock and warrants issued for cash	1,507,000	151	1,883,599	-	1,883,750
Fair value of warrant derivative liability	-	-	(688,614)	-	(688,614)
Recognition of contingent beneficial conversion feature and warrants	-	-	130,915	-	130,915
Net loss	-	-		(5,924,931)	(5,924,931)
Balance at December 31, 2014	44,306,278	$4,431	$172,139,185	$(178,187,959)	$(6,044,343)
Common stock returned and cancelled for issuance of convertible note	(75,288)	(7)	(37,637)	-	(37,644)
Common stock and warrants issued for cash	186,000	19	135,981	-	136,000
Common stock issued for services	350,000	35	349,965	-	350,000
Warrants issued for services	-	-	4,615,154	-	4,615,154
Warrants exercised for cash	1,828,437	183	914,037	-	914,220
Additional common shares issued related to warrant reset	1,554,500	155	(155)	-	-
Warrants reclassified as derivative liabilities	-	-	(76,368)	-	(76,368)
Warrants issued upon conversion of debt	-	-	494,730	-	494,730
Convertible debt reclassified as derivative liabilities	-	-	(5,743,021)	-	(5,743,021)
Conversion of debt to common stock and warrants	3,323,230	332	1,661,283	-	1,661,615
Beneficial conversion feature and warrants issued with debt	-	-	1,655,369	-	1,655,369
Options issued for services	-	-	364	-	364
Net loss	-	-	-	(23,316,519)	(23,316,519)
Balance at December 31, 2015	51,473,157	$5,148	$176,108,887	$(201,504,478)	$(25,390,443)

See accompanying notes to consolidated financial statements.

NANOFLEX POWER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,316,519)	$(5,924,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,785	3,819
Amortization of debt discounts	1,292,525	4,304
Loss (gain)on change in fair value of derivative liabilities	10,193,218	(38,497)
Loss on extinguishment of debt	150,000	-
Derivative warrants issued for services	1,346,935	-
Warrants issued as compensation	4,615,154	-
Common shares issued for services	350,000	-
Stock options issued for services	364	-
Interest expense from warrants issued upon conversion of debt	494,730	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	4,665	8,126
Accounts receivable	(95,623)	-
Accounts payable	1,483,994	1,168,792
Accounts payable - related party	14,405	48,064
Accrued expenses	(41,179)	1,281,651
Net cash used in operating activities	(3,501,546)	(3,448,672)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(5,842)	(10,064)
Net cash used in investing activities	(5,842)	(10,064)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on convertible debt	2,106,405	800,000
Proceeds from exercise of warrants	914,220	-
Borrowings from short-term debt	50,000	-
Advances received from related party	212,350	721,150
Proceeds from sale of common shares and warrants	136,000	1,883,750
Advances repaid to related party	(530,500)	(293,000)
Borrowings on related party debt	625,000	150,000
Net cash provided by financing activities	3,513,475	3,261,900

NET INCREASE (DECREASE) IN CASH	6,087	(196,836)
Cash, beginning of the period	168	197,004
Cash, end of the period	$6,255	$168

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$11,984	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants and common shares issued for debt	$1,634,928	$-
Debt discount on beneficial conversion feature and warrants issued with debt	1,655,369	130,915
Reclassification of conversion options as derivative liabilities	5,743,021	-
Reclassification of warrants as derivative liabilities	76,368	688,614
Accrued interest converted to debt	50,000	-
Warrants and common shares issued for accrued interest	26,687	-
Issuance of common stock related to PIPE II make-hold provisions	155	-
Common stock returned and cancelled for issuance of convertible notes	37,644	-

See accompanying notes to consolidated financial statements.

NANOFLEX POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background, Basis of Presentation

Background

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company owned 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the research, development, and commercialization of advanced configuration solar technologies. The Company’s sponsored research programs at the University of Southern California (“USC”), the University of Michigan (“Michigan”), and Princeton University have resulted in an extensive portfolio of issued and pending patents worldwide. Pursuant to its sponsored research agreements, NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research programs. While each patent is issued in the name of the respective university that developed the subject technology, NanoFlex has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being NanoFlex’s patents.

These patented and patent-pending technologies fall into two general categories. Gallium Arsenide (GaAs) solar technologies involve fabrication processes and device architectures to substantially reduce the cost of ultra-high efficiency GaAs thin films. Organic Photovoltaics (OPV) technologies involve the materials, architectures, and fabrication processes for ultra-thin film semi-transparent solar cells. The technologies are targeted at, but not limited to, certain broad applications that require high power conversion efficiency, flexibility, and light weight. These applications include, but are not limited to: (a) portable power mats and sheets for military and field use, (b) building applied photovoltaics (“BAPV”), (c) building integrated photovoltaics (“BIPV”), (d) space vehicles and unmanned aerial vehicles (“UAVs”), (e) semi-transparent solar power generating glazing or windows, and (f) ultra-thin solar films for consumer applications such as mobile devices or automobiles. Laboratory feasibility prototypes have been developed by the engineering team at University of Michigan that successfully demonstrate key building block principles for these technology application areas and the Company is working with industry partners to commercialize its technologies.

Basis of Presentation

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, income taxes, inventory, long lived assets and contingencies. These estimates are based on management’s best knowledge of current events, historical experience, actions that we may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results could differ materially from these estimates and assumptions.

Revision of Previously-Issued Financial Statements 2014

During the three months ended June 30, 2015, the Company identified errors in its financial statements for the last quarter of the fiscal year ended December 31, 2013, all quarters of fiscal year ended December 31, 2014, and the first quarter of fiscal year ended December 31, 2015 as included in the Company’s 2013 annual report on Form 10-K, the Company’s 2014 interim reports on Form 10-Q, the Company’s 2014 annual report on Form 10-K, and Company’s first quarter of 2015 interim reports on Form 10-Q, respectively, related to an unrecorded derivative liability and the related gain or loss on the change in fair value of the derivative liability. The derivative liability is associated with certain warrants containing anti-dilution features that cause the instruments to no longer be indexed to the Company’s own stock. The Company has made adjustments in each period related to this.

The Company assessed the effect of the above errors in the aggregate on prior periods’ financial statements in accordance with the SEC’s Staff Accounting Bulletins No. 99 and 108 and, based on an analysis of quantitative and qualitative factors, determined that the errors were not material to any of the Company’s prior interim and annual financial statements.

The Company determined that the correction of the cumulative amounts of the errors would be material to the year ended December 31, 2015 financial statements, and as such, the Company revised its previously-issued financial statements for each period in 2013, 2014 and 2015. The financial statements for the year ended December 31, 2014 included herein are revised as described below for those adjustments.

All financial information contained in the accompanying notes to these financial statements has been revised to reflect the correction of these errors.

The following table presents the effect of the aforementioned revision on the Company’s consolidated balance sheet as of December 31, 2014:

	As of December 31, 2014
	As Reported	Revision	As Revised
Warrant liability	$-	$847,791	$847,791
Total current liabilities	5,215,917	847,791	6,063,708
Total liabilities	5,215,917	847,791	6,063,708
Accumulated deficit	(178,226,456)	38,497	(178,187,959)
Additional paid in capital	173,025,473	(886,288)	172,139,185
Total stockholders' deficit	(5,196,552)	(847,791)	(6,044,343)
Total liabilities and stockholders' deficit	19,365	-	19,365

The following tables present the effect of the aforementioned revisions on the Company’s consolidated statements of operations for the year ended December 31, 2014:

	Year Ended December 31, 2014
	As Reported	Revision	As Revised
Gain (loss) on change in fair value of derivative	$-	$38,497	$38,497
Total other expense	(80,522)	38,497	(42,025)
Loss before income tax benefit	(5,963,428)	38,497	(5,924,931)
Net loss	(5,963,428)	38,497	(5,924,931)
Net loss per share (basic and diluted)	(0.14)	(0.00)	(0.14)

The following tables present the effect of the aforementioned revisions on the Company’s consolidated statements of cash flows for the year ended December 31, 2014:

	Year Ended December 31, 2014
	As Reported	Revision	As Revised
Cash flows from operating activities:
Net loss	$(5,963,428)	$38,497	$(5,924,931)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on change in fair value of derivative	-	(38,497)	(38,497)
NON-CASH INVESTING AND FINANCING ACTIVITIES
Reclassification of warrants as derivative liabilities	-	688,614	688,614

Revision of Previously-Issued Financial Statements 2015

During the three months ended June 30, 2016, the Company identified errors in its financial statements for the third and fourth quarters of the fiscal year ended December 31, 2015, and first quarter of the fiscal year ended March 31, 2016, as included in the Company’s 10-Q for the periods ended September 30, 2015 and March 31, 2016, and its 2015 annual report on Form 10-K, related to the accounting for conversion option derivative liabilities. Specifically, the Company accounted for all of its convertible debt instruments assuming that each contained an embedded conversion feature that met the criteria for bifurcation when, in fact, several of the outstanding notes contained embedded conversion features that did not require bifurcation. The Company has made adjustments in each period related to this.

The Company assessed the effect of the above errors in the aggregate on prior periods’ financial statements in accordance with the SEC’s Staff Accounting Bulletins No. 99 and 108 and, based on an analysis of quantitative and qualitative factors, determined that the errors were not material to any of the Company’s prior interim and annual financial statements.

The Company determined that the correction of the cumulative amounts of the errors would be material to its consolidated financial statements for the three and six months ended June 30, 2016. Therefore, the Company revised its previously-issued financial statements as of December 31, 2015 and for the third and fourth quarters of fiscal 2015 and first quarter of fiscal 2016. The balance sheet as of December 31, 2015 and the statement of operations for the year ended December 31, 2015 included herein are revised as described below for those adjustments.

All financial information contained in the accompanying notes to these financial statements has been revised to reflect the correction of these errors.

The following tables present the effect of the aforementioned revisions on the Company’s consolidated balance sheet for the year ended December 31, 2015:

	As of December 31, 2015
	As Reported	Revision	As Revised
Conversion option derivative liability	$8,145,160	$(2,733,973)	$5,411,187
Convertible debt, net of unamortized discounts	1,051,545	72,273	1,123,818
Total current liabilities	28,168,610	(2,661,700)	25,506,910
Total liabilities	28,168,610	(2,661,700)	25,506,910
Accumulated deficit	(204,989,355)	3,484,877	(201,504,478)
Additional paid in capital	176,932,064	(823,177)	176,108,887
Total stockholders' deficit	(28,052,143)	2,661,700	(25,390,443)

The following tables present the effect of the aforementioned revisions on the Company’s consolidated statement of operations for the year ended December 31, 2015:

	Year Ended December 31, 2015
	As Reported	Revision	As Revised
Loss on change in fair value of derivative	$(13,901,957)	$3,708,739	$(10,193,218)
Interest expense	(1,685,160)	(223,862)	(1,909,022)
Total other expense	(15,737,117)	3,484,877	(12,252,240)
Net loss	(26,801,396)	3,484,877	(23,316,519)
Net loss per share (basic and diluted)	(0.56)	(0.07)	(0.49)

These revisions to the consolidated statements of cash flows for the nine months ended December 31, 2015 did not result in any changes to the amounts previously reported for net cash from (used in) operating, investing and financing activities.

Sponsored Research Agreement

Research and development of the Technology is being conducted at the University of Southern California (“USC”) and, on a subcontractor basis, at the University of Michigan, beginning 2006 and currently under a 5-year Sponsored Research Agreement dated May 1, 2009.  During this period, the Company has agreed to pay USC up to $6,338,341 for work to be performed.  On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

License Agreement

The Company possesses an exclusive worldwide license and the right to sublicense any and all inventions and intellectual property resulting from the Company’s research agreements.  Royalties due under the agreement are 5% of net sales of licensed products or licensed processes used, leased or sold by the Company, 3% of revenues from sublicensing technology and 23% of revenues from any patent rights lawsuit proceeds.  Minimum royalties are as follows:

Years ending December 31,
2016	50,000
2017	65,000
2018	75,000
2019	100,000
2020	100,000
2021 and thereafter	100,000

Note 2: Going Concern

The Company has only generated limited revenues to date.  The Company has a working capital deficit of $25,404,178 and an accumulated deficit of $201,504,478 as of December 31, 2015.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date, the Company has funded its initial operations primarily by way of the sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties. The Company currently needs to raise additional capital in order to maintain its sponsored research agreements, its patent portfolio, research and development activities and efforts to commercialize its technologies, as well as to make payments on existing liabilities.  The Company is continuing to raise capital, as it did during the year ended December 31, 2015, in order to continue the Company’s business operations.  The Company currently requires approximately $6 million to $8 million to continue its operations over the next twelve months. There can be no assurance that the Company will be able to continue to raise sufficient capital or that it will be available on terms that are acceptable to the Company and its shareholders.   The Company’s management is also actively seeking strategic partners for licensing and/or joint development of Company technologies as well as prioritizing our current IP portfolio to identify opportunities for cost reduction.  The Company’s management is also seeking to reduce costs.  There can be no assurance that the Company’s management will be successful in its planned efforts, and a failure to do so may lead to the Company being unable to continue its operations.

Note 3: Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. Intercompany transactions and balances are eliminated at consolidation. Equity investments in which we exercise significant influence, but do not control and are not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which we do not exercise significant influence over the investee are accounted for using the cost method of accounting.

Accounts Receivable

Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. Management reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. The Company reserves for receivables that are determined to be uncollectible, if any, in its allowance for doubtful accounts. After the Company has exhausted all collection efforts, the outstanding receivable is written off against the allowance.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Impairment of Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period. We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. The significant estimates relate useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

All of the Company’s revenue and accounts receivable are currently earned from one customer.

Revenue Recognition

The Company recognizes revenue from its services when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when: (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.  Revenue from our joint development agreements are recognized as services are provided and are limited to the total dollar amount specified in the agreement. R&D engineering services, through joint development agreements are a core component of NanoFlex’s operations and business model, since they are a necessary prerequisite to obtaining IP licensing agreements with customers. As such, R&D engineering services are expected to be a sustained revenue stream for NanoFlex as it works with additional customers and the services constitute a portion of the Company's ongoing central operations.  The terms of the joint development agreement require the counterparty to pay Nanoflex up to $120,000 for the Company’s engineering related expenses upon successful completion of a proof of concept.  Terms of the invoices are net 30 days.  As of December 31, 2015, the Company has entered into one joint development agreement.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2015 and 2014, the Company had no deferred development costs.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

We recognize and measure benefits for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that is it more likely than not that the tax positions will be sustained upon audit, including resolution of any related appeals or litigation processes. For tax positions that are more likely than not to be sustained upon audit, the second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. Significant judgment is required to evaluate uncertain tax positions. Evaluations are based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of tax audits and effective settlement of audit issues. Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in income tax expense in the period in which the change is made, which could have a material impact our effective tax position.

Note 4: Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

As of December 31, 2015 the significant inputs to the Company’s derivative liability calculation were Level 3 inputs.

The following schedule summarizes the valuation of financial instruments at fair value in the balance sheets as of December 31, 2015 and December 31, 2014:

	Fair Value Measurements as of December 31, 2015
	Level 1		Level 2		Level 3
Assets
None	$		$		$
Total assets		-		-		-
Liabilities
Warrant derivative liability		-		-		12,796,146
Conversion option derivative liability		-		-		5,411,187
Total liabilities		-		-		18,207,333

	Fair Value Measurements as of December 31, 2014
	Level 1		Level 2		Level 3
Assets
None	$		$		$
Total assets		-		-		-
Liabilities
Warrant derivative liability		-		-		847,791
Conversion option derivative liability		-		-		-
Total liabilities		-		-		847,791

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable
	Inputs
	(Level 3)
	Year Ended December 31,
	2015	2014
Beginning balance	847,791	197,674
Change in fair value	10,193,218	(38,497)
Additions reclassified from equity	5,819,389	-
Additions recognized as debt discounts	-	688,614
Additions recognized as compensation expense	1,346,935	-
Ending balance	18,207,333	847,791

Note 5: Recent Accounting Pronouncements

In the quarter ended June 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.  The update requires debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset.  Debt disclosures will include the face amount of the debt liability and the effective interest rate.  The update requires retrospective application and represents a change in accounting principle.  The update is effective for fiscal years beginning after December 15, 2015.  Early adoption is permitted for financial statements that have not been previously issued.  ASU 2015-03 is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. This ASU 2015-16 simplifies the treatment of adjustments to provisional amounts recognized in the period for items in a business combination for which the accounting is incomplete at the end of the reporting period. The amendments in this ASU are effective for fiscal years beginning after December 15, 2015. As this applies to future business combinations, the adoption of this ASU has no impact on the Company’s current consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 470): Balance Sheet Classification of Deferred Taxes. The amendments in ASU 2015-17 eliminate the requirement to bifurcate deferred taxes between current and non-current on the balance sheet and requires that deferred tax liabilities and assets be classified as noncurrent on the balance sheet. The amendments for ASU-2015-17 can be either applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented and early adoption is permitted. The Company is currently evaluating the effect of adoption of this standard, if any, on its consolidated financial position, results of operations or cash flows.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, and early adoption is not permitted. The Company is currently evaluating the effect its adoption of this standard, if any, on our consolidated financial position, results of operations or cash flows.

On February 25, 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease. New disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases are also required. These disclosures include qualitative and quantitative requirements, providing information about the amounts recorded in the financial statements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the effect its adoption of this standard, if any, on our consolidated financial position, results of operations or cash flows.

Note 6: Debt

Notes Payable

The Company has a note payable due to Mr. Seligsohn, its former Chief Executive Officer and President. The note is due on demand and bears an interest rate at the minimum applicable rate for loans of similar duration, which was 0.5% as of December 31, 2015. As of December 31, 2015, the outstanding balance under this note is $100,000.

During the year ended December 31, 2015, the Company issued a promissory note of $50,000. The term of the note expires 120 days from the effective date. 100,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest. As of December 31, 2015, the outstanding balance under these notes is $50,000. The relative fair value assigned to the warrants is $45,242, which was recognized as a debt discount and is being amortized on a straight-line basis over the term of the note. The Company recognized interest expense of $45,242 associated with the amortization of debt discount for the year ended December 31, 2015.

As of December 31, 2015 and 2014, the aggregate outstanding balance of notes payable was $150,000 and $100,000, respectively.

Notes Payable – Related Party

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party, the Chief Executive Officer’s son. Under the terms of this agreement, the note was to be repaid within 6 months of funding. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, and in April of 2015, the note agreement was amended to extend the maturity date to February 26, 2016 and set a 4% simple interest rate on the note. As of December 31, 2015 and 2014, $509 and $22,784, respectively was recorded as accrued interest relating to this note. This note is currently past due and in default. The Company is in the process of renegotiating the terms of this agreement.

During the year ended December 31, 2015, the Company issued promissory notes to a majority shareholder in aggregate of $625,000. The notes have a term ranging from 120 – 150 days from the effective date. 1,250,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest. As of December 31, 2015, the outstanding balance under these notes is $625,000. The relative fair value of the warrants of $418,332 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note. The Company recognized interest expense of $314,180 associated with the amortization of debt discount for the year ended December 31, 2015.

As of December 31, 2015 and 2014, the aggregate outstanding balance of notes payable to related parties was $670,848 and $150,000, respectively, net of unamortized discounts of $104,152 and $0.

Advances – Related Party

During the year ended December 31, 2014, the Company received advances from its Chief Executive Officer totaling $721,150 and repaid advances totaling $293,000. Such advances do not accrue interest and are payable upon demand.

During the year ended December 31, 2015, the Company received advances from its Chief Executive Officer totaling $212,350, and repaid advances totaling $530,500. Such advances are payable upon demand and do not accrue interest. The Company paid interest of $7,989 during the year ended December 31, 2015.

As of December 31, 2015 and 2014, the aggregate outstanding balance of advances to related parties was $110,000 and $428,150, respectively.

Convertible Notes Payable

In July 2014, the Company borrowed $500,000 under two short term note agreements of $250,000 each. Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 was due to be repaid within 4 months of the date of the note. These agreements were amended on February 23, 2015 to extend the due date to July 21, 2015 and increase the interest amount to $25,000. The Company analyzed the amendment of the note under ASC 470 and concluded that the amendment did not qualify as a substantial modification. The agreements allow the holder to convert all or a portion of the principal and accrued interest into equity as a conversion rate of $1.25. On June 30, 2015, these notes and accrued interest of $50,000 were exchanged for two new convertible note agreements for $350,000 each and the issuance of 700,000 warrants with a five year life and an exercise price of $0.50 per share. The convertible note each have a principal amount of $350,000, interest of 8% per annum, a maturity date of June 30, 2016 and are convertible into 700,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The Company analyzed the amendment of the note under ASC 470 and concluded that the exchange gave rise to a debt extinguishment, which resulted in a loss on extinguishment of $150,000. The Company allocated the new proceeds to the warrants and the convertible debt based on their relative fair values, then, computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt - Debt with Conversion and Other Options.” Based on this, $106,510 was allocated to the warrants, and $6,743 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital. This allocation gave rise to a debt discount of $113,253 which is being amortized on a straight-line basis over the term of the note. The full principal balance of the notes was immediately converted pursuant to the terms of the note into shares of common stock and Warrants to purchase common stock on June 30, 2015. Upon conversion, the Company recorded amortization of debt discount of $113,253 and interest expense of $246,460 related to warrants issued at conversion.

On December 19, 2014, the Company received aggregate proceeds of $300,000 in exchange for a convertible note and the issuance of 200,000 warrants with a five year life and an exercise price of $2.50 per share. The convertible note has a principal amount of $300,000, interest of 8% per annum, a maturity date of December 19, 2015, and is convertible into 300,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions. The Company allocated the proceeds to the warrants and the convertible debt based on their relative fair values, then computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt - Debt with Conversion and Other Options.”  Of the $300,000 proceeds received, $71,369 was allocated to the warrants, and $59,546 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital. This allocation gave rise to a debt discount of $130,915 which is being amortized on a straight-line basis over the term of the note. This note was modified on June 29, 2015 to change the conversion price and exercise price to $0.50 per share. The Company analyzed the modification of the note under ASC 470 and determined that it did not qualify as a substantial modification. This note is currently past due and in default. The Company is in the process of renegotiating the terms of this agreement. The note also contains an additional warrant expense of $96,771 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion

In March 2015, the Company received aggregate proceeds of $700,000 in exchange for convertible notes and the issuance of 466,667 warrants with a five year life and an exercise price of $2.50 per share. The convertible notes have a principal amount of $700,000, interest of 8% per annum, a maturity date of March 2016 and are convertible into 700,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions. The Company allocated the proceeds to the warrants and the convertible debt based on their relative fair values, then, computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt - Debt with Conversion and Other Options.”  Of the $700,000 proceeds received, $137,863 was allocated to the warrants, and $87,563 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital. This allocation gave rise to a debt discount of $225,426 which is being amortized on a straight-line basis over the term of the note. These notes were modified on June 29, 2015 to change the conversion price and exercise price to $0.50 per share. The Company analyzed the modification of the note under ASC 470 and determined that it did not qualify as a substantial modification. The note also contains an additional warrant expense of $206,620 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

In June 2015, the Company received aggregate proceeds of $530,000 in exchange for convertible notes and the issuance of 530,000 warrants with a five year life and an exercise price of $0.50 per share. The convertible notes have a principal amount of $530,000, interest of 8% per annum, a maturity date of June 2016 and are convertible into 1,060,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $.50 per share, subject to certain anti-dilution provisions. The Company allocated the proceeds to the warrants and the convertible debt based on their relative fair values, then, computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt - Debt with Conversion and Other Options.”  Based on this, $80,643 was allocated to the warrants, and $5,106 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital. This allocation gave rise to a debt discount of $85,749 which is being amortized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $186,605 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

From July 8, 2015 to December 31, 2015, the Company received aggregate proceeds of $914,049 in exchange for convertible notes and the issuance of 914,049 warrants with a five year life and an exercise price of $0.50 per share. The convertible notes have an aggregate principal amount of $914,049, interest of 8% per annum, a maturity date of one year and are convertible into 1,728,098 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $.50 per share, subject to certain anti-dilution provisions. The aggregate relative fair value of the 914,049 warrants issued with the debt was determined to be $594,498 and was recognized as a discount to the debt. These notes also gave rise to a beneficial conversion feature of $172,869 which was recognized as additional paid-in-capital and a corresponding debt discount. All debt discounts are being recognized on a straight-line basis over the term of the note. The note also contains an additional warrant expense of $146,682 associated with the warrants that are to be issued upon conversion, which is to be recognized only upon conversion.

During the year ended December 31, 2016, certain notes with principal of $1,634,928 and accrued interest of $26,687 were converted pursuant to the terms of the notes into 3,323,230 shares of the Company’s common stock and 3,323,230 warrants to purchase common stock. Upon conversion, the Company accelerated the recognition of all remaining debt discount and also recognized additional interest expense of $494,730 associated with the warrants that were issued upon conversion. This additional warrant expense was immediately recognized as interest expense with an offset to additional paid-in-capital.

Aggregate amortization of the discounts on the convertible notes for the year ended December 31, 2015 and 2014 was $933,103 and $4,304, respectively. As of December 31, 2015 and 2014, the aggregate outstanding balance of convertible notes payable was $1,123,818 and $673,389, respectively, net of unamortized discounts of $385,303 and $0.

Derivative Liabilities - Convertible Notes

On July 13, 2015, the Company’s common stock began actively trading. As a result, the embedded conversion and anti-dilution features of the Company’s convertible debt agreements were determined to meet the definition of a derivative per ASC 815, Derivatives and Hedging. This resulted in the recording of a derivative liability on July 13, 2015, which was a reclassification out of additional paid-in capital of $5,743,021 representing the fair value of the conversion options in the outstanding derivative notes as of July 13, 2015. The fair value of the convertible feature was determined based on a fair value of $3,132,526 and $2,610,495 assigned to the warrant and conversion options, respectively. The Company recorded the change in fair value of the conversion option derivative liabilities recognizing a gain of $331,834 for the year ended December 31, 2015. As of December 31, 2015, the fair value of the outstanding convertible note derivatives was determined to be $5,411,187.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of Black-Scholes Option Pricing Model and the following assumptions:

Year Ended December 31,
	2015	2014
Volatility	135.41% - 197.50%	-
Risk-free interest rate	0.16% - 1.54%	-
Expected term	0.25 - 4.25 years	-

Accounts Payable - Related Party

As of December 31, 2015 and 2014, there is $62,469 and $48,064, respectively, due to a related party, the Company’s Chief Financial Officer, which is non interest bearing due on demand.

Note 7. Equity

Common Stock

During the year ended December 31, 2014, the Company sold an aggregate of 1,507,000 units at $1.25 per unit for aggregate proceeds of $1,883,750. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

During the year ended December 31, 2015, the Company sold an aggregate of 86,000 units, at $1.00 per unit for aggregate proceeds of $86,000, respectively. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share.

During the year ended December 31, 2015, the Company issued an aggregate of 3,323,230 shares of its common stock related to the conversion of $1,634,928 of principal and $26,687 accrued interest expense on convertible notes. Of the common shares issued, 53,374 shares related to the payment of interest.

During the year ended December 31, 2015, the Company issued an aggregate of 1,828,437 shares of its common stock related to the exercise of 1,828,437 warrants and received cash proceeds of $914,220.

Pursuant to an anti-dilution provision in the subscription agreements executed by the $1.00 PIPE II and $1.25 PIPE II investors which provides for the issuance of a certain number of additional shares based on a formula in the subscription agreements, to these holders in the event that the company within 36 months of the completion of all PIPE II sales issues any common stock or securities convertible into or exercisable for shares of common stock at a lower price than the purchase price paid by the PIPE II investors. As a result of the Company's offering of such securities at a price lower than the price paid by the PIPE II investors, the Company issued 1,554,500 shares of common stock to the PIPE II investors in the year ended December 31, 2015.

On October 19, 2015, 75,288 shares of the Company’s common stock were cancelled in exchange for convertible notes of $37,644 and the issuance of 37,644 warrants with a five year life and an exercise price of $0.50 per share, as well as 75,288 warrants with a five year life and an exercise price of $2.50 per share. The convertible notes have a principal amount of $37,644, interest of 8% per annum, a one year term, and are convertible into 37,644 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $0.50 per share, subject to certain anti-dilution provisions. The agreement was subsequently amended to include an additional 75,288 units with each unit consisting of a share of common stock with a five year life from the date of grant and an exercise price of $2.50 per share, subject to certain anti-dilution provisions.

On November 6, 2015, the Company issued 350,000 shares of its common stock in exchange for services pursuant to a consulting agreement. The shares were valued at $350,000 which was based on the stock price on the grant date.

On December 9, 2015, the Company issued units which consisted of 100,000 shares and warrants to purchase 250,000 shares of its common stock exercisable at $0.50 per share and a term of 10 years in exchange for total proceeds of $50,000. The Company allocated the gross proceeds of $50,000 between common stock and warrants based on their relative fair value, estimated on the date of grant, valued common stock and the warrants at $14,532 and $35,468, respectively.

Stock Options

On April 28, 2013, the Board of Directors adopted the 2013 Stock Option Plan. Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants. The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock. The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted. The maximum term of the options may not exceed ten years.

On December 23, 2015, 50,000 stock options were granted to an employee of the Company. The options vest on a monthly basis of 1,000 shares per month over a 50 month period. The options expire in 2025. These options were valued based on the grant date fair value of the instruments, net of estimated forfeitures, using a Black-Scholes option pricing model with the following assumptions:

	Years Ended December 31,
	2015	2014

Volatility	122.87%	-
Risk-free interest rate	1.91%	-
Expected term	6.06 years	-

The volatility used was based on historical volatility of similar sized companies due to lack of historical data of the Company’s stock price. The risk free interest rate was determined based on treasury securities with maturities equal to the expected term of the underlying award. The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110.

Stock option awards are expensed on a straight-line basis over the requisite service period.  During the years ended December 31, 2015 and 2014, the Company recognized expense of $364 and $0, respectively, associated with stock option awards. At December 31, 2015, future stock compensation expense (net of estimated forfeitures) not yet recognized was $68,938 and will be recognized over a weighted average remaining vesting period of 4.2 years.

A summary of stock option activity during the year ended December 31, 2015 and 2014 is as follows:

	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual
	Shares	Price	Life (years)
Outstanding at December 31, 2013	105,000	$11.03	2.6
Granted	-	-
Exercised	-	-
Forfeited	(56,000)	10.26
Outstanding at December 31, 2014	49,000	11.01
Granted	50,000	0.50
Exercised	-	-
Forfeited	(49,000)	11.92
Outstanding at December 31, 2015	50,000	$0.50	10.0

Exercisable at December 31, 2015	1,000	$0.50	10.0

The intrinsic value of the Company’s stock options outstanding was $55,500 and $0 at December 31, 2015 and 2014, respectively.

Warrants

During 2014, the Company modified an aggregate of 860,150 of warrants to reduce their exercise price from a range of $12.00 to $17.50 per share to $2.50 per share.  All other terms and conditions remained the same.  The Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender.  Accordingly, no expense was recognized in connection with these transactions.

During the three months ended March 31, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 per share as an incentive to the holders to exercise such warrants (“Warrant Price Reduction”). As a result of the Warrant Price Reduction, a total of 649,650 shares of our Common Stock were issued after exercise of these warrants in exchange for $324,825 of proceeds. The Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor. Accordingly, no expense was recognized in connection with these transactions.

In March 2015, the Company received aggregate proceeds of $700,000 in exchange for convertible notes and the issuance of 466,667 warrants with a five year life and an exercise price of $2.50 per share. The convertible notes are convertible into units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions.

On April 15, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 per share as an incentive to the holders to exercise such warrants (“April 2015 Warrant Price Reduction”). Through December 31, 2015, warrant holders exercised their warrants for a total of 1,178,786 shares of our Common Stock, for proceeds received in the amount of $589,393. As a result of the decrease in the warrant price, the exercise price of certain of the Company’s outstanding warrants will be permanently reduced to $0.50 per share pursuant to their terms and certain of those warrants have a provision which will cause them to increase in number by multiplying the number by a fraction equal to the original warrant exercise price divided by the new warrant exercise price. The Company determined that this transaction does not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender. Accordingly, no expense was recognized in connection with these transactions.

On April 17, 2015, the Company amended the Engagement Agreement originally dated October 1, 2013, between the Company and Tobin Tao& Company, Inc. (“Tobin Tao”). This amendment grants Tobin Tao warrants to purchase 200,000 shares of the Company’s common stock at $0.50 per share. The anti-dilution features qualify these as a derivative instrument. The valuation of the derivative liability of the warrants was determined through the use of a Black Scholes options model for an amount of $102,654, which the Company believes approximates fair value. These warrants were recognized as derivative liabilities.

On May 26, 2015, the Company granted 250,000 warrants with a an exercise price of $0.50 and a five year term to Darren Ofsink in exchange for services. The anti-dilution features qualify these as a derivative instrument. The valuation of the derivative liability of the warrants was determined through the use of a Black Scholes options model for an amount of $128,317, which the Company believes approximates fair value. These warrants were recognized as derivative liabilities.

In June 2015, the Company received aggregate proceeds of $530,000 in exchange for convertible notes and the issuance of 530,000 warrants with a five year life and an exercise price of $0.50 per share. The convertible notes are convertible into units, with each unit consisting two shares of common stock and two warrants with a five year life from the date of conversion and an exercise price $0.50 per share, subject to certain anti-dilution provisions. During September 2015, the full principal balances of these notes were converted pursuant to the terms of the notes into shares of the Company’s common stock and warrants to purchase common stock.

On June 30, 2015, the Company granted 700,000 warrants to two convertible debt holders in order to modify the outstanding convertible debt. An additional 1,400,000 warrants were issued as the modified notes were immediately converted. The warrants have a five year life and an exercise price of $0.50 per share.

On September 1, 2015 the Company entered into an Employment Agreement (the “Employment Agreement”) with Mark Tobin in his capacity as the Company’s Chief Financial Officer. Pursuant to the Employment Agreement, on September 1, 2015 the Company issued Mr. Tobin warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). 375,000 of the Warrant Shares vested on September 1, 2015, an additional 375,000 warrant shares will vest on the first anniversary date of the Employment Agreement, an additional 375,000 warrant shares will vest on the second anniversary date of the Employment Agreement, and, an additional 375,000 warrant shares will vest on the third anniversary date of the Employment Agreement.

During the three months ended September 30, 2015, the Company received aggregate proceeds of $377,500 in exchange for convertible notes and the issuance of 377,500 warrants with a five year life and an exercise price of $0.50 per share. The convertible notes are convertible into units, with each unit consisting two shares of common stock and two warrants with a five year life from the date of conversion and an exercise price $0.50 per share, subject to certain anti-dilution provisions.

During September 2015, the aggregate principal and interest of certain convertible notes totaling $757,595 were converted pursuant to the terms of the notes into 1,515,190 shares of the Company’s common stock and 1,515,190 warrants to purchase common stock.

On November 4, 2015, the Company entered into an amendment to the Independent Contractor Agreement (the “Amendment”) with a service provider pursuant to which the service provider is to be issued warrants to purchase 2,400,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). 1,200,000 of the Warrant Shares vested on November 4, 2015, an additional 600,000 Warrant Shares will vest on the first anniversary date of the Amendment, an additional 600,000 warrant shares will vest on the second anniversary date of the Amendment.

On November 5, 2015, the Company issued a warrant to purchase 3,000,000 shares of the Company’s $.0001 par value common stock to the Company’s Chief Executive Officer, Dean Ledger, in exchange for services already performed. The warrants are immediately vested, have an exercise price of $1.00 and have a 10 year term.

On November 9, 2015, the Company issued a warrant to purchase 500,000 shares of the Company’s $.0001 par value common stock to Robert J. Fasnacht, our current Executive Vice President and member of our Board of Directors, in exchange for services already performed. The warrants are immediately vested, have an exercise price of $1.00 and have a 10 year term.

During the three months ended December 31, 2015, the Company received aggregate proceeds of $486,549 in exchange for convertible notes and the issuance of 486,549 warrants with a five year life and an exercise price of $0.50 per share. The convertible notes are convertible into units, with each unit consisting two shares of common stock and two warrants with a five year life from the date of conversion and an exercise price $0.50 per share, subject to certain anti-dilution provisions.

During the three months ended December 31, 2015, the aggregate principal and interest of certain convertible notes totaling $204,020 were converted pursuant to the terms of the notes into 408,040 shares of the Company’s common stock and 408,040 warrants to purchase common stock. See details in Note 6.

During the year ended December 31, 2015, the Company sold an aggregate of 86,000 units, respectively, at $1.00 per unit for aggregate proceeds of $86,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share. During the year ended December 31, 2015, the Company granted an additional 86,000 warrants to the investors due to the reset provision.

During the year ended December 31, 2015, the Company issued promissory notes in aggregate of $675,000. 1,350,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50/share in lieu of cash interest. The relative fair value of the warrants of $463,575 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note.

During the year ended December 31, 2015, the Company granted an additional 5,284,500 warrant to investors due to the reset provision.

The following summarizes the warrant activity for the years ended December 31, 2015 and 2014:

			Weighted
		Weighted	Average Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(in years)	Value
Outstanding as of December 31, 2013	19,556,983	$3.60	4.7	$-
Granted	1,707,000	2.50
Expired	(12,000)
Exercised	-
Outstanding as of December 31, 2014	21,251,983	$2.53	3.8	$-
Granted	15,481,234	0.75
Warrants issued related to reset provision	5,284,500	2.50
Expired/Cancelled	(162,850)	3.00
Exercised	(1,828,436)	2.41

Outstanding as of December 31, 2015	40,026,431	$1.83	4.6	$54,932,218

Exercisable as of December 31, 2015	38,826,431	$1.88	4.6	$54,932,218

The reset shares are the result of reducing the exercise price of the warrants issued under Pipe I from $2.50 to $0.50, and Pipe II from $2.50 to $1.00. The increase in shares offset the reduced exercise price therefore the net value of the Pipe I & Pipe II warrants remain constant in total.

Derivative Liabilities - Warrants

The anti-dilution features in the freestanding warrants issued in the year ended December 31, 2015 cause the instruments to no longer be indexed to the Company’s own stock and requires that they be accounted for as derivative liabilities based on guidance in FASB ASC 815, Derivatives and Hedging.

The valuation of the derivative liability of the warrants was determined through the use of a Black Scholes options model, which the Company believes approximates fair value. Using this model, the Company had a balance of $197,674 at December 31, 2013. The Company determined a fair value of $688,614 at issuance date for warrants issued during the year ended December 31, 2014. The Company recorded the change in the fair value of the warrant liabilities recognizing a gain of $38,497 for the year ended December 31, 2014, to reflect the value of the warrant derivative liability of $847,791 at December 31, 2014.

The Company determined a fair value of $1,423,303 at issuance date for warrants issued during the year ended December 31, 2015 of which $76,368 was reclassified from additional paid-in capital and $1,346,935 was recognized as compensation expense. The Company recorded the change in the fair value of the warrant liabilities recognizing a loss of $10,525,052 for the year ended December 31, 2015, to reflect the value of the warrant derivative liability of $12,796,146 at December 31, 2015.

The warrants were valued using the Black-Scholes pricing model with the following assumptions:

Year Ended December 31,
	2015	2014
Volatility	108.72% - 132.58%	98.25% - 102.46%
Risk-free interest rate	.725% - 2.27%	.670% - .825%
Expected term	3 - 10 years	4.25 - 5 years

Note 8. Commitments and Contingencies

Contractual Agreements

Under the 2013 Research Agreement with USC, the Company is obligated to make certain payments to USC based on work performed by USC under that agreement, and by Michigan under its subcontractor agreement with USC. (See Note 1)

Under the terms of the 2013 Amended License Agreement, the Company is required to make minimum royalty payments to Princeton. (See Note 1)

The Company has agreements with three executive officers which provide for certain cash and other benefits upon termination of employment of the officer in connection with a change in control of the Company. Each executive is entitled to a lump-sum cash payment equal to three times the sum of the average annual base salary also they are entitled to a cash bonus.

Lease Commitments

In November 2013, the Company entered into a 60-month lease agreement for its corporation facility in Arizona. Total rent expense for the year ended December 31, 2015 and 2014 was $91,871 and $80,584, respectively.

Future minimum lease payments are as follows:

2016	$81,925
2017	84,233
2018	71,797
2019	-
2020	-
Thereafter	-
Total	$237,955

Concentrations

All of the Company’s revenue and accounts receivable are currently earned from one customer.

Legal Matters

On March 18, 2015, the Company received correspondence from the counsel of Mr. John Kuhns, the Company’s former Co-CEO and Executive Chairman alleging that Mr. Kuhns has “Good Reason” to terminate his Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement were not cured there was a possibility that he would pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of NanoFlex Power Corporation (the “Company,” “we,” “our” or “us”) that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement as amended and dated as of October 1, 2013 (the “Employment Agreement”). The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D, Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our current Executive Vice President and member of our Board of Directors and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortuously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors.

On September 3, 2015 the Company filed a Motion to Dismiss portions of the Complaint in the United States District Court Southern District of New York. The Company believes that the allegations in the Complaint to be without any merit and will vigorously defend against the claims.

Note 9. Income Taxes

The Company has incurred losses since inception.  As of December 31, 2015, the Company has net operating loss carry-forwards of approximately $61,000,000 that begin to expire in 2017.   Pursuant to Sections 382 and 383 of the Internal Revenue Code, the utilization of NOLs and other tax attributes may be subject to substantial limitations if certain ownership changes occur during a three-year testing period (as defined by the Internal Revenue Code). A valuation allowance was established for all the net deferred tax assets because realization is not assured. The components of the deferred tax assets consist of the following:

	December 31,
	2015	2014
Net operating loss	$21,000,000	$19,000,000
Less: valuation allowance	(21,000,000)	(19,000,000)
Net deferred tax assets	$-	$-

Note 10. Subsequent Events

Note Conversion Agreement

On January 6, 2016, the Company issued an additional promissory note to an investor in the amount of $1,375,000 in exchange for a loan in that amount. The Company issued 2,750,000 warrants in connection with this note, for the Company’s common stock at an exercise price of $0.50 per share in lieu of cash interest.

January 22, 2016, the Company entered into a note conversion agreement with the investor. Pursuant to this agreement, the investor converted the notes, which total $2,000,000, into an investment of $2,000,000 into the Company’s private placement of convertible notes and warrants.

For $2,000,000, the investor received a convertible note and a warrant to purchase 2,000,000 shares of common stock. The warrant has a ten year term and an exercise price of $0.50 per share. The convertible note accrues interest of 8% per annum, has a maturity date of one year and is convertible at $0.50 per unit, into units, with each unit consisting of a share of the Company’s common stock and a warrant to purchase a share of common stock with a ten year term and an exercise price of $.50 per share.

Pursuant to the conversion agreement, if the investor converted the convertible note within 30 days of its issuance, the Company was required to pay the investor the interest under the convertible note in shares of its common stock as if the investor did not convert the convertible note for a period of one year from the date of issuance. On January 25, 2016, the investor converted the convertible note into 4,320,000 shares of the Company’s common stock and a warrant to purchase 4,320,000 shares of the Company’s common stock with a ten year term and an exercise price of $.50. Of the 4,320,000 shares of Common Stock, 320,000 shares represent interest paid on the convertible note pursuant to the terms of the conversion agreement.

Other

Effective February 4, 2016, the Company agreed to pay $10,500 pursuant to a separation agreement relating to the termination of an employee.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee		$4,574.86
Transfer agent’s fees and expenses	$	*
FINRA filing fees		$6,420.87
NYSE MKT listing fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be filed by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
●	deriving an improper personal benefit from a transaction;
●	voting for or assenting to an unlawful distribution; and
●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we may be unable to recoup.

II-1

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the three-year period preceding the date of the filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Issuance of Common Stock

During the quarter ended September 30, 2016, the Company issued 1,057,320 shares of the Company’s Common Stock upon conversion of certain promissory notes.

During the quarter ended September 30, 2016, the Company issued 69,348 shares of the Company’s Common Stock upon conversion of certain promissory notes in connection with Rescission Agreements.

During October 2016, the Company issued 112,400 shares of the Company’s Common Stock upon conversion of certain promissory notes.

During the month of July 2016, the Company issued 928,800 shares of the Company’s common stock upon conversion of certain promissory notes.

During the month of July 2016, the Company issued 40,695 shares of the Company’s common stock upon conversion of certain promissory notes in connection with Rescission Agreements (as defined below).

During the three months ended June 30, 2016, the Company issued 1,007,535 shares of the Company’s common stock upon conversion of certain promissory notes in connection with Rescission Agreements.

During the three months ended June 30, 2016, the Company issued 577,031 shares of the Company’s common stock upon conversion of certain promissory notes.

On June 14, 2016, the Company issued 12,577 shares of its common stock to an investor upon the exercise of a warrant for gross proceeds of $6,288.50.

On May 6, 2016 the Company issued 100,000 shares of its common stock to an investor pursuant to a purchase agreement where the investor as payment for the shares, surrendered a $50,000 promissory note of the Company held by the investor.

During the three months ended March 31, 2016, the Company issued 372,263 common shares and warrants to purchase 1,140,662 common shares of the Company’s common stock in exchange for proceeds of $172,342, $40,062 of which was received subsequent to the end of the quarter. Such warrants have an exercise price of $0.50 and a term of 5 years.

On February 23, 2016, the Company issued 145,878 common shares and warrants to purchase 426,741 common shares of the Company’s common stock in exchange for proceeds of $67,536. The cash was received prior to December 31, 2015 and was recorded as an accrued liability at December 31, 2015. The Company determined a fair value for the shares and warrants to be $537,175. This transaction resulted in a loss on extinguishment of liability of $469,639.

During the three months ended December 31, 2015, the Company issued 408,040 shares of its common stock related to the conversion of $189,928 of convertible notes. Of the common shares issued, 28,184 shares related to the payment of interest of $14,092.

On November 6, 2015, the Company issued 350,000 shares of its common stock in exchange for services pursuant to a consulting agreement.

During the three months ended September 30, 2015, the Company issued 1,515,190 shares of its common stock related to the conversion of $745,000 of convertible notes. Of the common shares issued, 25,190 shares related to the payment of interest of $12,595.

During the three months ended June 30, 2015, the Company issued 1,400,000 shares of its common stock related to the conversion of $700,000 of convertible notes.

During April 28, 2015 through June 9, 2015, the Company issued a total of 1,103,499 shares of common stock as a result of the exercise of the Company’s warrants by some warrant holders.

During January 5, 2015 through March 16, 2015, the Company issued a total of 649,650 shares of common stock as a result of the exercise of the Company’s warrants by some warrant holders.

From January through September of 2014, the Company sold and issued to certain investors an aggregate of 1,483,000 shares of common stock and warrants to purchase an aggregate of 1,483,000 shares of common stock for gross proceeds of $1,853,750.

During November and December of 2013, the Company sold and issued to certain investors an aggregate of 426,000 shares of common stock and warrants to purchase an aggregate of 426,000 shares of common stock for gross proceeds of $532,500.

The above issuance of the Company’s securities were not registered under the Securities Act and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuances.

II-2

Private Placement of the Company’s Notes

During the quarter ended September 30, 2016, the Company entered into a note purchase agreement with an investor pursuant to which an investor purchased a promissory note from the Company in exchange for $500,000. The note automatically converted by its terms 30 days after issuance into an investment in the principal amount of the note in the Company’s convertible notes and warrants, and upon automatic conversion, the investor was issued a one year promissory note for $500,000 convertible into shares of the Company’s Common Stock at a $.50 conversion price and 5 year warrants to purchase 500,000 share of Common Stock with an exercise price of $.50 and a cashless conversion feature. In connection with the note purchase agreement the investor was also issued a warrant to purchase 500,000 shares of Common Stock with a term of 7 years and an exercise price of $.50 and a cashless conversion feature.

During the quarter ended September 30, 2016, the company entered into a note purchase agreement with an investor pursuant to which the investor purchased a promissory note from the Company in exchange for $300,000. Pursuant to the note purchase agreement the investor was also issued a warrant to purchase 600,000 shares of the Company’s Common Stock with a 5 year term and $ .50 exercise price and a cashless conversion feature.

On October 7, 2016 the Company entered into a note purchase agreement with an investor pursuant to which an investor purchased a promissory note from the Company in exchange for $100,000. In connection with the note, the investor was also issued a warrant to purchase 200,000 shares of the Company’s common stock with a 5 year term and $.50 exercise price and a cashless conversion feature. The note automatically converts by its terms 30 days after issuance into an investment in the principal amount of the note in the Company’s convertible notes and warrants, and upon automatic conversion, the investor shall be issued a one year promissory note for $100,000 convertible into shares of the Company’s Common Stock at a $.50 conversion price and 5 year warrants to purchase 100,000 shares of Common Stock with an exercise price of $.50 and a cashless conversion feature.

On July 13, 2016, the Company entered into a note purchase agreement with an investor pursuant to which an investor purchased a promissory note from the Company in exchange for $500,000. The note automatically converts by its terms 30 days after issuance into an investment in the principal amount of the note in the Company’s convertible notes and warrants, upon automatic conversion, the investor shall be issued a one year promissory note convertible into shares of the Company’s common stock at a $0.50 conversion price and 5 year warrants with an exercise price of $0.50 and a cashless conversion feature.

During the three months ended March 31, 2016, the Company issued promissory notes to a shareholder in aggregate of $1,375,000. 2,750,000 cashless warrants for the Company’s common stock were issued with the debt at a strike price of $0.50 per share in lieu of cash interest. These notes were converted on January 22, 2016, into shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock pursuant to the Conversion Agreement (defined below), described below in the section titled “Issuances Pursuant to Conversion Agreement” of this section.

During the year ended December 31, 2015, the Company issued promissory notes to a shareholder in aggregate of $625,000. 1,250,000 cashless warrants for the Company’s common stock were issued with the debt at a strike price of $0.50 per share in lieu of cash interest. The relative fair value of the warrants of $418,332 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note.

During the year ended December 31, 2015, the Company issued a promissory note of $50,000. 100,000 cashless warrants for the Company’s common shares were issued with the debt at a strike price of $0.50 per share in lieu of cash interest. The relative fair value of the warrants of $45,243 was recognized as a debt discount which is being amortized on a straight-line basis over the term of the note.

The above issuance of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act for such issuances.

Private Placement of the Company’s Convertible Notes

During the quarter ended September 30, 2016 the Company issued and sold convertible promissory notes totaling $744,500 together with warrants to purchase 744,500 shares of the Company’s Common Stock for gross proceeds of $744,500 pursuant to certain note subscription agreements entered into between the Company and investors. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature.

During the quarter ended September 30, 2016, the Company issued and sold convertible promissory notes totaling $56,281 together with warrants to purchase 56,281 shares of the Company’s Common Stock for gross proceeds of $56,281 in connection with certain Rescission Agreements entered into between the Company and investors pursuant to which the Company agreed to permit the investors to rescind the exercise of certain warrants and apply such funds used to exercise the warrants to an investment in the Company’s notes and warrants, in exchange for an additional investment by such investors in the Company’s notes and warrants as described above and pursuant to which the investors were issued replacement warrants (the “Replacement Warrants”) to replace the exercised warrants which exercise was agreed to be rescinded (the “Rescission Agreements”). During the quarter ended September 30, 2016, the Company issued 62,303 Replacement Warrants pursuant to Rescission Agreements. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature. The notes issued pursuant to the Rescission Agreements were simultaneously converted upon issuance into shares of the Company’s Common Stock and warrants to purchase shares of the Company’s Common Stock.

II-3

During October 2016, the Company issued and sold a convertible promissory note totaling $25,000 together with warrants to purchase 25,000 shares of the Company’s Common Stock for gross proceeds of $25,000 pursuant to certain note subscription agreements entered into between the Company and an investor. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. As of the date of this report, the note has been converted pursuant to its terms into warrants to purchase shares of the Company’s Common Stock and shares of Common Stock.

During the quarter ending June 30, 2016, the Company issued and sold convertible promissory notes totaling $425,000 together with warrants to purchase 425,000 shares of the Company’s Common Stock for gross proceeds of $425,000 pursuant to certain note subscription agreements entered into between the Company and investors. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. As of the date of this registration statement, all $425,000 of the notes have been converted pursuant to their terms into warrants to purchase shares the Company’s common stock and shares of common stock as set forth below.

During the quarter ending June 30, 2016, the Company issued and sold convertible promissory notes totaling $777,891 together with warrants to purchase 777,891 shares of the Company’s common stock for gross proceeds of $777,891 in connection with certain Rescission Agreements entered into between the Company and investors pursuant to which the Company agreed to permit the investors to rescind the exercise of certain warrants and apply such funds used to exercise the warrants to an investment in the Company’s notes and warrants as described above, in exchange for an additional investment by such investors in the Company’s notes and warrants as described above and pursuant to which the investors were issued replacement warrants (the “Replacement Warrants”) to replace the exercised warrants which exercise was agreed to be rescinded (the “Rescission Agreements”). During the quarter ending June 30, 2016, the Company issued 662,842 Replacement Warrants pursuant to Rescission Agreements. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. The notes issued pursuant to the Rescission Agreements were simultaneously converted upon issuance into shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock as described below.

During the month of July 2016, the Company issued and sold convertible promissory notes totaling $216,000 together with warrants to purchase 216,000 shares of the Company’s common stock for gross proceeds of $216,000 pursuant to certain note subscription agreements entered into between the Company and investors. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. As of the date of this registration statement, all $216,000 of the notes have been converted pursuant to their terms into warrants to purchase shares of the Company’s common stock and shares of common stock as set forth below.

During the month of July 2016, the Company issued and sold convertible promissory notes totaling $37,680 together with warrants to purchase 37,680 shares of the Company’s common stock for gross proceeds of $37,680 in connection with Rescission Agreements entered into between the Company and investors. During July of 2016, the Company issued 37,680 Replacement Warrants pursuant to Rescission Agreements. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature. The notes issued pursuant to the Rescission Agreements were simultaneously converted upon issuance into shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock as described below.

During the month of August 2016, the Company issued and sold a convertible promissory note totaling $8,500 together with warrants to purchase 8,500 shares of the Company’s common stock for gross proceeds of $8,500 pursuant to certain note subscription agreement entered into between the Company and an investor. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature.

On March 7, 2016, the Company issued and sold convertible promissory notes together with warrants to purchase 80,000 shares of the Company’s common stock for gross proceeds of $80,000. Such warrants have an exercise price of $0.50 and a term of 5 years.

In March 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 700,000 shares of the Company’s common stock for gross proceeds of $700,000.

In June 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 530,000 shares of the Company’s common stock for gross proceeds of $530,000.

During the three months ended September 30, 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 427,500 shares of the Company’s common stock for gross proceeds of $427,500.

On October 19, 2015, 75,288 shares of the Company’s common stock were cancelled in exchange for convertible notes of $37,644 and the issuance of 37,644 warrants to purchase 37,644 shares of the Company’s common stock. The agreement was subsequently amended to include an additional 75,288 warrants to purchase 75,288 shares of the Company’s common stock.

II-4

During the three months ended December 31, 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 448,905 shares of the Company’s common stock for gross proceeds of $448,905.

On December 19, 2014 and in March 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 666,667 shares of the Company’s common stock for gross proceeds of $1,000,000.

The above issuance of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the Securities Act for such issuances.

Issuance of Units

During the year ended December 31, 2015, the Company sold an aggregate of 86,000 units, respectively, at $1.00 per unit for aggregate proceeds of $86,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share.

On December 9, 2015, the Company issued units which consisted of 100,000 shares and warrants to purchase 250,000 shares of its common stock exercisable at $0.50 per share and a term of 10 years in exchange for total proceeds of $50,000. The Company allocated the gross proceeds of $50,000 between common stock and warrants based on their relative fair value, estimated on the date of grant, and valued the common stock and the warrants at $14,532 and $35,468, respectively.

The above issuance of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the Securities Act for such issuances.

Issuance of Warrants Upon Note Conversion

During the quarter ended September 30, 2016, the Company issued warrants to purchase 1,057,320 shares of its Common Stock related to the conversion of certain convertible notes. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature.

During the quarter ended September 30, 2016, the Company issued warrants to purchase 69,348 shares of its Common Stock related to the conversion of certain convertible notes which were issued in connection with Rescission Agreements. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature.

During October 2016, the Company issued warrants to purchase 112,400 shares of its Common Stock related to the conversion of certain convertible notes. Such warrants have an exercise price of $.50 and a term of 5 years and a cashless conversion feature.

During the month of July 2016, the Company issued warrants to purchase 78,375 shares of its common stock related to the conversion of certain convertible notes which were issued in connection with Rescission Agreements. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature.

During the month of July 2016, the Company issued warrants to purchase 928,800 shares of its common stock related to the conversion of certain convertible notes. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature.

During the three months ended June 30, 2016, the Company issued warrants to purchase 577,031 shares of its common stock related to the conversion of certain convertible notes. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature.

During the three months ended June 30, 2016, the Company issued warrants to purchase 1,630,377 shares of its common stock related to the conversion of certain convertible notes which were issued in connection with Rescission Agreements. Such warrants have an exercise price of $0.50 and a term of 5 years and a cashless conversion feature.

During the three months ended March 31, 2016, the Company issued warrants to purchase 61,578 shares of its common stock related to the conversion of $30,000 of convertible notes. Of the common shares issuable upon exercise of the warrants, 1,578 shares related to the payment of interest. Such warrants have an exercise price of $0.50 and a term of 5 years.

During the three months ended September 30, 2015, the Company issued warrants to purchase 1,515,190 shares of its common stock related to the conversion of $745,000 of convertible notes. Of the common shares issuable upon exercise of the warrants, 25,190 shares related to the payment of interest of $12,595.

During the three months ended December 31, 2015, the Company issued warrants to purchase 408,040 shares of its common stock related to the conversion of $189,928 of convertible notes. Of the common shares issuable upon exercise of the warrants 28,184 shares related to the payment of interest of $14,092.

The above issuances of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act for such issuances.

II-5

Issuance of Stock Options

On October 3, 2016, 50,000 stock options were granted to an employee of the Company. The options vest on a monthly basis of 1,000 shares per month beginning on October 3, 2016, over a 50 month period. The options expire 5 years after vesting.

On December 23, 2015, 50,000 stock options were granted to an employee of the Company. The options vest on a monthly basis of 1,000 shares per month over a 50 month period. The options expire in 2025.

The above issuance of the Company’s securities were not registered under the Securities Act of Securities and the Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act for such issuances.

Issuance of Warrants to Service Providers

During the quarter ended September 30, 2016, the Company issued warrants to purchase 15,000 shares of its Common Stock to a service provider in exchange for services provided to the Company. The warrants have an exercise price of $1 and a 5 year term.

On May 13, 2016 the Company issued warrants to purchase 1,200,000 shares of its common stock to two service providers in exchange for services provided to the Company. The warrants have an exercise price of $1 and a 10 year term. 500,000 of the warrants are subject to vesting and 250,000 warrants shall vest on May 13, 2017 and an additional 250,000 warrants shall vest on May 13, 2018. 200,000 of the warrants vested immediately.

On September 1, 2015 the Company entered into an Employment Agreement (the “Employment Agreement”) with Mark R. Tobin in his capacity as the Company’s Chief Financial Officer. Pursuant to the Employment Agreement, on September 1, 2015 the Company issued Mr. Tobin warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share (the “Warrant Shares”). 375,000 of the Warrant Shares vested on September 1, 2015, an additional 375,000 Warrant Shares vested on the first anniversary date of the Employment Agreement, an additional 375,000 Warrant Shares will vest on the second anniversary date of the Employment Agreement, and an additional 375,000 Warrant Shares will vest on the third anniversary date of the Employment Agreement.

On November 4, 2015, the Company modified a service agreement and granted 2,400,000 warrants to purchase 2,400,000 shares of the Company’s common stock. On such date, 1,200,000 warrants were issued, of which all of such warrants vested immediately. The Company will issue the remaining 1,200,000 warrants to purchase 1,200,000 shares of the Company’s common stock, which warrants will vest as follows: 600,000 warrants will vest 1-year from the amendment date, and the remaining 600,000 warrants will vest 2-years from the amendment date.

On November 5, 2015, the Company issued a warrant to purchase 3,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer, Dean L. Ledger, in exchange for services already performed. These warrants are immediately vested.

On November 9, 2015, the Company issued a warrant to purchase 500,000 shares of the Company’s common stock to Robert J. Fasnacht, our former Executive Vice President and member of our Board of Directors, in exchange for services already performed. These warrants are immediately vested.

The above issuance of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act for such issuances.

Issuances Pursuant to Conversion Agreement

On January 22, 2016, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with an investor (the “Investor”). Pursuant to the Conversion Agreement, the Investor converted his promissory notes in the Company, which totaled $2,000,000, into an investment of $2,000,000 into the Company’s private placement of convertible notes and warrants. For $2,000,000, the Investor received a convertible note (the “Convertible Note”) and a warrant to purchase 2,000,000 shares of common stock (the “Warrant”). The Warrant has a ten year term and an exercise price of $0.50 per share. The Convertible Note accrued interest of 8% per annum, had a maturity date of one year and was convertible at $0.50 per unit into units, with each unit consisting of a share of the Company’s common stock and a warrant to purchase a share of common stock with a ten year term and an exercise price of $0.50 per share.

II-6

Pursuant to the Conversion Agreement, if the Investor converted the Convertible Note within thirty (30) days of its issuance, the Company was required to pay the Investor the interest under the Convertible Note in shares of its common stock as if the Investor did not convert the Convertible Note for a period of one (1) year from the date of issuance. On January 25, 2016, the Investor converted the Convertible Note into 4,320,000 shares of the Company’s common stock and a warrant to purchase 4,320,000 shares of the Company’s common stock with a ten year term and an exercise price of $0.50. Of the 4,320,000 shares of common stock, 320,000 shares represent interest paid on the Convertible Note pursuant to the terms of the Conversion Agreement.

The securities issued pursuant to the Conversion Agreement as referenced above were not registered under Securities Act and the relied on the exemptions under Rule 506 of Section 4(a)(2) of the Securities Act for such issuances and the Investor provided a written representation to the Company that he qualifies as an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

PIPEs

From June 2014 through March 2015 (the “Second PIPE”), the Company sold and issued to certain investors in a private placement units of the Company’s securities (“Units”), with each Unit consisting of one share of common stock and one warrant to purchase one share of common stock (the “Second PIPE Warrant”) pursuant to a Subscription Agreement originally dated June 2014 and as amended on February 23, 2015. In the Second PIPE, the Company sold an aggregate of 1,065,000 Units for gross proceeds of $1,309,750.

The Second PIPE Warrants have a term of 5 years and are exercisable at a per share price of $2.50. The Second PIPE Warrants have anti-dilution provisions and in the event of a subsequent sale of the Company’s securities during the 36 months after the last closing of the Second PIPE at a price that is lower than the exercise price of the Second PIPE Warrant (a “Lower Price Issuance”), the effective warrant exercise price of the Second PIPE Warrants will be automatically reduced to be equal the product of (x) the exercise price prior to such Lower Price Issuance, multiplied by (y) the price of the securities sold in the Lower Price Issuance and divided by (z) the Second PIPE per Unit purchase price. In addition, the number of shares of common stock that can be issued under the Second PIPE Warrants will be adjusted in the event of a Lower Price Issuance so that the aggregate exercise price of the Second PIPE Warrants remain the same.

From November 23, 2013 through June 24 2014 (the “First PIPE”), the Company sold and issued to certain investors in a private placement units of the Company’s securities (“Units”), with each Unit consisting of one share of common stock and one warrant to purchase one share of common stock (the “First PIPE Warrant”) pursuant to a Subscription Agreement. In the First PIPE, the Company sold an aggregate of 954,000 Units for gross proceeds of $1,192,500.

The First PIPE Warrants have a term of 5 years and are exercisable at a per share price of $2.50. The First PIPE Warrants have full ratchet anti-dilution provisions and in the event of a subsequent sale of the Company’s securities after the last closing of the First PIPE at a price that is lower than the exercise price of the First PIPE Warrant (a “Lower Price Issuance”), the effective warrant exercise price of the First PIPE Warrants will be automatically reduced to be equal the product of the price of the securities sold in the Lower Price Issuance. In addition, the number of shares of common stock that can be issued under the First PIPE Warrants will be adjusted in the event of a Lower Price Issuance so that the aggregate exercise price of the First PIPE Warrants remain the same.

The above issuance of the Company’s securities were not registered under the Securities Act, and the Company relied on an exemption from registration pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act for such issuances.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference. These exhibits are included with this filing.

II-7

ITEM 17.	UNDERTAKINGS

 The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining the liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that it will:

(1)	for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2)	for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on November 29, 2016.

NANOFLEX POWER CORPORATION

By:	/s/ Dean L. Ledger
Dean L. Ledger
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Mark R. Tobin
Mark R. Tobin
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dean L. Ledger	Chief Executive Officer and Director	November 29, 2016
Dean L. Ledger	(Principal Executive Officer)

/s/ Mark R. Tobin	Executive Vice President and Chief Financial Officer	November 29, 2016
Mark R. Tobin	(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement by and among the Company and the underwriters named therein(*)
2.1	Share Exchange Agreement, dated September 24, 2013, between the Company and Global Photonic Energy Corporation (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Current Report on Form 8-K/A as filed with the SEC on November 25, 2013)
3.1	Articles of Incorporation of the Company, as filed with the Florida Department of State on January 28, 2013 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed with the SEC on March 15, 2013)
3.2	Amended and Restated Bylaws of the Company(**)
3.3	Articles of Amendment to Articles of Incorporation of the Company, as filed with the Florida Department of State on November 25, 2013 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed with the SEC on December 2, 2013)
4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 as filed with the SEC on February 11, 2014)
4.2	Form of Warrant issued pursuant to the Conversion of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
4.3	Form of Warrant issued pursuant to the Conversion of the Bridge Note (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
4.4	Form of Warrant issued pursuant to the Exchange of Warrant held by holders of Global Photonic Energy Corporation (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
4.5	Form of Option to Purchase Common Stock of the Company (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
4.6	Form of Warrant issued in the First PIPE (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K as filed with the SEC on April 10, 2015)
4.7	Form of Warrant issued in the Second PIPE (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K as filed with the SEC on April 10, 2015)
4.8	Form of Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on January 27, 2016)
4.9	Form of Subscription Warrant issued pursuant to the First Debenture (*)
4.10	Form of Conversion Warrant issued pursuant to the First Debenture (*)
4.11	Form of Subscription Warrant issued pursuant to the Second Debenture (*)
4.12	Form of Conversion Warrant issued pursuant to the Second Debenture (*)
4.13	Form of Subscription Warrant issued pursuant to the Third Debenture (*)
4.14	Form of Conversion Warrant issued pursuant to the Third Debenture (*)
4.15	Form of Warrant issued pursuant to Rescission Transactions (*)
4.16	Form of Warrant issued pursuant to Non-Convertible Notes (*)
4.17	Form of Representative’s Warrant (included in Exhibit 1.1) (*)
4.18	Form of Warrant Agency Agreement between the Company and VStock Transfer, LLC(**)
5.1	Opinion of Pryor Cashman LLP(**)
10.1	Form of Subscription Agreement between the Company and certain purchasers and schedule of purchasers setting forth the number of shares of the Company’s common stock purchased by each purchaser on September 24, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
10.2	2013 Company Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on September 30, 2013)
10.3	Employment Agreement between the Company and John D. Kuhns, as amended, dated October 22, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)
10.4	Employment Agreement between the Company and Dean L. Ledger, as amended, dated October 22, 2013 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)
10.5	Employment Agreement between the Company and Robert J. Fasnacht, as amended, dated October 22, 2013 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)
10.6	Research Agreement, dated May 1, 1998, between Global Photonic Energy Corporation and the University of Southern California (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Current Report on Form 8-K/A as filed with the SEC on November 25, 2013)
10.7	The University of Southern California Research Agreement, dated January 1, 2006, between Global Photonic Energy Corporation and the University of Southern California (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Current Report on Form 8-K/A as filed with the SEC on November 25, 2013)
10.8	Letter Agreement, dated as of April 16, 2009, among Princeton University, the University of Southern California, the Regents of the University of Michigan, and Global Photonic Energy Corporation (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)
10.9	Amended License Agreement, dated as of May 14, 1998, among Princeton University, the University of Southern California, and Global Photonic Energy Corporation (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)

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Exhibit Number	Description
10.10	Amendment No. 1 to the Amended License Agreement, dated May 15, 2006, among Princeton University, the University of Southern California, the Regents of the University of Michigan, and Global Photonic Energy Corporation (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K as filed with the SEC on November 25, 2013)
10.11	Research Agreement, dated December 20, 2013, between the Company and the University of Southern California (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on January 16, 2014)
10.12	Third Amendment to the Amended License Agreement, dated December 20, 2013, among Princeton University, the University of Southern California, the Regents of the University of Michigan, and Global Photonic Energy Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on January 16, 2014)
10.13	Subscription Agreement for the First PIPE, dated November 23, 2013 (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K as filed with the SEC on April 10, 2015)
10.14	Subscription Agreement for the Second PIPE, dated June 24, 2014 and as amended on February 23, 2015 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K as filed with the SEC on April 10, 2015)
10.15	Amendment to Consulting Agreement, dated as of November 4, 2015, between J. Norman Allen and the Company (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q as filed with the SEC on November 13, 2015)
10.16	Conversion Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on January 27, 2016)
10.17	Amendment to Employment Agreement with Robert J. Fasnacht, dated May 8, 2015 (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K as filed with the SEC on March 18, 2016)
10.18	Amendment to Employment Agreement with Dean L. Ledger, dated May 8, 2015 (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K as filed with the SEC on March 18, 2016)
10.19	Second Amendment to Employment Agreement with Dean L. Ledger dated October 21, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on October 26, 2016)
10.20	Employment Agreement with Mark Tobin, dated September 1, 2015 (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q as filed with the SEC on November 13, 2015)
10.21	Amendment to Employment Agreement with Mark Tobin, dated October 21, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on October 26, 2016)
10.22	Consulting Agreement, dated as of October 25, 2014, between J. Norman Allen and the Company (incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 as filed with the SEC on June 25, 2015)
10.23	Agreement, dated October 1, 2013, between Global Photonic Energy Corporation and Tobin Tao & Company, Inc. (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 as filed with the SEC on June 25, 2015)
10.24	Amendment to Tobin Tao & Company, Inc. 2013 Agreement, dated April 7, 2015, between the Company and Tobin Tao & Company, Inc. (incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 as filed with the SEC on June 25, 2015)
10.25	Research and License Letter Agreement, dated June 4, 2004, among Global Photonic Energy Corporation, Universal Display Corporation, the Trustees of Princeton University, Dr. Stephen R. Forrest, and Dr. Mark E. Thompson(*)
10.26	Office Lease Agreement, dated November 14, 2013, between the Company and DTR10, L.L.C.(*)
10.27	Indemnification Agreement, dated as of December 8, 2014, between the Company and Dean Ledger(*)
10.28	First Amendment to Research Agreement, dated August 8, 2016, the Company and the University of Southern California (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q as filed with the SEC on November 10, 2016)
10.29	Amendment No. 4 to Amended License Agreement, dated August 22, 2016, among Princeton University, the University of Southern California, the Regents of the University of Michigan, and the Company (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q as filed with the SEC on November 10, 2016)
10.30	Amendment to Independent Contractor Services Agreement, dated October 21, 2016, between the Company and Norman Allen (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q as filed with the SEC on November 10, 2016)
10.31	Roundtable Research Agreement, dated as of June 16, 2016, between the Company and the Regents of the University of Michigan (*)(***)
10.32	Amendment No. 1 to Roundtable Research Agreement, dated as of July 21, 2016 and effective as of June 16, 2016, between the Company and the Regents of the University of Michigan (*)
10.33	Roundtable Research Agreement, dated as of June 16, 2016, between the Company and the Regents of the University of Michigan (*)(***)
10.34	Amendment No. 1 to Roundtable Research Agreement, dated as of July 21, 2016 and effective as of June 16, 2016, between the Company and the Regents of the University of Michigan (*)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1 as filed with the SEC on February 11, 2014)
23.1	Consent of Malone Bailey, LLP(*)
23.2	Consent of Pryor Cashman LLP (see Exhibit 5.1)

*	Filed herewith.
**	To be filed by amendment.
***	Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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